As filed with the Securities and Exchange Commission on August 7, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARIEL WAY, INC.
(Name of registrant as specified in its charter)

Florida	6794	65-0983277
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Arne Dunhem
8000 Towers Crescent Drive		8000 Towers Crescent Drive
Suite 1220		Suite 1220
Vienna, VA 22182		Vienna, VA 22182
(703) 918-2430		(703) 918-2430
(Address and telephone number		(Name, address, and telephone
of principal executive offices)		number of agent for service)

Copy to:
Jay R. Schifferli, Esq.
Kelley Drye & Warren LLP
8000 Towers Crescent Drive
Suite 1200
Vienna, VA 22182
(703) 918-2300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐
If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common stock, par value $0.001 per share	199,570,307	$0.008	$1,596,562	$170.83

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the closing sell price as of August 4, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Preliminary Prospectus subject to completion, dated August 7, 2006

PROSPECTUS

ARIEL WAY, INC.

199,570,307 Shares of Common Stock

This Prospectus relates to the sale of up to 199,570,307 shares of our common stock held by certain stockholders or issuable upon exercise of certain warrants and conversion of certain convertible preferred shares held by the selling stockholders named on page 14 of this Prospectus and summarized below. The selling stockholders may sell the common stock offered under this Prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the common stock offered under this Prospectus at any time at market prices prevailing at the time of sale or at privately negotiated prices. We will not receive any proceeds from the sale of shares offered by the selling stockholders. All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of:

-
Cornell Capital Partners, L.P. (“Cornell Capital”) and Montgomery Equity Partners, LP, (“Montgomery Equity”) which in aggregate intend to sell up to an aggregate amount of 194,500,000 shares of common stock issuable upon the conversion of an aggregate of 160 Series A Preferred Shares issued pursuant to an Investment Agreement dated February 28, 2006.

-
Cornell Capital, which intends to sell up to an aggregate amount of 3,318,876 shares of common stock issued as a commitment fee in connection with a certain 2005 Standby Equity Distribution Agreement that has subsequently been terminated on February 28, 2006.

-	Michael H. Jordan, who intends to sell up to 251,431 shares of common stock acquired pursuant to an Independent Consulting Agreement dated August 16, 2004.

-
Other selling stockholders, who are former employees and shareholders of Enfotec, Inc., including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to an aggregate of 1,500,000 shares of common stock received by them in connection with our acquisition of Enfotec, Inc. on September 30, 2004.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “AWYI”. On August 4, 2006, the last reported sale price of our common stock was $0.008.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 4.

No underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering shall terminate on or before two years after the SEC first declares this Registration Statement effective. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.
-ii-

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is __________, 2006.

Our consolidated financial statements for the fiscal year ended September 30, 2005 were contained in our Annual Report on Form 10-KSB and our condensed consolidated financial statements for the fiscal quarter ended March 31, 2006 were contained in our Quarterly Report on Form 10-QSB that were filed with the Securities and Exchange Commission on January 17, 2006 and June 22, 2006, respectively. On February 2, 2005 we consummated an acquisition of Old Ariel Way, Inc. and adopted a September 30 fiscal year. Our annual audited financial statements have subsequently been as of a fiscal year ended September 30.
-iii-

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our Company and common stock being offered and the consolidated financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated by reference, including the “Risk Factors” beginning on page 9.

In this prospectus, “Ariel Way”, “we,” “us,” “our” and the “Company” refer to Ariel Way, Inc. and its subsidiaries unless the context otherwise requires.

Our Company

Overview of The Company

We are a technology and services company for multimedia and highly secure global communications solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries. Our multimedia communications solutions are provided by our 60%-owned subsidiary dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), and our technology development effort for highly secure telecommunications services is conducted through our subsidiary Enfotec, Inc., a Delaware corporation (“Enfotec”). We were initially named Netfran Development Corp., and we provided franchise Internet web site design and consulting services until, on February 2, 2005, when we acquired Ariel Way, Inc. (“Old Ariel Way”). Old Ariel Way was engaged in the development of highly secure global communications technologies. After the acquisition of Old Ariel Way, we ceased to conduct the franchise business we had previously conducted in order to concentrate solely on the development of the highly secure global communications technology business.

As of August 7, 2006, we market and sell our integrated multimedia services to customers who are global retail and finance-oriented services companies headquartered in the United Kingdom. We are focused on growing our current customer bases, developing and deploying solutions for Business Television (“BTV”), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless local networks.

On May 15, 2006, Loral Skynet Network Services, Inc. (“Loral Skynet”), the satellite capacity provider for dbsXmedia, terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services to its US customers. All affected US customers were notified of this fact in May, 2006. In addition, the management team of dbsXmedia for various reasons departed dbsXmedia and thus there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia in Frederick, Maryland are being vacated and operations as initially established by the initial management team have been terminated. The revenue for the dbsXmedia US operation as initially established will cease in July, 2006. Further, in consideration of a July 25, 2006 settlement agreement and general release with Loral Skynet, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and dbsXmedia and the Company may be a party to creditors claims. Also as a result, the diminished capacity by Loral Skynet for the dbsXmedia UK operation, may have an impact on the ability to provide continued services to dbsXmedia’s UK customers, and result in reduced revenue for the UK operation. Further reduction in UK revenues may result in a lack of dbsXmedia assets available in the UK to satisfy dbsXmedia creditors’ claims, as well.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a settlement agreement and general release (the “Settlement and Release”) with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

We intend to restructure through a new operational entity to the extent possible the dbsXmedia operation initially in the UK. If this becomes successful, we intend to likewise restart the operation for various US customers also through a new US based operational entity.

About Us

We were incorporated under the laws of Florida in January, 2000. Our principal executive offices are located at 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182 and our main telephone number at that address is (703) 918-2430. We maintain a corporate web site at www.arielway.com . We make available free of charge through our web site our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such material with or to the SEC. The contents of our web site are not a part of this report. The SEC also maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding various companies including Ariel Way, Inc.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:

-
Cornell Capital Partners, L.P. (“Cornell Capital”) and Montgomery Equity Partners, LP, (“Montgomery Equity”) which in aggregate intend to sell up to an aggregate amount of 194,500,000 shares of common stock issuable upon the conversion of an aggregate of 160 shares of Series A Preferred Shares issued pursuant to an Investment Agreement dated February 28, 2006.

-
Cornell Capital, which intends to sell up to an aggregate amount of 3,318,876 shares of common stock issued as a commitment fee in connection with a certain 2005 Standby Equity Distribution Agreement, that has subsequently been terminated on February 28, 2006.

-	Michael H. Jordan, who intends to sell up to 251,431 shares of common stock acquired pursuant to an Independent Consulting Agreement dated August 16, 2004.

-
Other selling stockholders, who were former employees and shareholders of Enfotec, Inc., including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to an aggregate of 1,500,000 shares of common stock received by them in connection with our acquisition of Enfotec, Inc. on September 30, 2004.

A more detailed description of each selling stockholder is provided on page 14 of this Prospectus. We are contractually obligated to register the shares held by certain selling stockholders pursuant to registration rights granted in connection with certain financings and acquisitions.

After the accompanying registration statement is declared effective by the Securities and Exchange Commission, the selling stockholders may sell in the public market up to all of the shares of common stock being registered in this offering.

Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Common Stock Offered
199,570,307 shares by selling stockholders (if we issue no other common stock, the number of shares being registered in this offering will represent approximately 83.7% of the total number of shares of common stock outstanding upon their issuance).

Offering Price	Market price

Common Stock Outstanding Before the Offering	38,386,943 shares (1)

Use of Proceeds	Ariel Way will not receive any proceeds from the shares offered by the selling stockholders.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”

Over-the-Counter Bulletin Board Symbol	“AWYI”

(1)	This number excludes 12,914,537 shares of common stock underlying outstanding options and warrants.

SUMMARY FINANCIAL INFORMATION

On February 2, 2005, we completed the acquisition of Old Ariel Way under the terms of the Share Exchange Agreement dated January 20, 2005. As a result of the share exchange transaction, the former shareholders of Old Ariel Way owned a substantial majority of our common stock, and thus the financial statements are based on Old Ariel Way’s operations which became ours and the business we formerly conducted under the name Netfran Development Corp. ceased. Our fiscal year also changed as a result of the transaction from December 31 to September 30. Old Ariel Way was formed on February, 2004, (“the Inception”), and financial statements are available from this date.

The information below should be read in conjunction with the full financial statements and the notes thereto set forth in this Prospectus. In management’s opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

The following information as of September 30, 2004 and 2005 and for the fiscal years then ended was taken from the audited financial statements appearing elsewhere in this filing. The following information as of March 31, 2006 and for the six-month periods ended March 31, 2005 and 2006 was taken from the unaudited financial statements appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. As a result of the share exchange transaction on February 2, 2005, the unaudited financial statements for the six-month periods ending on March 31, 2005 (unaudited) represent the financial statements for the operation of Old Ariel Way. Old Ariel Way acquired 100% of the development stage company Enfotec on September 30, 2004 and Enfotec now operates as our subsidiary. The financial statements for the six-month periods ended March 31, 2006 and 2005 include the operations of dbsXmedia and Enfotec.

	For the Year Ended September 30, 2004 (Audited)	For the Year Ended September 30, 2005 (Audited)	For the Six Months Ended March 31, 2005 (Unaudited)	For the Six Months Ended March 31, 2006 (Unaudited)
Statement of Operations Data:

Revenues	$41,000	$1,052,616	$—	$1,350,929
Cost of Revenues	—	(328,497)	—	(1,439,883)
Gross Profit	41,000	724,119	—	(88,954)
Operating Costs and Expenses	(144,273)	(2,851,635)	(713,304)	(1,470,780)

Operating Income (Loss)	(103,273)	(2,127,516)	(1,104,895)	(1,559,734)

Other Income (Expenses)	—	(173,562)	—	1,842

Minority Interests	—	(88,264)	—	—
Net Income (Loss) Applicable to Common Shares	$(103,273)	$(2,389,342)	$(1,104,895)	$(1,801,170)

Net Income (Loss) Per Share
Basic and Diluted	$(0.02)	$(0.07)	$(0.04)	$(0.05)

	September 30, 2004 (Audited)	September 30, 2005 (Audited)	March 31, 2006 (Unaudited)
Balance Sheet Data:

Assets
Cash and Cash Equivalents	$29,546	$122,640	$96,709

Total Current Assets	59,546	496,064	784,481

Property and Equipment - Net	8,675	204,650,	194,927

Total Non-Current Assets	509,468	260,221	—
Total Assets	$597,689	$960,935	$979,408

Liabilities
Total Current Liabilities	$174,962	$2,890,380	$3,016,792

Total Long-Term Liabilities	—	—	—

Total Liabilities	174,962	2,890,380	3,016,792

Minority Interests	—	(88,264)	—

Total Stockholders’ Equity	422,727	(1,841,181)	(2,037,384)
Total Liabilities and Stockholders’ Equity	$597,689	$960,935	$979,408

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could loose all or part of your investment.

Risks Related To Our Business

We have historically lost money and we expect losses will continue in the near term, which means that we may not be able to continue operations unless we obtain additional funding

We have historically lost money. In the year ended September 30, 2005 we had a net loss of ($2,389,342). For the year ended September 30, 2004, we sustained a net loss of ($103,273). We had for the six-month period ended on March 31, 2006 a net loss of ($1,801,170). At March 31, 2006 we had a working capital deficit of ($2,232,311). Future losses are likely to occur. Accordingly, we may experience liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations or that we will be able to raise or borrow adequate funds to execute our business plan and consummate any future acquisitions.

We have historically generated revenue which has not been adequate to support our full operation and this may continue in the future, which means that we may not be able to continue operations unless we can increase our generated revenue

We have generated revenue from operations; however, if we do not begin generating more revenue we may have to cease operations. At September 30, 2005, we had an accumulated deficit of ($2,492,615). We had for the six-month period ended on March 31, 2006 an accumulated deficit of ($4,293,785). In order to become profitable, we will need to generate revenues to offset our cost of providing our services and to cover general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future and ultimately, we may have to cease operations.

Our operating results are not possible to predict because we have limited operations. As a result, we cannot determine if we will be successful in our proposed plan of operation. Accordingly, we cannot determine what the future holds for our proposed plan of business. As such an investment in our business is extremely risky and could result in the entire loss of your investment.

We will need to raise additional capital to continue our operations and consummate any future acquisitions or we may be unable to fund our operations, promote our products or develop our technology

We have relied almost entirely on external financing to fund our operations and acquisitions to date. Such financing has historically come from a combination of borrowings from, and sale of common stock to, third parties and funds provided by certain officers and directors. Over the next two years we anticipate that we will need to raise additional capital to fund additional acquisitions and/or to fund operations. We anticipate that these additional funds will be in the range of $5 million to $50 million, depending on the pace and size of our acquisitions. We estimate that we will require at least $2,000,000 to fund our anticipated operating expenses for the next twelve months. On February 28, 2006, pursuant to an Investment Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, a Delaware limited partnership and Montgomery Equity Partners, Ltd., a Cayman Islands exempted Company (individually referred to as “Cornell Capital” and “Montgomery Equity” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers one hundred sixty (160) Series A Preferred Shares for a consideration consisting solely of the surrender of certain securities issued to Buyers to include the following securities previously purchased by Cornell Capital: (i) a 12% promissory note dated February 2, 2005 in the original principal amount $400,000 plus $52,000 of outstanding and accrued interest for a total amount due $452,000 and (ii) a 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of $500,000 plus $10,556 of outstanding and accrued interest for a total amount due of $510,556 and the following security previously purchased by Montgomery Equity: a 12% promissory note dated July 28, 2005 in the original principal amount of $600,000 plus $42,410 amount of outstanding and accrued interest for a total amount due of $642,410. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we will not be able to fund our operations and expansion, successfully promote our brand name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

A portion of our future revenue is dependent upon the success of long-term projects, which require significant up-front expense to us. We are dependent on external financing to fund our operations and the up-front costs. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver products on a timely basis could force us to curtail or cease our business operations.

We have a working capital deficit; we intend to attempt to raise additional capital to finance operations

We have relied on significant external financing to fund our operations. As of March 31, 2006, we had $96,709 cash on hand and our total current assets were $784,481 with a working capital deficit of ($2,232,311). We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing, we may be forced to curtail or cease our business operations. We estimate that we will require at least $2,000,000 to fund our anticipated operating expenses for the next twelve months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business, may result in a lower stock price and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our subsidiary dbsXmedia received a Notice of Default from Loral Skynet that could cause the entire business of dbsXmedia to fail

On April 21, 2006, our subsidiary dbsXmedia received a letter with a Notice of Default pursuant to Teleport Service Agreement (“the Agreement”) dated April 21, 2005 between dbsXmedia and Loral Skynet stating that dbsXmedia was in arrears with regard to payment for services rendered pursuant to the Agreement with Loral Skynet in the amount of $540,112

(the "Current Outstanding Debt"). dbsXmedias failure to pay the Current Outstanding Debt constitutes a material default under Section 3(b) of the Agreement. The letter served as written notice of payment past due and notice of a material default of the Agreement. Loral Skynet demanded that dbsxmedia effected immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia failed to pay the Current Outstanding Debt within three (3) business days of the date thereof, i.e, April 26, 2006, Loral Skynet had the right to terminate the Agreement upon delivery of written notice. dbsXmedia was not able to make the payments demanded by April 26, 2006. On May 1, 2006, our subsidiary dbsXmedia received a letter from Loral Skynet stating that dbsXmedia was in material default under Section 3.B. of the Agreement (i.e. failure to pay amounts due for services rendered pursuant to the Agreement). Loral Skynet stated that dbsXmedia had not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, the letter served as a written notice of termination of the Agreement and such termination was effective at May 15, 2006 (the "Termination Date"). Loral Skynet also stated that it intended to exercise any and all rights and remedies in respect of such default and termination available to Loral Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are reserved by Loral Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsXmedia to Loral Skynet in addition to the amount set forth in the Notice of Default. On May 8, 2006, our subsidiary dbsXmedia received a letter from Loral Skynet stating that dbsXmedia (“Debtor”) is in default under that certain Security Agreement, dated as of April 21, 2005, by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, LLC, granting a security interest in, among other things, pledged collateral. The outstanding balance due from Debtor to Secured Party, as of the date thereof was $2,620,842. Finally, by delivery of the letter and any action taken in connection therewith, Secured Party does not waive any of its rights or remedies under the Security Agreement and other agreements to which Debtor and Secured Party are parties, including, without limitation, the right to foreclose on additional collateral to satisfy a portion of the Balance.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received. Should a final settlement and general release not be reached with Loral Skynet, dbsXmedia will be forced to curtail or cease its business operations.

Our subsidiary dbsXmedia has received a Notice of Default from Loral Skynet that could cause Loral Skynet to demand payments from us under our parental guarantee on behalf of dbsXmedia that could cause our entire business to fail

On May 8, 2006, our subsidiary dbsXmedia was declared by Loral Skynet to be in default under that certain Security Agreement, dated as of April 21, 2005. The outstanding balance due from dbsXmedia as of May 8, 2006 was $2,620,842. On April 21, 2005, we agreed to issue a parental guarantee on behalf of dbsXmedia and its obligations to Loral Skynet. The parental guarantee to Loral Skynet as of May 8, 2006 was an aggregate of $1,500,000. Loral Skynet has as of July 20, 2006 not notified its intent to call on the guarantee, however, should Loral Skynet decide to do so, then we will not have adequate assets to provide for this guarantee, and we will be forced to curtail or cease our business operations.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received. Should a final settlement and general release not be reached with Loral Skynet, dbsXmedia will be forced to curtail or cease its business operations.

Our subsidiary dbsXmedia has terminated its US operations and dbsXmedia could become party to significant creditors claims

On May 15, 2006, Loral Skynet terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure for various reasons of the management team of dbsXmedia there was no longer any basis for the US operation of dbsXmedia and the US offices of dbsXmedia in Frederick, Maryland are being vacated and the US operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in July, 2006. Further, in consideration of a Settlement and Release with Loral Skynet dated July 25,

2006, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and we may be a party to creditors’ claims against dbsXmedia. Should a satisfactory settlement not be reached with Loral Skynet or if we become party to significant creditors’ claims against dbsXmedia, we may be forced to curtail or cease our business operations.

The UK operation of our subsidiary dbsXmedia may have to be curtailed and dbsXmedia could become party to significant creditors’ claims in the UK.

The diminished capacity by Loral Skynet for the UK operation, will have an impact on the ability to provide services to dbsXmedia’s UK customers, and result in reduced revenue for that operation. Further reduction in revenue will result in a lack of assets available in the UK to satisfy creditors’ claims in the UK against dbsXmedia and dbsXmedia will be forced to curtail or cease its UK business operations.

We are a technology company with a new and unproven enterprise services and technology model and a short operating history, which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment

We have only a limited operating history with our new business model upon which to base an evaluation of our current business and future prospects. Our limited operating history with the new business model makes an evaluation of our business and prospects very difficult. You must consider our business and prospects in light of the risks and difficulties we may encounter as a developing company with a revised and new business model in the rapidly evolving market for technology and services supporting the business of highly secure global communications. These risks and difficulties include, but are not limited to, the following:

-	our revised and new and unproven business and technology model;

-	a limited number of service offerings and risks associated with developing new services and product offerings;

-	the difficulties we may face in managing rapid growth in personnel and operations;

-	a failure of our physical infrastructure or internal systems caused by a denial of service, third-party attack, employee error or malfeasance, or other causes;

-	a general failure of satellite services and the Internet that impairs our ability to deliver our service;

-	a loss or breach of confidentiality of customer data;

-	the negative impact on our brand, reputation or trustworthiness caused by any significant unavailability of our service;

-	the systematic failure of a core component of our service from which it would be difficult for us to recover;

-	the timing and success of new service introductions and new technologies by our competitors;

-	our ability to acquire and merge subsidiaries in a highly competitive market; and

-	drastic changes in the regulatory environment that could have an adverse impact in the Telecommunications industry.

We may not be able to successfully address any of these risks or others. Failure to adequately do so could force us to curtail or cease our business operations.

Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to provide quality highly secure global communications solutions and technologies to our customers and to develop and ultimately provide services and sell various security appliances products. We have limited experience with our highly secure global communications solutions and technologies business and our success is largely dependent upon our ability to successfully integrate and manage any acquisitions we may consummate. If we are unable to sell our services and provide them efficiently, we will be forced to curtail or cease our business operations.

Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to resell their shares due to suitability requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

-	With a price of less than $5.00 per share;

-	That are not traded on a “recognized” national exchange;

-	Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

-
Of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline and you could lose your entire investment.

We have a new executive team and may not be successful in integrating the management teams of dbsXmedia and Enfotec which could adversely affect the leadership of Ariel Way, divert management time and adversely affect the business and results of operations

As a result of completion of our acquisition of Old Ariel Way on February 2, 2005, Mr. Arne Dunhem became our new Chairman, President and Chief Executive Officer. Mr. Dunhem served as the Chairman, President and Chief Executive Officer of Old Ariel Way since February 10, 2004. Failure to successfully integrate the management teams of the companies could divert management time and resources, which would adversely affect our operations. As of April 24, 2006, the Company had determined that it would not be able to continue its relationship with Ms. Voula Kanellias as its Chief Financial Officer. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel.

If we are not able to compete effectively in the highly competitive highly secure global communications solutions and technologies industries we may be forced to curtail or cease operations

Our ability to compete effectively with our competitors depends on the following factors, among others:

-	the performance of our products, services and technology in a manner that meets customer expectations;

-	the success of our efforts to develop effective channels of distribution for our products and services;

-	our ability to price our products and services that are of a quality and at a price point that is competitive with similar or comparable products and services offered by our competitors;

-	general conditions in the highly secure global communications solutions and technologies industries;

-	the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;

-	our ability to effectively compete with companies that have substantially greater market presence and financial, technical, marketing and other resources than we have; and

-
our ability to adapt to the consolidation of providers of highly secure global communications solutions and technologies with or into larger entities, or entry of new entities into the highly secure global communications solutions and technologies market, would likely result in greater competition for us.

If we are unable to successfully compete in our industry, we may be forced to curtail or cease our business operations.

Consolidations in the industry in which we compete could adversely affect our businesses to include a reduction or elimination of our proportionate share of those markets

The multimedia and highly secure global communications solutions and technologies industry has experienced consolidation of participants, and this trend may continue. If highly secure global communications solutions and technologies providers consolidate with companies that utilize technologies that are similar to or compete with our secure technology, our proportionate share of the emerging market for multimedia and highly secure global communications solutions and technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could cause us to curtail or cease our business operations.

We believe that our ability to compete successfully in the multimedia and highly secure global communications solutions and technologies market depends on a number of factors, including market presence; the adequacy of its member and technical support services; the capacity, reliability and security of its network infrastructure; the ease of access to and navigation of the capabilities provided by our solutions and technologies; our pricing policies, our competitors and suppliers; the timing of introductions of new services by us and our competitors; our ability to support existing and emerging industry standards; and industry and general economic trends. If any of these factors negatively impact us, we may be forced to curtail or cease our business operations.

Management and directors of Ariel Way have a significant percentage of the fully diluted number of common shares and such concentration of ownership may have the effect of delaying or preventing a change of control of Ariel Way.

Our management and directors beneficially own a significant percentage of our outstanding common stock, in an aggregate 36.5%, on a fully diluted basis. As a result, these management and director equity holders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from attempting to obtain control of us.

We may not be able to effectively protect our intellectual property rights which could harm our business by making it easier for our competitors to duplicate our services

We regard certain aspects of our products, processes, services and technology as proprietary. We intend to take steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

Enfotec has filed with the US Patent Office for protection of technologies related to highly secure telecommunication: Chain Packet Processing, CPP and Packet Signature Recognition, PSR, but patents may not be issued, and if issued, may not protect their intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm the business by making it easier for competitors to duplicate our services.

We own several Internet domain names, including www.arielway.com, www.dbsxmediainc.com and www.enfotec.net. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

Other parties may assert that our technology infringes on their intellectual property rights, which could divert management time and resources and possibly force us to redesign our technology

Services and technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

If we are unable to successfully develop the technology necessary for our services, solutions, products and processes, we will not be able to bring our services and products to market and may be forced to reduce or cease operations

Our ability to commercialize our services, solutions and products is dependent on the advancement of our existing technology. In order to obtain and maintain market share we will continually be required to make advances in technology and services. We cannot assure you that our research and development efforts will result in the development of such technology and services on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product and service development and cause us to reduce or cease operations. We cannot assure you that we will not encounter unanticipated technological obstacles, which either delay or prevent us from completing the development of our services, products and processes.

If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers

Our future success depends upon our ability to determine the needs of our customers and to design and implement services, technology products and highly secure global communications solutions and technologies that meet their needs in a cost efficient manner. If we are unable to successfully determine customer requirements or if our current or future services do not adequately satisfy customer demands, we will be forced to curtail or cease our business operations.

Our limited operating history with the new business model may impede acceptance of our technologies and services by medium-sized and large customers

Our ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of our technologies and services by various sized and type of businesses. Our efforts to sell to these customers may not be successful. In particular, because we are a relatively new company with a new business model and a limited operating history, these target customers may have concerns regarding our viability and may prefer to purchase critical services or hardware and/or software applications from one of our larger, more established competitors. Even if we are able to sell our services to these types of customers, they may insist on additional assurances from us that we will be able to provide adequate levels of service, which could harm our business and we may be forced to curtail or cease our business operations.

Our future financial performance will depend on the introduction and widespread acceptance of new features to, and enhanced editions of, our technologies and services

Our future financial performance will depend on our ability to develop and introduce new features to, and new editions of, our services and technologies. The success of new features and editions depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, the market for our technologies and solutions may be limited if prospective customers, particularly medium and large customers, require customized features or functions that are incompatible with our application delivery model. If we are unable to develop new features or enhanced editions of our technologies and solutions that achieve widespread levels of market acceptance or if prospective customers require customized features or functions, we will be forced to curtail or cease our business operations.

We may be dependent on third parties to complete certain services and projects with the risk of failure of the project if the third party does not adequately perform

A potential difficulty in completing certain services and projects could have a material adverse effect on our reputation, business and results of operations. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Any such project failure could force us to curtail or cease our business operations.

If we fail to develop our brand cost-effectively, our business may suffer

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing services and future solutions and technologies and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our markets develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services and technologies at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and we could be forced to curtail or cease our business operations.

Any failure to adequately expand our direct sales force will impede our growth

We expect to be substantially dependent on a direct sales force to obtain new customers, particularly medium and large enterprise customers, and to manage our customer base. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel, sales of our services will suffer and we could be forced to curtail or cease our business operations.

Sales to customers outside the United States expose us to risks inherent in international sales

Our sales outside the United States represent a significant portion of our total revenue. We intend to expand our domestic and international sales efforts. As a result, we will be subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. These risks and challenges include:

-	localization of our technologies and services, including translation into foreign languages and associated expenses;

-	laws and business practices favoring local competitors;

-	more established competitors with greater resources;

-	compliance with multiple, conflicting and changing governmental laws and regulations, including tax, privacy and data protection laws and regulations;

-	different employee/employer relationships and the existence of workers’ councils and labor unions;

-	different pricing environments;

-	difficulties in staffing and managing foreign operations;

-	longer accounts receivable payment cycles and other collection difficulties; and

-	regional economic and political conditions.

These factors could force us to curtail or cease our business operations.

We may not be able to keep up with rapid technological changes, which could render our services, solutions, technologies and processes obsolete

The multimedia and highly secure global communications solutions and technologies industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of services and products embodying new technologies and the emergence of new industry standards and practices that could render our existing services, technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our services and products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new services and products that we anticipate will be added to our marketplace. If we are unable to expand and upgrade our services, technology and systems, and successfully integrate new services, technologies or systems in the future, to accommodate such increases in a timely manner, we may be forced to curtail or cease our business operations.

We may not effectively manage the growth necessary to execute our business plan, which could adversely affect the quality of our operations and our costs

In order to achieve the critical mass of business activity that we believe is necessary to successfully execute our business plan, we must significantly increase our business operations through acquisitions in addition to increasing the number of strategic partners and customers that use our services, solutions and technologies. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. If we do not manage our growth effectively, we could be forced to curtail or cease our business operations.

We may not successfully execute or integrate acquisitions

Our business model is dependent upon growth through acquisition of other technology and communications solutions and multimedia providers. We intend to attempt to complete acquisitions that we anticipate will enable us to build our highly secure global communications solutions and technologies business. Acquisitions involve numerous risks, including the following:

-	Difficulties in integrating the operations, services, technologies, products and personnel of the acquired companies;

-	Diversion of management’s attention from normal daily operations of the business;

-	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

-	Initial dependence on unfamiliar partners;

-	Insufficient revenues to offset increased expenses associated with acquisitions; and

-	The potential loss of key employees of the acquired companies.

Acquisitions may also cause us to:

-	Issue common stock that would dilute our current shareholders’ percentage ownership;

-	Assume liabilities;

-	Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;

-	Incur amortization expenses related to certain intangible assets;

-	Incur large and immediate write-offs, and restructuring and other related expenses; or

Mergers and acquisitions of services and high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could force us to curtail or cease our business operations.

Our business depends upon the growth and maintenance of the global satellite, telecommunications and internet infrastructure

Our success will depend on the continued growth and maintenance of the global satellite, telecommunications and Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Satellite, telecommunications and Internet infrastructures may be unable to support the demands placed on it if the number of users continues to increase, or if existing or future users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of telecommunications and Internet usage as well as our ability to provide our solutions. Any failure of the Internet infrastructure could force us to curtail or cease our business operations.

Risks Related To This Offering

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses

If working capital or future acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of share of our common stock.

We may issue a substantial number of shares of our common stock without stockholder approval. Any such issuance of our securities in the future could reduce an investor’s ownership percentage and voting rights in us and further dilute the value of your investment.

New shareholders would experience significant dilution from the conversion of Series A Preferred Shares into common stock

The issuance of new shares of common stock pursuant to the conversion of one hundred sixty (160) shares of Series A Preferred Shares (the “Series A Preferred Shares”) that were purchased by Cornell Capital and Montgomery Equity on February 28, 2006, will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue as a result of the conversion. If our stock price is lower, then our existing stockholders would experience greater dilution.

If the selling stockholders sell part or all of their shares of common stock in the market, such sales may cause our stock price to decline

After the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission, the selling stockholders may sell in the public market up to all of the shares of common stock being registered in this offering. That means that up to 199,570,307 shares of common stock, the number of shares being registered in this offering, may be sold. Without taking into account any other issuance of common stock by us in the future, the number of shares being registered in this offering represents approximately 83.7% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

If the selling stockholders sell a material amount of common stock the significant downward pressure on the price of our stock caused by those sales could encourage short sales by third parties, which could contribute to the further decline of our stock price

The significant downward pressure on our stock price caused by the sale of a significant number of shares by the selling stockholders could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

The price you pay in this offering will fluctuate

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of common stock under this offering could result in a change of control

We are registering the resale of 199,570,307 shares of common stock in this offering. These shares represent approximately 80.0% of our authorized capital stock and would, upon issuance, represent approximately 83.7% of the then issued and outstanding common stock, if we do not issue any other shares of common stock. We anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence in an election of our directors.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder’s relationship to us and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following the table:

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering(1)	Shares to be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned After Offering

Cornell Capital Partners, L.P.	3,318,876(2)	8.7%	119,967,472	(2)	0%

Montgomery Equity Partners, LP	0	0%	77,851,404	(3)	0%

Michael H. Jordan	702,862	1.8%	251,431		*

Bob Bova	269,644	*	269,644		0%

Uros Janko	438,799	1.1%	438,799		0%

Viv Freke	269,362	*	269,362		0%

Ken Drewlo	252,909	*	252,909		0%

Seo O’Riordain	218,735	*	218,735		0%

Kevin Mun	50,552	*	50,552		0%

*	Less than 1%.
(1)
Applicable percentage of ownership is based on 38,386,943 shares of common stock issued and outstanding as of August 7, 2006, together with 12,914,537 options and warrants exercisable within 60 days of August 7, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The 3,318,876 shares were issued to Cornell Capital as a financing commitment fee under a 2005 Standby Equity Distribution Agreement, that subsequently has been terminated on February 28, 2006. We are registering in aggregate up to 119,967,472 shares of common stock to be resold by Cornell Capital. This includes an aggregate amount of up to 116,648,596 shares of our common stock issuable upon the conversion of an aggregate of 96 Series A Preferred Shares issued to Cornell Capital pursuant to an Investment Agreement dated February 28, 2006.

(3)
We are registering in aggregate up to 77,851,404 shares of our common stock to be resold by Montgomery Equity issuable upon the conversion of an aggregate of 64 Series A Preferred Shares issued to Montgomery Equity pursuant to an Investment Agreement dated February 28, 2006.

The following information contains a description of each selling stockholder’s relationship to us and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with us, except as follows:

Shares Acquired In Financing Transactions with Cornell Capital and Montgomery Equity

-
Cornell Capital Partners, L.P. Cornell Capital is the holder of an aggregate of 96 shares of Series A Preferred Shares for a total consideration of $962,556 as described under section “Series A Preferred Shares” on page 17 of this Prospectus. The Holders of Series A Preferred Shares shall have sole right and in their sole discretion the right to elect conversion as follow: Each share of Series A Preferred Shares held by Cornell Capital shall be convertible, at the option of the Holder thereof, at any time after the date of issuance of such share for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of $962,556 divided by the Conversion Price. The Conversion Price shall be equal to the lesser of at the option of the Holder either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

-
Montgomery Equity Partners, L.P. Montgomery Equity is the holder of an aggregate of 64 shares of Series A Preferred Shares for a total consideration of $642,410 as described under section “Series A Preferred Shares” on page 17 of this Prospectus. The Holders of Series A Preferred Shares shall have sole right and in their sole discretion the right to elect conversion as follow: Each share of Series A Preferred Shares held by Montgomery Equity shall be convertible, at the option of the Holder thereof, at any time after the date of issuance of such share for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of $642,410 divided by the Conversion Price. The Conversion Price shall be equal to the lesser of at the option of the Holder either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP. All investment decisions of Montgomery Equity are made by Robert D. Press.

There Are Certain Risks Related To Sales By Cornell Capital and Montgomery Equity

There are certain risks related to sales by Cornell Capital and Montgomery Equity, including:

-
The number of shares to be issued are based on the conversion of the Series A Preferred Shares as follows: The Conversion Price shall be equal to the lesser of at the option of the Holder either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP. As a result, the lower the stock price around the time Cornell Capital and Montgomery Equity are issued shares, the greater chance that Cornell Capital and Montgomery Equity get more shares. This could result in substantial dilution to the interests of other holders of common stock;

-
To the extent Cornell Capital and Montgomery Equity sell their common stock, the common stock price may decrease due to the additional shares in the market. Since Cornell Capital and Montgomery Equity has the option to convert their Series A Preferred Shares at a conversion price of either a fixed price of $0.10 per share or as a 5% discount to the market price of our common stock, this could allow Cornell Capital and Montgomery Equity, in case of a decrease in stock price, to sell greater amounts of common stock, the sales of which would further depress the stock price;

-
The significant downward pressure on the price of the common stock as Cornell Capital and Montgomery Equity sell material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

Shares Acquired By Michael H. Jordan and Other Selling Stockholders

-
Michael H. Jordan, an independent consultant, acquired a total of 300,000 shares of Old Ariel Way common stock pursuant to an Independent Consulting Agreement dated August 16, 2004. The shares were converted into an aggregate of 502,860 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. Mr. Jordan acquired on February 2, 2005, an additional 499,342 shares of common stock to for advisory services in connection with the acquisition transaction. Mr. Jordan intends to sell under this registration statement up to 251,431 shares of the shares acquired by him as of August 16, 2004. We are registering these shares in this offering.

-
Other selling stockholders, who are former employees and shareholders of Enfotec, including Bob Bova, Uros Janko, Viv Freke, Ken Drewlo, Seo O’Riordain and Kevin Mun, who intend to sell up to 1,500,000 shares of common stock that was issued to them in connection with the acquisition of Enfotec by Old Ariel Way on September 30, 2004.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and resold from time to time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering.

DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

CAPITALIZATION

The following table sets forth our total capitalization as of March 31, 2006.

March 31,
2006

Total liabilities	$3,016,792

Stockholders’ equity (deficit):
Preferred stock, 5,000,000 shares authorized (Different series may be established) Series A Convertible Preferred Stock, $1.00 par value; 165 shares authorized; 160 shares issued and outstanding	160
Common stock, $0.001 par value; 245,000,000 shares authorized and 38,386,943 issued and outstanding	38,386
Additional paid-in capital	2,217,955
Deficit accumulated	(4,293,785)
Total stockholders’ equity (deficit)	(2,037,384)
Total liabilities and stockholders’ deficit	$979,408

SERIES A PREFERRED SHARES

Pursuant to authority conferred upon the Board of Directors of Ariel Way, Inc. , a corporation organized and existing under the Florida Business Corporations Act, as amended, Ariel Way by the Articles of Incorporation of the Corporation, as in effect as of the date hereof, the Board of Directors of Ariel Way, by action duly taken by written consent in lieu of a meeting adopted resolutions creating a new series of one hundred sixty five (165) of certain Series A Preferred Shares par value $0.001 per share (the "Series A Preferred Shares"), par value $0.001 per share, out of Ariel Way’s previously authorized Preferred Stock, which resolutions remain in full force and effect on the date hereof and an issuance, to consist of one hundred sixty (160) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series A Preferred Shares, as follows.

Ariel Way filed on March 6, 2006 with the Florida Secretary of State a Certificate of Designation providing the terms and conditions of the Ariel Way Series A Preferred Shares.

The Holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Shares for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to Ten Thousand Thirty One Dollars and Four Cents  ($10,031.04)  per share of Series A Preferred Shares (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Shares held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

The Series A Preferred Shares shall have registration rights pursuant to a certain Investor’s Registration Rights Agreement dated the February 28, 2006.

In lieu of payment on the Maturity Date as outlined herein the Holders of Series A Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights, at any time and from time to time at their sole discretion, as follow (the "Conversion Rights"):

(a)    Each share of Series A Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company’s transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated February 28, 2006, for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by the Conversion Price. The Conversion Price shall be equal to, the lesser of at the option of the Buyers either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP.

(b)    At the Option of the Holders, if there are outstanding Series A Preferred Shares on February 28, 2008, each share of Series A Preferred Stock shall convert into shares of Common Stock at the Conversion Price then in effect on February 28, 2008.

(c)    Each share of Series A Preferred Shares automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

The Conversion Price of the Series A Preferred Shares as described above shall be adjusted from time to time pursuant to the terms and conditions of the Ariel Way Series A Convertible Preferred Stock.

A copy of the various supporting documents related to the Series A Preferred Shares were incorporated by reference to as exhibits under Item 9.01(c) to our Current Report on Form 8-K filed on March 6, 2006 (File No. 0-50051).

On February 28, 2006, pursuant to an Investment Agreement (the “Agreement”) by and between Ariel Way and Cornell Capital and Montgomery Equity (individually referred to as “Cornell Capital” and “Montgomery Equity” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers one hundred sixty (160) Series A Preferred Shares, to include an aggregate of 96 shares of Series A Preferred Shares to Cornell Capital and an aggregate of 64 shares of

Series A Preferred Shares to Montgomery Equity for a consideration consisting solely of the surrender of certain Prior Securities as defined below.

Cornell Capital has previously purchased from us the following securities: (i) a 12% promissory note dated February 2, 2005 in the original principal amount of Four Hundred Thousand Dollars ($400,000) plus Fifty Two Thousand Dollars ($52,000) of outstanding and accrued interest for a total amount due of Four Hundred Fifty Two Thousand Dollars ($452,000) and (ii) 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of Five Hundred Thousand Dollars ($500,000) plus Ten Thousand Five Hundred Fifty Six Dollars ($10,556) of outstanding and accrued interest for a total amount due of Five Hundred Ten Thousand Five Hundred Fifty Six Dollars ($510,556) (collectively referred to as the “Cornell Prior Securities”).

Montgomery Equity has previously purchased from us the following securities: a 12% promissory note dated July 28, 2005 in the original principal amount of Six Hundred Thousand Dollars ($600,000) plus Forty Two Thousand Four Hundred Ten Dollars and Ninety Six Cents ($42,410.96) amount of outstanding and accrued interest for a total amount due of Six Hundred Forty Two Thousand Four Hundred Ten Dollars and Ninety Six Cents ($642,410.96) (referred to as the “Montgomery Equity Prior Securities”).  (Collectively the “Cornell Prior Securities” and the “Montgomery Equity Prior Securities” are referred to as the “Prior Securities”).

All Prior Securites held by Cornell Capital and Montgomery Equity as defined above were cancelled on February 28, 2006 as a result of the sale of the Series A Preferred Shares to the Buyers. The 2005 Standby Equity Distribution Agreement with Cornell Capital was also terminated on February 28, 2006.

MARKET PRICE FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “AWYI.”

The following table sets forth the average high and low bid prices for the common stock for each calendar quarter since January 1, 2003, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Bid Price Per Share
	High	Low
2003
January 2003 - March 2003	$0.85	$0.45
April 2003 - June 2003	$1.15	$0.05
July 2003 - September 2003	$1.50	$0.05
October 2003 - December 2003	$1.25	$1.05

2004
January 2004 - March 2004	$1.25	$0.90
April 2004 - June 2004	$0.90	$0.06
July 2004 - September 2004	$1.04	$0.11
October 2004 - December 2004	$0.75	$0.10

2005
January 2005 - March 2005	$0.40	$0.18
April 2005 - June 2005	$0.35	$0.08
July 2005 - September 2005	$0.05	$0.02
October 2005 - December 2005	$0.12	$0.03

2006
January 2006 - March 2006	$0.06	$0.02
April 2006 - June 2006	$0.02	$0.01
July 2006 - August 4, 2006	$0.01	$0.01

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledges or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Ariel Way while such selling shareholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

LEGAL PROCEEDINGS

As of August 7, 2006, to our best knowledge, there are no material legal pending or threatened proceedings and we are not subject to any material action, suit, proceeding, claim, arbitration or investigation before any court or governmental agency.

MANAGEMENT

Our directors and executive officers and their ages as of August 7, 2006 are as follows:

Name	Age	Position
Arne Dunhem	56	President, Chief Executive Officer and Chairman of the Board
Leif T. Carlsson	63	Director

The following is a description of the background of our directors and executive officers.

Background Information

Arne Dunhem. Mr. Arne Dunhem, has served as our Chairman, President and Chief Executive Officer since February 2, 2005 and was the Chairman, President and Chief Executive Officer of Old Ariel Way from the founding of Old Ariel Way on February 10, 2004. Mr. Dunhem has over thirty years of executive management and engineering experience with large complex multinational corporations, large international organizations as well as early stage technology companies. He has over the years been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in international business, finance, management, information systems, network operations and engineering for both publicly traded and privately held corporations. Between February 2004 and February 2, 2005, Mr. Dunhem was the Chairman, President and CEO of Old Ariel Way, a company focused on the build-up of a publicly traded highly secure global communications solutions and technology company headquartered in the metropolitan Washington, D.C. area, USA. Between December 2003 and February 2004, Mr. Dunhem was a consultant providing executive management and merger and acquisition support services. Between January 2002 and November 2003, Mr. Dunhem was the Chairman, President and CEO of MobilePro Corp., a publicly traded technology company in Rockville, MD. He was instrumental in merging the private Neoreach, Inc., a development stage company developing third generation wireless modem and semiconductor systems, with the publicly traded MobilePro Corp. Between July 2001 and January 2002 Mr. Dunhem was working as a strategic business consultant and was in January 2002 hired by Neoreach, Inc. as its President & CEO. Mr. Dunhem was between November 1998 and June 2001 the Chairman & CEO of erbia, Inc., a U.S. domestic long-distance communications company which he led from its start-up phase through the sale of the operation to a U.S. publicly traded company. Prior to 2000, he was working between January 1998 and October 1998 as a strategic business consultant for various private companies. Between July 1993 and September 1997 he was the Chairman of Tele8 Kontakt AB, a Swedish nationwide start-up cell-phone operator and also between January 1993 and December 1997 the Chairman of Nordiska Tele8 AB of Sweden, an international long distance and local telephone services company. He took the company from its start-up phase through full operation and eventually the sale of both companies. Between May 1991 and January 1993 Mr. Dunhem was the President for CruiseComm, a company developing high-speed satellite communications for voice and data for large passenger cruise ships sailing in the Baltic Sea, the Mediterranean and in the Caribbean. Between September 1989 and April 1991 Mr. Dunhem was the Executive Vice President, Engineering & Operations of Comvik Skyport AB, a Swedish telecommunications company providing satellite and data communications services, now the European Tele2 telecommunications operator. During the period September 1978 through July 1989 Mr. Dunhem was with INTELSAT, Washington, D.C., an international satellite communications organization in a capacity growing from staff engineer to program manager where he had responsibilities for building-up some of the largest command, control and monitoring networks. He previously was with the Saab-Scania Aerospace Corporation and the Swedish Telecom. Mr. Dunhem earned his M.S. in 1974 in space telecommunications from Chalmers University of Technology, Sweden.

Leif T. Carlsson. Mr. Carlsson, who since February 2, 2005 has served as an independent Director of our Board and has served on Old Ariel Way’s Board since October 11, 2004, is a senior European executive who since 2003 has been working with Arrow Capital, a European Venture Capital firm based in Stockholm, Sweden. Mr. Carlsson has over the years been a President & CEO of a number of European corporations including during 2001 through 2002 with Scanfood AB, currently part of Swedish Meats AB. Prior to 2000, Mr. Carlsson worked during 1992 through 2000 with Scandic Hotels Europe AB, currently part of the global Hilton Hotel-Group; during 1990 through 1992 with FFV Aerotech AB and FFV Aerotech Ltd, currently part of the Saab Group and FL Schmidt; during 1988 through 1990 with the Kinnevik AB Group establishing Comvik Skyport/TELE2; and during 1974 through 1988 with the Nobel Industries AB, now AkzoNobel for several of their corporations. Comvik Skyport/TELE2 became in 1990 the second only private telecommunications company in Europe while telecommunications services in Europe were still dominated by government monopolies. Mr. Carlsson has been the executive  for a number of companies in several different countries including the U.S., the U.K., Sweden and in Asia and has also been on several different Board of Directors including IAHI, International Association of Holiday Inns, Inc., and Tele8, an American telecommunications operator active in Europe. Mr. Carlsson has through his corporate career been active on a global basis and has experience in the European corporate world. Mr. Carlsson earned his M.S. degree in 1969 in Civil Engineering from Chalmers University of Technology, Sweden and has completed several graduate studies in corporate finance, national economy and legal studies from the University of Uppsala, Sweden. Mr. Carlsson is a Swedish citizen and lives in Stockholm, Sweden.

Committees of the Board

The Board has four (4) standing committees: the Audit & Finance Committee, the Compensation Committee, the Governance Committee, and the Financing and M&A Committee. The functions of each of these committees and their members are specified below. The Board has determined that each director who serves on these committees, except for the Financing and M&A Committee, is “independent” as defined in Nasdaq Rule 4200(a)(15). All Committees of the Board have current vacancies and it is the intent of the Board to recruit at earliest opportunity additional directors of the Board.

The members of the committees are identified in the following table.

Director	Audit and Finance Committee	Compensation Committee	Governance Committee	Financing and M&A Committee
Leif T. Carlsson	Chair	Chair	Chair	Yes
Arne Dunhem	No	No	No	Chair

The Audit and Finance Committee is currently comprised of Mr. Carlsson and has vacancies. The Board has determined that one or more other members of the Audit and Finance Committee need to meet the definition of “audit committee financial expert” as defined by SEC regulations. The Audit and Finance Committee assists the Board in its oversight of our financial accounting, reporting and controls by meeting with members of management and our independent auditors. The committee has the responsibility to review our annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. In addition, the committee considers and approves the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit and Finance Committee reviews our accounting policies and internal controls. The Audit and Finance Committee has a written charter which was adopted on February 2, 2005.

  The Compensation Committee is currently comprised of Mr. Carlsson and has vacancies. The Compensation Committee recommends cash-based and stock compensation for executive officers of Ariel Way, administers the company’s stock option and makes recommendations to the Board regarding such matters. The Compensation Committee has a written charter which was adopted on February 2, 2005.

The Governance Committee is currently comprised of Mr. Carlsson and has vacancies. The Governance Committee is entrusted with responsibility for consideration and review of corporate governance matters in addition to its responsibilities for nominating candidates for membership to the Board. The Nominating and Governance Committee has a written charter which was adopted on February 2, 2005.

The Financing and M&A Committee is currently comprised of Messrs. Carlsson and Dunhem and has vacancies. The Financing and M&A Committee is entrusted with responsibility to assist the Board in carrying out its oversight responsibilities relating to certain financial matters affecting the Company. The Committee will have the authority to take all actions on behalf of the Board as the Committee or its Chairperson may from time to time determine to be consistent with its purpose and the Charter for the Committee. The Financing and M&A Committee has a written charter which was adopted on February 2, 2005.

Code of Ethics

Our Company has adopted a code of business conduct and ethics for its directors, officers and management employees. The Company’s Code of Ethics with Business Ethics and Conduct Policy was disclosed as part of the Company’s Form 10-KSB for the fiscal year ended December 31, 2003.

Change of Control Arrangements

Our 2003 Stock Incentive Plan provides that in the event of a change in control as defined in the plan, all outstanding options under the plan will immediately become exercisable 100% for each participant and the restrictions on any restricted stock issued under the Plan will cease.

Stockholders

As of August 7, 2006, we believe there were approximately 308 holders of record of our common stock.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.
Equity Compensation Plan Information

On February 11, 2003, the Board of Directors approved the Netfran Development Corp. 2003 Stock Incentive Plan under which employees, officers, non-employee directors and consultants are eligible to receive grants of stock options, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain, and reward such individuals. We have reserved a total of 600,000 shares of common stock under the 2003 Stock Incentive Plan. The Board of Directors administers the 2003 Stock Incentive Plan. Subject to the provisions of the 2003 Stock Incentive Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto. However, no option shall be exercisable more than ten years after the date of grant. Options shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee at grant.

We did not grant any options under our 2003 Stock Incentive Plan during the year ended September 30, 2005. Options that had been granted by us prior to February 2, 2005 and had not been exercized as of that date were cancelled pursuant to the Share Exchange Agreement dated January 20, 2005, between Netfran, Old Ariel Way and the shareholders of Old Ariel Way common stock.

The following table sets forth certain information, as of September 30, 2005, concerning securities authorized for issuance under the 2003 Stock Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	0	N/A	275,000
Equity compensation plans not approved by security holders (2)	9,860,097	$0.020	N/A
Total	9,860,097	$0.020	N/A

(1)	Includes 600,000 shares available for issuance under our 2003 Stock Incentive Plan, or Plan, all of which may be issued as stock options, restricted stock or stock bonuses.
(2)	Includes options to purchase 310,097 shares and warrants to purchase 9,550,000 shares outstanding as of September 30, 2005 that were issued by Ariel Way under non-plan options and warrants.

Ariel Way Non-Plan Option and Warrant Grants

We currently have no option grant outstanding which was granted under our 2003 Stock Incentive Plan. The remaining options and warrants outstanding were granted to individuals outside of any equity compensation plan adopted by us (“Non-Plan Grants”). As of September 30, 2005, of these Non-Plan Grants, warrants to purchase 2,750,000 shares were held by members of our board of directors and warrants to purchase 3,450,000 shares were held by executive officers of our Company. Warrants to purchase 4,500,000 shares were held by other individuals. Such Non-Plan Grants were made pursuant to the terms of option or warrant agreements, as applicable, with each such grant authorized by the board of directors of our Company. The Non-Plan Grants have not been approved by our stockholders.

DESCRIPTION OF BUSINESS

The Company

We are a technology and services company for multimedia and highly secure global communications solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries. Our communications solutions are provided by our 60% majority-owned subsidiary dbsXmedia, Inc., and our technology development effort for highly secure telecommunications services is conducted through our wholly-owned subsidiary Enfotec, Inc.. We were initially named Netfran Development Corp., and we provided franchise Internet web site design and consulting services until, on February 2, 2005 when we acquired Ariel Way, Inc. (“Old Ariel Way”) in a share exchange transaction. Old Ariel Way was engaged in the development of highly secure global communications technologies. After the acquisition of Old Ariel Way, we ceased to conduct the franchise business we had previously conducted in order to concentrate solely on the development of the highly secure global communications technology business.

dbsXmedia provides communication infrastructure and integrated multimedia services to corporations in the United Kingdom. dbsXmedia operates from offices in Plymouth, United Kingdom, providing solutions for Business Television (BTV), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless local networks. Digital signage includes technologies using LCD TV and plasma screens to deliver video based messaging directly to consumer audiences. Digital signage is an effective direct advertising method providing focused marketing for targeted audiences. Integrated multimedia services include music radio, video, and IP (Internet Protocol)-based file transfer for training/catalogs/point of sale integrated with other information to the clients.

On May 15, 2006, Loral Skynet, the satellite capacity provider for dbsXmedia, terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services to its US customers. All affected US customers were notified of this fact in May, 2006. In addition, the management team of dbsXmedia for various reasons departed dbsXmedia and thus there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia are being vacated and the US operations as initially established by the initial management team have been terminated. The revenue for the dbsXmedia US operation as initially established will cease in July 2006. Further, in consideration of a July 25, 2006 settlement agreement and general release with Loral Skynet, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and dbsXmedia and the Company may be a party to creditors claims. Also as a result, the diminished capacity by Loral Skynet for the dbsXmedia UK operation, may have an impact on the ability to provide continued services to dbsXmedia’s UK customers, and result in reduced revenue for the UK operation. Further reduction in UK revenues may result in a lack of dbsXmedia assets available in the UK to satisfy dbsXmedia creditors’ claims, as well.

We intend to restructure through a new operational entity and to the extent possible the dbsXmedia operation initially in the UK. If this becomes successful, we intend to likewise restart the operation for various US customers also through a new US operational entity.

We intend to launch through a restructured dbsXmedia our next generation of services in the last quarter of 2006. The new services are designed to give existing and new customers the ability to change from current broadcast technology called MPEG-2 to upgraded multimedia service technologies based on the IP technology. We believe that our ability to deliver these services over satellite, terrestrial DSL broadband and the emerging wireless standard called WiMAX will enable us to compete successfully in the retail digital signage market and the BTV industry. Interactive media provides retail satellite services, that are currently "dumb", meaning they do not allow the user/viewer to make real-time choices, to select content other than the "standard issue version". We believe this will permit personalized experience and better training because the addition of interactivity will allow users to control the content and therefore adapt it to their need or environment. dbsXmedia aims to achieve this over all our delivery mechanisms - satellite, terrestrial and local wireless.

Enfotec is a development stage company that is intended to design, manufacture and market high-speed security appliance solutions with a fully-integrated Linux operating system, which is an open-based operating system that integrates high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature hardware-based technology that delivers true wire-line data speed performance and high level of security. The Enfotec EN series of products are intended to be scalable while being easy to configure and manage. The EN series of products are also intended to enable third party software applications to be integrated, thus providing a flexible approach to data and telecommunications security. We believe that Enfotec’s products differentiate from other security appliances that require proprietary, expensive customized semiconductor chips, operating systems and computer data systems. Enfotec intends to design firmware and software technologies, for which we have filed patent disclosure documents with the US Patent Office, utilizes standard off-the-shelf components combined with the Linux operating system. We believe this provides customers with high performance in a non-proprietary, cost effective, hardware-based security appliance.

The Enfotec EN Series is intended to have product models that range from the EN5 to the EN500, where the product numbers delineate performance benchmarks as the VPN traffic throughput data speed in megabits per second. These models support data speeds up to a gigabit per second of firewall performance while simultaneously supporting 500 megabits per second of true 3DES-CBC VPN encryption, a description which is the industry standard encryption method used for data traffic over the Internet. These performance benchmarks are achieved with standard personal computer “PC” based hardware by utilizing Enfotec’s technologies, for which we have filed disclosure documents with the US Patent Office for protection of these technologies for highly secure telecommunication: Chain Packet Processing, “CPP” and Packet Signature Recognition, “PSR”. Enfotec’s CPP technology enables utilization of up to 97% of the capacity of the standard PC Internal data bus “PCI”, as in an ordinary desktop PC, versus the 40% of the capacity of the standard PCI that is generally seen in the industry. Enfotec’s PSR technology is a firmware algorithm that can check packet signature patterns at data speeds up to a gigabit per second. These differentiating technologies utilize other Enfotec firmware based intellectual property that can actually be upgraded in the same product model chassis. We believe that proprietary security appliances from other product providers do not provide this type of protection.

Competition

For our multimedia services through the restructured dbsXmedia, we believe our primary competitors include: GlobeCast, an operational division within France Telecom that has been proactive and successful with satellite services for BTV over the past two years, Convergent which we believe is the largest competitor in terms of revenue and specializes in interactive training to high tech industries and federal and local governments, and EchoStar, which is pursuing BTV largely due to the available satellite transmission capacity on its own satellites. Other significant competitors of which we are aware include Broadcast International and Inmedia, and British Telecom.

We believe that the restructured dbsXmedia can be competitive based on factors including price, service offering, installation service, maintenance support and engineering support.

For Enfotec, we believe our primary competitors to be various data security companies. As telecommunication networks become increasingly sophisticated and mission critical, we believe, the advent of true high-speed security alternatives becomes crucial for cost effective capacity scalable implementation strategies. The existing VPN/firewall companies that we believe dominate the technology and products are Cisco at the high-end capacity, Nortel and Nokia, both using the Checkpoint Firewall and Juniper Networks/Netscreen security solutions at the mid-range capacity, and Sonicwall, Enterasys, Alcatel and Watchguard at the low end capacity. For intrusion detection and prevention, companies such as Tipping Point, Network Associates and ISS offer specialized products for these solutions. Each company indicated has used various proprietary hardware and software technologies to penetrate these VPN markets. The primary product solution for this penetration is VPN and/or firewall. We believe that one compelling weakness for all these companies is the lack of performance achieved by any of these technologies.

Sales And Marketing

Our intent for the restructured dbsXmedia is to consolidate the existing client base and to develop certain targeted requests for proposals. We intend to focus our marketing to these select opportunities and the media for profile building. Subsequently, we intend to emphasize marketing of our retail products, again using targeted marketing. We envisage this stage requiring trade shows, demonstration periods and a quality blend of salesmanship with effective documentation.

Our sales and marketing strategy for our Enfotec technology is intended to be a mix of trade show event participation, a strong channel presence, and a high-visibility public relations campaign. Geographically, we believe that North America is the most important market with an estimated 50% of the world revenues, according to the research firm Infonetics, but the expanding European and Pacific Rim markets are also included in our initial strategy. Our Enfotec product line is intended to cut across different markets and customer types.

Research And Development

Our primary goal with the Enfotec research and development strategy is the engineering and manufacturing of products that maintain product line integrity. Our research and development is intended to be focused on the Enfotec products to provide the ability to be flexible in the design, identify multiple suppliers and manufacturers. Each product is intended to build on previous success, with standard components that can be assembled in different geographical locations. Our imperative is to streamline the flow of parts, process and production. Quality of the Enfotec product suite is the focus and main goal of the research and development and manufacturing teams.

Intellectual Property

We have filed disclosure documents with the US Patent Office on two technologies, Chain Packet Processing and Pattern Signature Recognition. These technologies are at the core of our Enfotec products. These are the enabling technologies that, we believe, allow us to perform at speeds better than proprietary platforms offered by our competitors while having an open system architecture at our core.

Enfotec filed Disclosure Documents with the US Patent Office for protection of:

-	Chained Packet Processing, “CPP”, with Patent Office Disclosure Document No. 528391; and

-	Packet Signature Recognition, “PSR” technologies, with Patent Office Disclosure Document No. 528389

We intend to actively pursue through research and development additional advanced intellectual properties in the area of global highly secure telecommunications and associated technologies and we intend to apply for protection of all intellectual properties with the US Patent Office.

Governmental Approvals

Our subsidiary dbsXmedia provides services using third party facilities such as Loral Skynet, who in turn have all necessary permits. Thus we believe that there is no need for any specific government approval for any of dbsXmedia’s services.

We do not believe that there is a need for any specific government approval for any of Enfotec’s products and for their highly secure technologies since these do not include any radio transmitters and do not radiate any radio frequency signals.

Enfotec has applied for and been approved for exportation licensing regarding its entire product line.

Employees

As of August 7, 2006, we employed 2 full-time or part-time employees and 7 consultants. We have no collective bargaining agreements with our employees. We anticipate that we will need additional people to fill administrative, sales and technical positions if we continue to be successful in raising capital to implement our strategic business plan.

Corporate History

Ariel Way, Inc. is a technology company and currently trades on the Bulletin Board under the stock symbol “AWYI”. The following is a brief history of Ariel Way.

We were initially named Netfran Development Corp., and we were incorporated in the State of Florida in January 2000 to market the Netspace Franchise System provided by Netvertise, Inc., a Florida company, as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered servicemark "NETSPACE". Our strategy was to support franchisees to assist small and medium size businesses to implement an effective Internet World Wide Web strategy. We had a total of 56 franchises in the United States and United Kingdom as of March 10, 2003. Our management also managed Netvertise, Inc. Between 2000 and end year 2004, substantially all of our revenues were derived from franchise operations, which included franchise fees, revenue sharing with franchisees, royalties based on gross retail revenues to the franchisees' customers, and advertising fees based on revenues generated by its franchisees. We anticipated that the revenues from ongoing royalties would rise as the franchisees established and built their businesses. We believed that sales of franchises would continue to generate the bulk of our revenues for several years, in view of the large part of the country where we had not sold franchises. Thereafter, when sales of franchises slow or decline, we would become more dependent on ongoing royalties from our franchisees. We supported the franchisees by advertising and training, but, ultimately, the level of revenues achieved from ongoing royalties from our franchisees were not adequate to sustain long-term operations.

In 2001, we filed with the SEC a registration statement relating to the distribution of 3,340,088 shares of our common stock to holders of record of Netvertise, Inc. common stock as of the close of business on July 18, 2001 (the "record date"). The registration statement was declared effective on October 31, 2002. The shares were distributed on the basis of one of our shares for every share of Netvertise, Inc. held on the record date. The shares of Netvertise being distributed represented 99% of our total outstanding shares and Netvertise owned none of our shares of common stock after the distribution. Our common stock began trading on the Over-The-Counter market on February 10, 2003, and was quoted on the Over-The-Counter Bulletin Board and initiated trading under the symbol “NFDV”.

On February 2, 2005 we acquired Old Ariel Way, Inc., a Delaware corporation, in exchange for the issuance by us of 33,289,434 shares of our common stock to the former stockholders of Old Ariel Way. The acquisition was made pursuant to the Share Exchange Agreement dated January 20, 2005, between Netfran, Old Ariel Way and the shareholders of Old Ariel Way common stock. Under the terms of the Share Exchange Agreement, each share of Old Ariel Way common stock outstanding immediately prior to the Effective Date was converted into 1.6762 shares of our common stock. Netfran’s outstanding common stock was not affected by the transaction. In addition to the common stock issued to the stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common stock equal to the number of Old Ariel Way common stock underlying the option or warrant immediately prior to the Effective Date multiplied by 1.6762 and the exercise price of each option or warrant issued by us equaled the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to the Effective Date divided by 1.6762.

In connection with the share exchange transaction on February 2, 2005, Old Ariel Way and Elliot Krasnow, who was our Chief Executive Officer until the Effective Time, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of our common stock to Old Ariel Way for $300,000. Old Ariel Way intends to retire the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the acquisition, Old Ariel Way borrowed $400,000 from Cornell Capital, one of the stockholders of Old Ariel Way (and now a stockholder of ours). On February 28, 2006, this loan was converted by us to 45.060 shares of our Series A Preferred Shares issued to Cornell Capital. In order to induce Cornell Capital to make the initial loan on February 2, 2005 to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On February 2, 2005, following the Effective Date of the share exchange transaction and our acquisition of Old Ariel Way, we ceased to conduct the Internet franchise business we had conducted prior to the Effective Date in order to concentrate solely development of its highly secure global communications business.

On February 2, 2005, in connection with the acquisition and pursuant to the Share Exchange Agreement dated January 20, 2005, all of our executive officers resigned and the executive officers of Old Ariel Way immediately prior to the Effective Date became our new executive officers.

On February 25, 2005 we filed with the Securities and Exchange Commission a Preliminary Information Statement and thereafter we filed a Definitive Information Statement on April 28, 2005 to inform the holders of record of shares of our common stock as of the close of business on February 23, 2005 (the “Record Date”), that our Board of Directors had recommended, and that the holders of a majority of our common stock as of such record date have approved, by written consent in lieu of a special meeting of stockholders dated February 23, 2005, the following corporate actions:

1.	Amending our Articles of Incorporation to change our name from “Netfran Development Corp.” to “Ariel Way, Inc.”; and
2.
Amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of our preferred stock, with all of the preferred stock to be “blank check” preferred stock. Our capital stock is described more fully below at “Description of Capital Stock”.

On February 19, 2005 we completed the acquisition of 60% of dbsXmedia, Inc., a Delaware corporation with offices initially in Maryland and United Kingdom. dbsXmedia provides satellite-based services for Business Television (BTV), digital signage, training and multimedia. We purchased from dbsXmedia 1,500 shares of its common stock, par value $0.001 per share. After this transaction dbsXmedia had 2,500 shares of common stock issued and outstanding out of which we own 60% and Zygot, LLC, which is owned by the management of dbsXmedia, became the minority 40% shareholder. dbsXmedia continued to operate under its previous name. As part of the purchase consideration (and related to the dbsXmedia acquisition described in the next paragraph), we delivered a commitment to the benefit of dbsXmedia in the form of a Conditional Guaranty, in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, initially having a total value of $3,000,000.

On April 21, 2005, dbsXmedia completed a transaction pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC, pursuant to which dbsXmedia purchased certain assets from Loral Skynet related to Business Television services and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired, part of the assets, Loral Skynet’s BTV client base in exchange for $400,000 in cash, 300,000 shares of our common stock, and dbsXmedia accepted a new contract for infrastructure support from Loral Skynet. dbsXmedia made and promised to make cash purchase price payments to Loral Skynet in three installments as follows: (i) $250,000 at the closing of the transaction and which has been paid, (ii) $75,000 on the first anniversary of the closing of the transaction, which has not yet been paid; and (iii) $75,000 on the second anniversary of the closing of the transaction. The $250,000 cash at closing was allocated from prepaid revenue transfered to dbsXmedia from Loral Skynet as part of the acquired assets. As part of the transaction, we delivered a commitment to the benefit of dbsXmedia in the form of a Conditional Guaranty in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, initially on April 21, 2005 having a total value of $3,000,000.

On May 26, 2005 we changed our name from Netfran Development Corp. to Ariel Way, Inc. and we changed our trading symbol from “NFDV” to the new symbol “AWYI”.

On February 28, 2006, pursuant to an Investment Agreement (the “Agreement”) by and between Ariel Way and Cornell Capital and Montgomery Equity (individually referred to as “Cornell Capital” and “Montgomery Equity” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers 160 Series A Preferred Shares, to include an aggregate of 96 shares of Series A Preferred Shares to Cornell Capital and an aggregate of 64 shares of Series A Preferred Shares to Montgomery Equity for a consideration consisting solely of the surrender of certain Prior Securities as defined below. Cornell Capital has previously purchased from us the following securities: (i) a 12% promissory note dated February 2, 2005 in the original principal amount of $400,000 plus $52,000 of outstanding and accrued interest for a total amount due of $452,000 and (ii) 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of $500,000 plus $10,556 of outstanding and accrued interest for a total amount due of $510,556 (collectively referred to as the “Cornell Prior Securities”). Montgomery Equity has previously purchased from us the following securities: a 12% promissory note dated July 28, 2005 in the original principal amount of $600,000 plus $42,410 amount of outstanding and accrued interest for a total amount due of $642,410 (referred to as the “Montgomery Equity Prior Securities”).  (Collectively the “Cornell Prior Securities” and the “Montgomery Equity Prior Securities” are referred to as the “Prior Securities”).

On February 28, 2006, all Prior Securites held by Cornell Capital and Montgomery Equity as defined above were cancelled as a result of the sale of the Series A Preferred Shares to Cornell Capital and Montgomery Equity. This included the 2005 Standby Equity Distribution Agreement with Cornell Capital, that also was terminated on February 28, 2006.

On April 21, 2006, our subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated April 21, 2005 (the “Agreement”) between dbsXmedia and Loral Skynet stating that dbsXmedia was in arrears with regard to payment for services rendered pursuant to the Agreement with Loral Skynet in the amount of $540,112 (the "Current Outstanding Debt"). dbsXmedias failure to pay the Current Outstanding Debt constituted a material default under Section 3(b) of the Agreement. The letter shall serve as written notice of payment past due and notice of a material default of the Agreement. Loral Skynet demanded that dbsxmedia effect immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia failed to pay the Current Outstanding Debt within three (3) business days of the date hereof, i.e, by April 26, 2006, Loral Skynet shall have the right to terminate the Agreement upon delivery of written notice. In such event, Loral Skynet shall avail itself of all remedies to which it is entitled, including, but not limited to, the assessment and collection of termination charges pursuant to Section 3 (Term and Termination) of the Agreement. Moreover, by delivery of the notice and any action taken in connection herewith, Loral Skynet does not waive its rights and remedies under the Agreement and any other agreements to which dbsXmedia and Loral Skynet are parties, including without limitation the right to collect amounts owed by dbsXmedia to Loral Skynet in addition to the amount set forth above.

On April 27, 2006, we reported in a Current Report on Form 8-K pursuant to Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers that as of April 24, 2006, the Company had determined that it would not be able to continue its relationship with Ms. Voula Kanellias as its Chief Financial Officer.

On April 27, 2006, we reported in a Current Report on Form 8-K pursuant to Item 8.01 Other Events that the Company’s subsidiary, dbsXmedia had entered into a three year contract, which commenced on July 1, 2005, with Avnet, Inc.

On April 28, 2006, we reported in a Current Report on Form 8-K pursuant to Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers that on April 24, 2006, Mr. Victor Halpert resigned from our Board of Directors as a result of a disagreement in the long term strategy of the Company.

As of May 1, 2006, the Company had commenced and is continuing a review of the financial records and operations of dbsXmedia. This review has revealed a number of activities and irregularities which are not consistent with good corporate operations and proper internal controls within dbsXmedia. The prior management and operating staff of dbsXmedia (other than two employees in Plymouth, UK) are no longer in place. Upon conclusion of the review and investigation the Company will determine the action to be taken.

On May 1, 2006, our subsidiary dbsXmedia received a letter from Loral Skynet stating: “Reference is hereby made to that certain Notice of Default Letter, dated April 21, 2006 (the "Notice of Default"), sent by Loral Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e. failure to pay amounts due for services rendered pursuant to the Agreement). Be advised that dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, the letter served as a written notice of termination of the Agreement and that such termination shall be effective on May 15, 2006 (the "Termination Date"). Be further advised that Loral Skynet intends to exercise any and all rights and remedies in respect of such default and termination available to Loral Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are hereby reserved by Loral Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsxmedia to Loral Skynet in addition to the amount set forth in the Notice of Default.”

On May 8, 2006, our subsidiary dbsXmedia (“Debtor”) received a letter from Loral Skynet (“Secured Party”) stating: “Debtor is in default under that certain Security Agreement, dated as of April 21, 2005, by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, LLC, granting a security interest in, among other things, the Collateral. The outstanding balance due from Debtor to Secured Party, as of the date hereof, is $2,620,842 (the "Balance"). Secured Party agreed to accept collateral in partial satisfaction of the Balance. Specifically, Secured Party shall accept the Equipment in satisfaction of $40,000 of the Balance and shall further reduce the Balance by $1 for each dollar that Secured Party recovers from your account debtors in connection with the AR. In addition, pursuant to Section 12 of the Agreement, Secured Party hereby requests that you send written notice to all account debtors and other persons obligated on any of the Customer Contracts (as defined in the Security Agreement) instructing that all future payments are to be made directly to Secured Party (to an account or financial institution named by Secured Party). If you fail to send such notices within thirty (30) days of the data hereof, the Secured Party shall prepare and send such notice on Debtor's behalf. If you have any objection to Secured Party's foregoing proposal, you must send Secured Party a signed, written statement of your objection within twenty (20) days of the date hereof. If Secured Party has not received a signed, written objection from you within the prescribed time period, you will be deemed to have consented to this proposal and will have no further right to object, and Secured Party will retain the Collateral in partial, satisfaction of the Balance, as described in this letter.”

The Company has and is, on behalf of dbsXmedia, in negotiations with Loral Skynet for a potential settlement between Loral Skynet, dbsXmedia and Ariel Way. As of July 20, 2006, no settlement has yet been reached.

On May 15, 2006, Loral Skynet terminated the US satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure of the management team there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia in Frederick, Maryland are being vacated and operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in July, 2006. Further, in consideration of the proposed Loral Skynet settlement, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and the Company may be a party to creditors’ claims. The diminished capacity by Loral Skynet for the UK operation, may have an impact on the ability to provide services to the UK customers, and result in reduced revenue for that operation. Further reduction in revenue may result in a lack of assets available in the UK to satisfy creditors’ claims, as well.

On May 30, 2006, the Company received an OTCBB Delinquency Notification from NASD as a result of the Company’s failure to file timely its quarterly report for the three-month period ended March 31, 2006. The Company filed on June 22, 2006 its quarterly report for the three-month period ended March 31, 2006.

On June 27, 2006, the Company was notified by NASD that the Company was in full compliance again and the Delinquency Notification from NASD was cancelled.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

History of Old Ariel Way

Old Ariel Way was formed in the State of Delaware as a Limited Liability Corporation on February 10, 2004 and focused on providing executive management and merger and acquisition services within the area of highly secure global communications services for government customers and global telecommunications operators and corporate enterprises. On September 23, 2004, Old Ariel Way converted from a limited liability company to a Delaware C-corporation and changed its name to “Ariel Way, Inc.”

On September 27, 2004, Old Ariel Way closed a transaction with the publicly traded Delaware corporation Market Central, Inc. “OTCBB:MKTE”, and issued to Market Central 2,000,000 shares of Old Ariel Way common stock pursuant to the terms of a Stock Purchase Agreement dated September 24, 2004. The purchase consideration had an aggregate value of $250,000, consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000.

On September 30, 2004, Old Ariel Way entered into an Agreement and Plan of Merger with Enfotec, Inc., a private Delaware company, pursuant to which a newly formed, wholly-owned subsidiary of Old Ariel Way merged into Enfotec. The merger was consummated on September 30, 2004. As a result of the merger, Enfotec became a wholly-owned subsidiary of Old Ariel Way. On September 30, 2004, Old Ariel Way issued 1,000,000 shares of its common stock to the holders of Enfotec’s common stock, with an additional 1,000,000 shares of Old Ariel Way’s common stock held in reserve for issuance to the Enfotec stockholders if Enfotec met certain revenue milestones as of July 15, 2005. On September 30, 2004 Old Ariel Way also issued to certain creditors of Enfotec, Inc. 200,000 shares of Old Ariel Way’s common stock pursuant to the terms of a settlement of certain liabilities of Enfotec.

On April 19, 2005 Old Ariel Way designated 2,000,000 shares of Old Ariel Way preferred stock as “Series A Redeemable Preferred Stock”. Each issued and outstanding share of Old Ariel Way Series A Redeemable Preferred Stock accrues a dividend from the original issue date equal to twelve percent (12%) of the original purchase price (which was $1.00 per share, as adjusted upon any stock split, reverse stock split, combination or recapitalization affecting the shares of Series A Redeemable Preferred Stock) per annum, which shall be payable when, as and if declared by the Old Ariel Way Board of Directors. Old Ariel Way shall not pay or declare any dividends on the Common Stock of Old Ariel Way unless the full accrued and unpaid dividends on the Series A Redeemable Preferred Stock described in this paragraph have been paid.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital all of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000. The equity provided by the sale of the Series A Preferred Stock enabled us to satisfy a closing condition of a transaction to acquire certain assets from Loral Skynet. These shares were redeemed by Old Ariel Way on August 10, 2005 for a redemption price of $2,074,301 including dividend and the preferred stock was returned to Old Ariel Way’s treasury. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

Description of Property

Our principal headquarters executive offices are located in approximately 900 square feet of office space at 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182. The term of the lease is on a month-to-month basis at a rent of

$2,100 per month including utilities. Our subsidiary dbsXmedia previously occupied approximately 2,800 square feet of office space at 411 Aviation Way, Frederick, Maryland. The term of the lease was five years at a rent of $5,350 per month including utilities that expires in April 2010. dbsXmedia also occupies approximately 2,950 square feet of office space at Plymouth, United Kingdom. The term of the lease is fifteen years at a rent of UK Pounds 4,490 per month including taxes that expires in 2015. Our subsidiary Enfotec, Inc. occupied a small office in Irvine, California on a month-by-month basis, at a nominal deferred charge.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following information should be read in conjunction with the financial statements of Ariel Way and the notes thereto appearing elsewhere in this filing. Statements in this Management’s Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements.”

The following is a discussion and analysis of our results of operations for the six-month period ended March 31, 2006 and 2005, and the fiscal years ended September 30, 2005 and 2004, our financial position at March 31, 2006, and the factors that could affect our future financial condition and results of operations. Historical results may not be indicative of future performance.

This discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this 10-KSB. Our consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). All references to dollar amounts in this section are in United States dollars.

Overview

We were formed in the State of Florida and incorporated in the State of Florida in January 2000 to market the Netspace Franchise System and began marketing of franchises in May 2000. The name of the Company was changed on May 23, 2005 from Netfran Development Corp. to Ariel Way, Inc.

We initially derived our revenues from franchise operations, up through February 1, 2005. Our revenues came from the initial sale of franchises and ongoing royalties from the sales of our franchisees. In 2004 and 2003 our revenue from sale of franchises exceeded our royalty revenues. There will be no further revenues earned from the sale of franchise or royalties since we have changed our business focus on February 2, 2005.

Upon completion of our acquisition of Ariel Way, Inc. on February 2, 2005, the business strategy, direction and focus of Old Ariel Way became our dominant operating focus. From February 2, 2005, we are focused on pursuing both acquisitions and strategic alliances to leverage our strategy of creating a technology and services company for highly secure global communications solutions and technologies. Our objectives are to create high margin revenues and shareholder value, expand our reach in the global market for highly secure global communications solutions and technologies and position us to play a more visible role in providing next generation highly secure communications solutions, products, services and technologies. Our initial activities were focused on our wholly owned subsidiary Enfotec, Inc. to design, manufacture and market high-speed security appliance solutions with a fully integrated Linux operating system, which is an open based operating system, that integrate high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature certain hardware-based technology that delivers true wire-line data speed performance and the highest level of security achievable.

We completed on February 19, 2005 the acquisition of 60% of dbsXmedia, Inc., a Delaware corporation, with the intent to acquire certain assets from Loral Skynet to provide proprietary business television services. On April 21, 2005 dbsXmedia completed a transaction pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC, pursuant to which dbsXmedia purchased Loral Skynet’s Business Television assets and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). After the acquisition, dbsXmedia provides communications infrastructure and integrated multimedia services to customers who are retail and finance-oriented services companies in the United Kingdom. dbsXmedia currently operates from in the United Kingdom, providing solutions for BTV, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks.

On May 1, 2006, our subsidiary dbsXmedia received a letter from Loral Skynet stating: “Reference is hereby made to that certain Notice of Default Letter, dated April 21, 2006 (the "Notice of Default"), sent by Loral Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e. failure to pay amounts due for services rendered pursuant to the Agreement). Be advised that dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, the letter served as a written notice of termination of the

Agreement and that such termination shall be effective on May 15, 2006 (the "Termination Date"). Be further advised that Loral Skynet intends to exercise any and all rights and remedies in respect of such default and termination available to Loral Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are hereby reserved by Loral Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsxmedia to Loral Skynet in addition to the amount set forth in the Notice of Default.”

On May 8, 2006, our subsidiary dbsXmedia (“Debtor”) received a letter from Loral Skynet (“Secured Party”) stating: “Debtor is in default under that certain Security Agreement, dated as of April 21, 2005, by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, LLC, granting a security interest in, among other things, the Collateral. The outstanding balance due from Debtor to Secured Party, as of the date hereof, is $2,620,842 (the "Balance"). Secured Party agreed to accept collateral in partial satisfaction of the Balance. Specifically, Secured Party shall accept the Equipment in satisfaction of $40,000 of the Balance and shall further reduce the Balance by $1 for each dollar that Secured Party recovers from your account debtors in connection with the AR. In addition, pursuant to Section 12 of the Agreement, Secured Party hereby requests that you send written notice to all account debtors and other persons obligated on any of the Customer Contracts (as defined in the Security Agreement) instructing that all future payments are to be made directly to Secured Party (to an account or financial institution named by Secured Party). If you fail to send such notices within thirty (30) days of the data hereof, the Secured Party shall prepare and send such notice on Debtor's behalf. If you have any objection to Secured Party's foregoing proposal, you must send Secured Party a signed, written statement of your objection within twenty (20) days of the date hereof. If Secured Party has not received a signed, written objection from you within the prescribed time period, you will be deemed to have consented to this proposal and will have no further right to object, and Secured Party will retain the Collateral in partial, satisfaction of the Balance, as described in this letter.”

On May 15, 2006, Loral Skynet Network Services, Inc. (“Loral Skynet”), the satellite capacity provider for dbsXmedia, terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services to its US customers. All affected US customers were notified of this fact in May, 2006. In addition, the management team of dbsXmedia for various reasons departed dbsXmedia and thus there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia are being vacated and operations as initially established by the initial management team have been terminated. The revenue for the dbsXmedia US operation as initially established will cease in July, 2006. Further, in consideration of a July 25, 2006 Settlement and Release with Loral Skynet, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and dbsXmedia and the Company may be a party to creditors claims. Also as a result, the diminished capacity by Loral Skynet for the dbsXmedia UK operation, may have an impact on the ability to provide continued services to dbsXmedia’s UK customers, and result in reduced revenue for the UK operation. Further reduction in UK revenues may result in a lack of dbsXmedia assets available in the UK to satisfy dbsXmedia creditors’ claims, as well.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

We intend to restructure through a new operational entity to the extent possible the dbsXmedia operation initially in the UK. If this becomes successful, we intend to likewise restart the operation for various US customers also through a new US operational entity.

  Other potential future acquisitions are intended to provide revenue to us and, to the extent they remain profitable, provide cash to fund development of our services for highly secure communications. We have been engaged in discussions with several companies for potential acquisition with the intent to continue to expand our strategy to provide additional solutions, products, services and technologies to the existing and future customer base, all with an intent to fit its business model and assist us in executing our business plan.

As of March 31, 2006, we have three business operating segments, which we operate and manage as strategic business units. Our three segments and their principal activities consist of the following:

Multimedia Services
Our integrated multimedia services segment is provided by dbsXmedia, Inc., with its subsidiary dbsXmedia, Ltd based in Plymouth, United Kingdom. dbsXmedia offers our customers a solutions for Business Television (BTV), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless local networks.

Technologies	Our high-speed security appliance technology development efforts are conducted by our wholly-owned subsidiary Enfotec, Inc.
Corporate
Our Corporate business segment serves as the holding company for our two revenue generating divisions: technology and multimedia services. The Corporate business segment functions as the strategic center for the operations of the fully consolidated entity.

We earned revenues from only one of the three business operating segments, namely the Multimedia Services segment, for the three months ended March 31, 2006 as described below:

	Three Months Ended March 31,
Business Operating Segment	2005	2006

Multimedia Services	$—	$744,854
Technologies	—	—
Corporate	—	—
Total Revenues	$—	$744,854

Critical Accounting Policies

We believe there have been no significant changes in our critical accounting policies during the current year as compared to what was previously disclosed in Management’s Discussion and Analysis or Plan of Operations included in our Annual Report on Form 10-KSB for the year ended September 30, 2005.

We consider the accounting policies related to revenue and related cost recognition, the valuation of goodwill and other intangible assets and the accounting for transactions related to our debt and equity financing activity to be critical to the understanding of our results of operations. Critical accounting policies include the areas where we have made what we consider to be particularly subjective or complex judgments in making estimates and where these estimates can significantly impact our financial results under different assumptions and conditions. We prepare our financial statements in conformity with U.S. generally accepted accounting principles. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates, judgments and assumptions affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the periods presented. Actual results could be different from these estimates.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board revised SFAS No. 123. The revision, referred to as SFAS 123R, was entitled “Share-Based Payment”. This revised pronouncement replaces SFAS 123 and supersedes APB No. 25, and its scope encompasses a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.

SFAS 123R requires that the compensation cost relating to share-based payment transactions be recorded in financial statements. For each transaction, compensation cost is to be measured based on the fair value of the equity or liability instrument issued. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition of compensation expense. In accordance with a recently-issued Securities and Exchange Commission rule, small business registrants will be allowed to implement SFAS No. 123R as of the beginning of the first annual period that begins after December 15, 2005. We currently expect that we will adopt SFAS No. 123R for the fiscal quarter ending December 31, 2006 since our fiscal year ends September 30, 2006. However, we recognize that SFAS No. 123R states that early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

Under SFAS No. 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The permitted transition methods include either retrospective or prospective adoption. Under the retrospective method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of SFAS No. 123R, while the retrospective methods would record compensation expense for all unvested stock options beginning with the first period presented. We are evaluating the requirements of SFAS No. 123R and expect that its adoption will have a material adverse impact on our consolidated financial position and consolidated results of operations including an increase in compensation expense for equity instruments issued to employees. We have not yet determined the method of adoption or the effect of adopting SFAS No. 123R, and we have not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures that have been provided in accordance with SFAS No. 123.

Recent Events

On February 28, 2006, we completed an agreement with Cornell Capital for the conversion of a $500,000 secured convertible debenture dated July 21, 2005 plus $10,556 of outstanding and accrued interest and a term note at $400,000 dated February 2, 2005 plus $52,000 of outstanding and accrued interest into an aggregate of 96 shares shares of our Series A Preferred Shares.

On February 28, 2006, we completed an agreement with Montgomery Equity for the conversion of a term note at $600,000 dated July 28, 2005 plus $42,410.96 of outstanding and accrued interest into an aggregate of 64 shares shares of our Series A Preferred Shares.

On February 28, 2006, we reached an agreement with Cornell Capital to terminate the 2005 Standby Equity Distribution Agreement.

On April 21, 2006, our subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated April 21, 2005 (the “Agreement”) between dbsXmedia and Loral Skynet stating that dbsXmedia was in arrears with regard to payment for services rendered pursuant to the Agreement with Loral Skynet in the amount of $540,112 (the "Current Outstanding Debt"). dbsXmedias failure to pay the Current Outstanding Debt constituted a material default under Section 3(b) of the Agreement. The letter shall serve as written notice of payment past due and notice of a material default of the Agreement. Loral Skynet demanded that dbsxmedia effect immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia failed to pay the Current Outstanding Debt within three (3) business days of the date hereof, i.e, by April 26, 2006, Loral Skynet shall have the right to terminate the Agreement upon delivery of written notice. In such event, Loral Skynet shall avail itself of all remedies to which it is entitled, including, but not limited to, the assessment and collection of termination charges pursuant to Section 3 (Term and Termination) of the Agreement. Moreover, by delivery of the notice and any action taken in connection herewith, Loral Skynet does not waive its rights and remedies under the Agreement and any other agreements to which dbsXmedia and Loral Skynet are parties, including without limitation the right to collect amounts owed by dbsXmedia to Loral Skynet in addition to the amount set forth above.

On May 1, 2006, our subsidiary dbsXmedia received a letter from Loral Skynet stating: “Reference is hereby made to that certain Notice of Default Letter, dated April 21, 2006 (the "Notice of Default"), sent by Loral Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e. failure to pay amounts due for services rendered pursuant to the Agreement). Be advised that dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, the letter served as a written notice of termination of the Agreement and that such termination shall be effective on May 15, 2006 (the "Termination Date"). Be further advised that Loral Skynet intends to exercise any and all rights and remedies in respect of such default and termination available to Loral Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are hereby reserved by Loral Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsxmedia to Loral Skynet in addition to the amount set forth in the Notice of Default.”

On May 8, 2006, our subsidiary dbsXmedia (“Debtor”) received a letter from Loral Skynet (“Secured Party”) stating: “Debtor is in default under that certain Security Agreement, dated as of April 21, 2005, by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, LLC, granting a security interest in, among other things, the Collateral. The outstanding balance due from Debtor to Secured Party, as of the date hereof, is $2,620,842 (the "Balance"). Secured Party agreed to accept collateral in partial satisfaction of the Balance. Specifically, Secured Party shall accept the Equipment in satisfaction of $40,000 of the Balance and shall further reduce the Balance by $1 for each dollar that Secured Party recovers from your account debtors in connection with the AR. In addition, pursuant to Section 12 of the Agreement, Secured Party hereby requests that you send written notice to all account debtors and other persons obligated on any of the Customer Contracts (as defined in the Security Agreement) instructing that all future payments are to be made directly to Secured Party (to an account or financial institution named by Secured Party). If you fail to send such notices within thirty (30) days of the data hereof, the Secured Party shall prepare and send such notice on Debtor's behalf. If you have any objection to Secured Party's foregoing proposal, you must send Secured Party a signed, written statement of your objection within twenty (20) days of the date hereof. If Secured Party has not received a signed, written objection from you within the prescribed time period, you will be deemed to have consented to this proposal and will have no further right to object, and Secured Party will retain the Collateral in partial, satisfaction of the Balance, as described in this letter. Finally, by delivery of the letter and any action taken in connection therewith, Secured Party does not waive any of its rights or remedies under the Agreement and other agreements to which Debtor and Secured Party are parties, including, without limitation, the right to foreclose on additional collateral to satisfy a portion of the Balance.”

On April 27, 2006, we reported in a Current Report on Form 8-K pursuant to Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers that as of April 24, 2006, the Company had determined that it will not be able to continue its relationship with Ms. Voula Kanellias as its Chief Financial Officer.

On April 27, 2006, we reported in a Current Report on Form 8-K pursuant to Item 8.01 Other Events that the Company’s subsidiary, dbsXmedia, Inc had entered into a three year contract, which commenced on July 1, 2005, with Avnet, Inc.

On April 28, 2006, we reported in a Current Report on Form 8-K pursuant to Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers that on April 24, 2006, Mr. Victor Halpert resigned from our Board of Directors as a result of a disagreement in the long term strategy of the Company.

The Company has commenced and is continuing a review of the financial records and operations of dbsXmedia. This review has revealed a number of activities and irregularities which are not consistent with good corporate operations and proper internal controls within dbsXmedia. The prior management and operating staff of dbsXmedia (other than two employees in Plymouth, UK) are no longer in place. Upon conclusion of the review and investigation the Company will determine the action to be taken.

On May 15, 2006, Loral Skynet terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure of the management team there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia in Frederick, Maryland are being vacated and operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in July, 2006. Further, in consideration of a July 25, 2006 Settlement and Release with Loral Skynet, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and the Company may be a party to creditors’ claims.

The diminished capacity by Loral Skynet for the UK operation, may have an impact on the ability to provide services to the UK customers, and result in reduced revenue for that operation. Further reduction in revenue may result in a lack of assets available in the UK to satisfy creditors’ claims, as well.

On May 30, 2006, the Company received an OTCBB Delinquency Notification from NASD as a result of the Company’s failure to file timely its quarterly report for the three-month period ended March 31, 2006. The Company filed on June 22, 2006 its quarterly report for the three-month period ended March 31, 2006.

On June 27, 2006, the Company was notified by NASD that the Company was in full compliance again and the Delinquency Notification from NASD was cancelled.

On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

Financial Condition and Changes in Financial Condition

The Six-Month Period Ended March 31, 2006 and 2005

Revenue and Expenses

Overall Operating Results:

The Company generated consolidated revenues of $1,350,929 through our Business TV operation in the six-month period ended March 31, 2006 compared with revenues of - $0 - in the corresponding period of the prior fiscal year.

Old Ariel Way was formed on February 10, 2004 with limited revenues and thus our revenues from operations were $41,000 in fiscal year 2004 ending September 30, 2004 . As stated above, as a result of the share exchange transaction consummated on February 2, 2005, the financial statements for the six-month period ended March 31, 2005 are based on Old Ariel Way’s operation which became Ariel Way’s and the business we formerly conducted under the name Netfran Development Corp. ceased.   Our fiscal year also changed as a result of the share exchange transaction from December 31 to September 30.

The business of our Company during the six-month period ended March 31, 2005 was still a development stage activity focused on research and development with no revenue generated. Upon the acquisition of the Business TV assets from Loral Skynet, we have brought our company to a revenue producing operation with a number of major multi-national corporations as customers.

For the six-month period ended March 31 , 2006 total cost of revenue was $1,439,883 compared to $-0- for the six-month period ended March 31 , 2005 while the total operating expenses were $1,470,780 compared to $713,304 for the six-month period ended March 31 , 2005. The cost of revenue includes the satellite service expenses charged by Loral Skynet.

On May 15, 2006, Loral Skynet terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure of the management team there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia are being vacated and operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in July, 2006. Further, in consideration of the a July 25, 2006 Settlement and Release with Loral Skynet, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and the Company may be a party to creditors’ claims. The diminished capacity by Loral Skynet for the UK operation, may have an impact on the ability to provide services to the UK customers, and result in reduced revenue for that operation. Further reduction in revenue may result in a lack of assets available in the UK to satisfy creditors’ claims, as well.

The major individual largest expense we had was the billing from Loral Skynet for satellite services at $150,000 per month, or $450,000 per quarter to our Business TV operation. Expenses for satellite services consist of broadcast service fees related to the use of Loral Skynet’s up-linking satellite earth station in Virginia and capacity charges relate to the use of transponder capacity on Loral Skynet’s satellite system. As a result of the termination by Loral Skynet of the satellite capacity for dbsXmedia’s US customers, the expense for these services will be reduced to nil after August 2, 2006 when the services to the dbsXmedia customers in the UK will also be terminated.

We bill our customers for equipment sale and three kinds of services; sale of on-site equipment, installation services, maintenance service fees, and transponder capacity charges. Our maintenance expenses increase because of growth of our Business TV operation and increased billing to us from our sub-contractor providing maintenance in both the US and the UK on an outsourced basis for the Business TV operation.

As of March 31, 2006 we had $96,709 in cash and cash equivalents compared to $6,728 as of March 31, 2005 since there was only limited operation during fiscal year 2004. As of March 31, 2006, our accounts payable and accrued expenses were $2,508,923.

Operating and Net Losses

The Company generated a net loss of ($1,801,170) for the six-month period ended March 31 , 2006 and a net loss of $1,104,895 for the six -month period ended March 31 , 2005.

As of March 31, 2006 we had accumulated ($4,293,785) in operating losses that may, on a limited basis, be offset against future taxable income. There are limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the ownership as a result of our stock exchange transaction on February 2, 2005 of the now wholly-owned Old Ariel Way subsidiary. No tax benefit has been reported in the financial statements.

Liquidity and Capital Resources

Net cash provided by operating activities was $12,494 for the six-month period ended March 31, 2006 compared with ($932,002) net cash used by operating activities for the six-month period ended March 31, 2005.

As of March 31, 2006 , there was a Stockholders’ Deficit of ($2,037,384) compared with March 31, 2005, Stockholders’ Equity of $45,130. At March 31, 2006, the company had a negative working capital balance of (current assets minus current liabilities) of approximately ($2,232,311) compared with at March 31, 2005 with a negative working capital balance of approximately ($597,927).

The largest major payment has been for satellite services from Loral Skynet at $150,000 per month. We have since December, 2005, been engaged in negotiations with Loral Skynet for a settlement by deferring payments of liabilities by our subsidiary dbsXmedia for satellite services in an aggregate of $1,274,000 as at March 31, 2006. This amount is included in the financial statements as presented by us under “Accounts payable and accrued expenses”. As a result of the termination by Loral Skynet of the satellite capacity for dbsXmedia’s US customers, the expense for these services will be reduced to nil after August 2, 2006 when the services to the dbsXmedia customers in the UK will also be terminated. On July 25, 2006, the Company, on behalf of dbsXmedia, had reached a Settlement and Release with Loral Skynet. The Settlement and Release provides that both the outstanding balance due from dbsXmedia to Loral Skynet of $2,620,842.50 and the parental guarantee to the benefit of Loral Skynet by Ariel Way at $1,500,000 on behalf of dbsXmedia will be cancelled and terminated, effective upon payment to Loral Skynet of the Settlement Payment in an aggregate of $200,000. The closing of the Settlement and Release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

On September 30, 2004, Old Ariel Way, which we acquired on February 2, 2005, entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. The 2005 Standby Equity Distribution Agreement provided, generally, that Cornell would purchase up to $50 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the 2005 Standby Equity Distribution Agreement would be priced at a 4% discount of the lowest volume weighted average price of the common stock as reported by Bloomberg LP during the five consecutive trading days after we give notice to Cornell that we wish to sell stock to them. In connection with the 2004 Standby Equity Distribution Agreement, on September 30, 2004, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The issuance of the shares was valued at $1,128,600, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act. The 2005 Standby Equity Distribution Agreement was terminated on February 28, 2006, as part of an Investment Agreement with Cornell Capital.

On September 30, 2004, Old Ariel Way entered into a Securities Purchase Agreement and issued a convertible debenture to Cornell Capital in the original principal amount of $500,000. The convertible debenture was amended on July 21, 2005. The convertible debenture accrues interest at a rate of 5% per year and is due and payable on September 29, 2006. At our option, we have the right to redeem a portion or all outstanding convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture is convertible at the holder’s option any time up to maturity at the fixed conversion price (the “Conversion Price”) in effect on any Conversion Date to be equal to Thirty Cents ($0.30), which may be adjusted pursuant to the other terms of the convertible debenture. Except after an event of default, as set forth in the convertible debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of our outstanding shares of common stock.

On February 2, 2005 Old Ariel Way borrowed $400,000 from Cornell Capital. The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005. On February 10, 2005, Cornell Partners agreed to extend the due date for a $400,000 promissory note dated February 2, 2005 from its original due date of May 31, 2005 to a new due date of February 28, 2006. Cornell Capital is not a controlling stockholder of Old Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On July 28, 2005, we borrowed $600,000 from Montgomery Equity. We received $240,000 of this amount on July 28, 2005 and we received the remaining $360,000 on August 10, 2005. The loan bears interest at the rate of 12% per annum and was initially due and payable on January 28, 2006. On February 10, 2005, Montgomery Equity agreed to extend the due date for a $600,000 promissory note dated July 28, 2005 from its original due date of January 28, 2006 to a new due date of February 28, 2006. On July 28, 2005 we issued to Montgomery Equity a warrant to purchase 1,000,000 shares of our common stock that is exercisable for a period of three (3) years at an exercise price per share of $0.025. The warrant shares shall have “piggy-back” and demand registration rights. Montgomery Equity is not a controlling stockholder of Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party.

Note 4, Debenture Payable, discloses that the Company on February 28, 2006 entered into an Investment Agreement that converted certain Prior Securities, including the above promissory notes, at a total amount of $ 1,604,966 into 160 shares of Series A Preferred Shares.

If our revenue from operations and various financing raised are not sufficient to implement our business plan, we will be required to raise money from other sources. Other sources of funds may not be available or may be available only on terms that are unfavorable to us. If we are unable to raise sufficient funds, the implementation of our Plan of Operation will be delayed and we might need to cease operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Going Concern Statement

Our Company and its subsidiaries’ consolidated financial statements have been prepared on the basis that it will continue as a going concern, which contemplates the realization of asset values and the satisfaction of liabilities in the normal course of business. Certain conditions indicate that the Company may be unable to continue as a going concern:

-	The Company reported net losses of ($1,416,009) and ($653,602) for the three-month period ended March 31, 2006 and 2005.

-	Net cash used by our Company's operating activities was $12,494 and ($932,002) for the six-month period ended March 31, 2006 and 2005.

-	At March 31, 2006, stockholder's equity was ($2,037,384) and included an accumulated deficit of ($4,293,785).

-	At March 31, 2006 there was working capital deficit of ($2,232,311).

-
The closing of the dbsXmedia US offices, notification to customers of the termination of services by Loral Skynet, the elimination of the revenue and costs from that operation, and the elimination of all staff at the site.

-
The restructuring of the dbsXmedia UK services for its UK customers into a new operating entity that may not be successful and that the UK customers may not accept to continue the services from dbsXmedia UK through a new operating entity.

We do not expect positive cash flow from operations for the fiscal year 2006, and will require additional funding to cover expected negative cash flows until end fiscal year 2006.

Our ability to continue as a going concern is dependent upon increasing our revenues and gross profit margins to cover cost of revenues and other operating expenses, generating positive cash flows from operations, obtaining debt or equity capital to fund expected negative operating cash flows and returning the Company to profitable operations. In this connection, we have adopted the following operating and management plans to in order to provide positive cash flow from operations end fiscal year 2006:

-	Expand and develop our Business TV business with existing customer base and additional contract for new services.

-	Continue to develop and expand our digital signage business through targeted marketing initiatives in both the US and Europe.

-	Continue overall cost and expense control and adoption of efficient service and equipment roll-out approaches resulting in improved gross profits and reduced operating expenses.

-	Expand operation and revenue base through an aggressive acquisition program of profitable companies with operation and services with synergy to our current operation.

-
Develop strategic partnerships with major companies in the area of secure wireless communications supporting the Company’s strategy. This strategic initiative is believed to provide increased revenues and result in reduced operating expenses.

-	Develop strategic partnerships with major companies providing content and advertising services for the Company’s digital signage operation roll-out.

-	Restructuring of the dbsXmedia UK services for its UK customers into a new operating entity and encouraging its UK customers to continue the services from dbsXmedia UK through a new operating entity.

-	The Company converted its promissory notes payable and convertible debentures at an aggregate total amount of $ 1,604,966 to preferred stock on February 28, 2006.

-	Raise additional capital.

Although the results of these actions cannot be predicted with certainty, management believes that if the Company can continue to increase its revenues and gross profit margins, reduce expenses, and can obtain additional debt or equity financing to fund the negative cash flow from operations in 2006, the Company has the ability ultimately to return to profitability.

The Fiscal Years Ended September 30, 2005 and 2004

Revenue and Expenses

Overall Operating Results:

Our revenues from operations were $1,052,616 in fiscal year 2005 ending September 30, 2005. Old Ariel Way was formed on February 10, 2004 with limited revenues and thus our revenues from operations were $41,000 in fiscal year 2004 ending September 30, 2004. As stated above, as a result of the share exchange transaction consummated on February 2, 2005, the financial statements for the fiscal year ended September 30, 2005 are based on Old Ariel Way’s operation which became Ariel Way’s and the business we formerly conducted under the name Netfran Development Corp. ceased. Our fiscal year also changed as a result of the share exchange transaction from December 31 to September 30.

Our total fiscal year 2005 ending on September 30, cost and expenses were $3,180,132 compared to $144,273 for fiscal year 2004, i.e. from inception on February 10, 2004 through September 30, 2004.

As of September 30, 2005 we had $122,640 in cash and cash equivalents compared to $29,546 as of September 30, 2004 since there was only limited operation during fiscal year 2004. As of September 30, 2005, our accounts payable and accrued expenses were $1,390,380.

Operating and Net Losses

We had a net loss of $2,389,342 for the fiscal year ended September 30, 2005 and we had a net loss of $103,273 for the fiscal year ended September 30, 2004, which was from inception on February 10, 2004 through September 30, 2004.

 As of September 30, 2005 we had accumulated $2,492,615 in operating losses that may, on a limited basis, be offset against future taxable income. There are limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the ownership as a result of our stock exchange transaction on February 2, 2005 of the now wholly-owned Old Ariel Way subsidiary. No tax benefit has been reported in the financial statements.

Liquidity and Capital Resources

Net cash used by operating activities was $1,081,254 for the fiscal year ended September 30, 2005 compared with $454 for the fiscal year ended September 30, 2004, i.e. from inception on February 10, 2004 through September 30, 2004 since there was only limited operation during fiscal year 2004.

As of September 30, 2005 we had a total Stockholders’ Deficit of $1,841,181 compared with September 30, 2004, when we had a total Stockholders’ Equity of $422,727. At September 30, 2005, we had a net loss in working capital (current assets minus current liabilities) of approximately $2,394,316 compared with at September 30, 2004 when we had a net loss in working capital (current assets minus current liabilities) of approximately $95,416.

On September 30, 2004, Old Ariel Way, which we acquired on February 2, 2005, entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. This new 2005 agreement was terminated on February 28, 2006. In connection with the 2004 Standby Equity Distribution Agreement, on September 30, 2004, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The issuance of the shares was valued at $1,128,600, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On February 28, 2006, we completed an agreement with Cornell Capital for the conversion of a $500,000 secured convertible debenture dated July 21, 2005 plus $10,556 of outstanding and accrued interest and a term note at $400,000 dated February 2, 2005 plus $52,000 of outstanding and accrued interest into an aggregate of 95,958 shares shares of our Series A Preferred Shares. On February 28, 2006, we completed an agreement with Montgomery Equity for the conversion of a term note at $600,000 dated July 28, 2005 plus $42,410.96 of outstanding and accrued interest into an aggregate of 64 shares shares of our Series A Preferred Shares. On February 28, 2006, we had an agreement with Cornell Capital to terminate the 2005 Standby Equity Distribution Agreement with Cornell Capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Going Concern Statement

The Company and its Subsidiaries’ consolidated financial statements have been prepared on the basis that it will continue as a going concern, which contemplates the realization of asset values and the satisfaction of liabilities in the normal course of business. Certain conditions indicate that the Company may be unable to continue as a going concern:

-	The Company reported net losses of $2,389,342 and $103,273 for the year and period ended September 30, 2005 and 2004.

-	Net cash used by the Company's operating activities was $1,081,254 and $454 for the years ended September 30, 2005 and 2004.

-	At September 30, 2005, stockholder's equity was $(1,841,181) and included an accumulated deficit of ($2,492,615).

-	At September 30, 2005 there was working capital deficit of $2,394,316.

-	The Company had gross profit margins of $724,119 and $41,000 for the years ended September 30, 2005 and 2004.

The Company expects positive cash flow from operations end fiscal year 2006, however, the Company will require additional funding to cover expected negative cash flows until end fiscal year 2006.

The Company's ability to continue as a going concern is dependent upon increasing its revenues and gross profit margins to cover cost of revenues and other operating expenses, generating positive cash flows from operations, obtaining debt or equity capital to fund expected negative operating cash flows and returning the Company to profitable operations. In this connection, the Company has adopted the following operating and management plans to in order to provide positive cash flow from operations end fiscal year 2006:

-	Expand and develop its Business TV business with existing customer base and additional contract for new services.

-	Continue to develop and expand its digital signage business through targeted marketing initiatives in both the US and Europe.

-	Continue overall cost and expense control and adoption of efficient service and equipment roll-out approaches resulting in improved gross profits and reduced operating expenses.

-	Expand operation and revenue base through an aggressive acquisition program of profitable companies with operation and services with synergy to its current operation.

-
Develop strategic partnerships with major companies in the area of secure wireless communications supporting the Company’s strategy. This strategic initiative is believed to provide increased revenues and result in reduced operating expenses.

-	Develop strategic partnerships with major companies providing content and advertising services for the Company’s digital signage operation roll-out.

-	Negotiate with creditors including Cornell Capital in order to convert current debt to equity to significantly improve the Company’s working capital deficit.

-	Raise additional capital.

Although the results of these actions cannot be predicted with certainty, management believes that if the Company can continue to increase its revenues and gross profit margins, reduce expenses, and can obtain additional debt or equity financing to fund the negative cash flow from operations in 2006, the Company has the ability ultimately to return to profitability.

Plan Of Operation

We were formed in 2000 under the name Netfran Development Corp. to market the Netspace Franchise System provided by Netvertise, Inc., a Florida company, as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered servicemark "NETSPACE". Our initial strategy was to support franchisees to assist small and medium size businesses to implement an effective Internet World Wide Web strategy. We had a total of 56 franchises in the United States and United Kingdom as of March 10, 2003. Our management also managed Netvertise, Inc. Between year 2000 and end year 2004, substantially all of our revenues were derived from franchise operations, which included a franchise fee, in an identified territory, revenue sharing with franchisees, and on-going royalties based on gross retail revenues to the franchisees' customers, and advertising fees of revenues generated by its franchisees. We anticipated that the revenues from ongoing royalties would rise as the franchisees established and built their businesses. We believed that sales of franchises would continue to generate the bulk of our revenues for several years in view of the large part of the country where we had not sold franchises. However, when sales of franchises slow or decline we would become more dependent on ongoing royalties from our franchisees. We supported the franchisees by advertising and training but the level of revenues achieved from ongoing royalties from our franchisees were not adequate to sustain long-term operation.

Upon completion of our acquisition of Old Ariel Way on February 2, 2005, the business strategy, direction and focus of Old Ariel Way became our dominant operating focus. In February 2005, we also decided to further pursue a strategy of acquiring profitable companies providing solutions, services and technologies in the area of highly secure global communication. From February 2, 2005, we focused through our wholly owned subsidiary Enfotec, Inc. in the design, manufacture and marketing of high-speed security appliance solutions with a fully integrated Linux operating system, which is an open based operating system, that integrate high-performance Virtual Private Network, “VPN”, firewall, intrusion detection, anti-virus and management in a single network appliance. Enfotec’s “EN” Security Appliance and “CSA” Custom Security Appliance products feature certain hardware-based technology that delivers we believe, true wire-line data speed performance and with high level of security.

After the change of our business strategy on February 2, 2005, we subsequently also completed the acquisition of the start-up company dbsXmedia, Inc. and established satellite business TV services as a new line of business through this subsidiary. Through dbsXmedia, we provide communication infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia's executive management has over 25 years of experience in the video and transmission industry. dbsXmedia operates from offices in Frederick, Maryland and Plymouth, United Kingdom, providing solutions for Business Television (BTV), digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks. Digital signage includes technologies using LCD TV and plasma screens to deliver video based messaging directly to consumer audiences. We believe digital signage is an effective direct advertising method providing individually targeted marketing. Integrated multimedia services include music radio, video, and IP (Internet Protocol)-based file transfer for training/catalogs/point of sale integrated with other information to the clients.

At the time of its acquisition by Old Ariel Way, the Enfotec subsidiary had filed disclosure documents with the US Patent Office on two technologies, Chain Packet Processing and Pattern Signature Recognition. These technologies are at the core of our Enfotec products. These are the enabling technologies that, we believe, allow us to perform at speeds better than proprietary platforms offered by our competitors while having an open system architecture at our core.

We are pursuing both acquisitions and strategic alliances to leverage our strategy of creating a technology and services company for highly secure global communications solutions and technologies. Our objectives are to create high margin revenues and shareholder value, expand our reach in the global market for highly secure global communications solutions and technologies and position us to play a more visible role in providing next generation highly secure communications solutions, products, services and technologies.

In order to implement our overall business plan including both the full development of the business of our Enfotec and dbsXmedia operations and planned acquisition opportunities, we intend to attempt to raise at least $5,000,000 over the next 12 months in order to fund:

-	Expenses associated with acquisitions of companies;

-	Investment in laboratory facilities including test and simulation equipment;

-	Acquisition or licensing of certain intellectual property related to the development of highly secure communications technology and software development technology;

-	Compensation for employees and consultants;

-	Legal and accounting fees and other general administrative overhead;

-	General working capital purposes

In addition, we may need additional funds if we use a greater percentage of cash rather than stock in connection with future acquisitions.

New Accounting Pronouncements

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB’s new rules on asset impairment supersede SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” and portions of Accounting Principles Board Opinion 30, “Reporting the Results of Operations.” This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company’s results of operations or financial position.

  In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 amends FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting”, to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company’s results of operations or financial position. (See Note 10)

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in APB No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The adoption of SFAS No. 123R will not have any affect on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The Company does not have manufacturing operations or goods held for resale and does not expect the adoption of SFAS No. 151 to have any impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29.” SFAS No. 153 amends APB Opinion No. 29, “Accounting for Non-monetary Transactions.” The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, APB No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have a material impact on the Company’s financial position or results of operations.

Inflation

Our monetary assets, consisting primarily of cash and receivables, and our non-monetary assets, consisting primarily of intangible assets and goodwill, are not affected significantly by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect our operations. However, the rate of inflation affects our expenses, such as those for employee compensation and costs of network services, which may not be readily recoverable in the price of services offered by us.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended September 30, 2005, 2004 and 2003, paid to our most highly compensated executive officers. No officer earned over $100,000 in such fiscal year. We had no written employment contract with Mr. Elliot Krasnow who was the Chief Executive Officer from the inception of the Company until February 2, 2005. Mr. Arne Dunhem became the Chief Executive Officer, President and Chairman on February 2, 2005. We had no written employment agreement with Mr. Dunhem during the fiscal year ended September 30, 2005.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
						Securities
						Underlying
				Other	Restricted	Options
				Annual	Stock	LTIP	All Other
	Year	Salary	Bonus	Compensation	Award(s)	Payouts ($)	Compensation

Elliot Krasnow	2005	—	—		—	—	$0
(Until February 2, 2005)	2004	—	—		—	—	$0
Chief Executive Officer	2003	$75,000	—		50,000	40,000	$0

Arne Dunhem	2005	$0	—	$11,000	—	—	$0
(After February 2, 2005)	2004	$0	—	$0	—	—	$0
Chief Executive Officer,	2003	$0	—	$0	—	—	$0
President and Chairman

Anand Kumar	2005	$0	—	$11,000	—	—	$0
(After February 2, 2005 and through	2004	$0	—	$0	—	—	$0
November, 2005) Executive Vice	2003	$0	—	$0	—	—	$0
President (Director until June 6, 2005)

Voula Kanellias	2005	$0	—	$30,000	—	—	$0
(After February 2, 2005 and through	2004	$0	—	$0	—	—	$0
March, 2006) Chief Financial Officer	2003	$0	—	$0	—	—	$0

(1)
Mr. Dunhem, Mr. Kumar, and Ms. Kanellias each joined Ariel Way during the Fiscal Year ended September 30, 2005. No formal employment agreements were provided besides a right to be granted warrants as described below. As of August 7, 2006 Mr. Kumar, and Ms. Kanellias are no longer with the Company.

(2)	The amounts listed represent the fair market value of the stock on the date of grant.
(3)
As a result of the Netfran Stock Exchange Agreement dated February 2, 2005, all issued and outstanding warrants to purchase shares of Old Ariel Way Stock were exchanged for warrants to purchase shares of our common stock, at a ratio of 1.6762 shares of our common stock for each share of Ariel Way Stock, and the exercise price of each such warrant was adjusted to equal the existing exercise price divided by 1.6762.

(4)	Mr. Dunhem, Mr. Kumar, and Ms. Kanellias each received during 2004, Old Ariel Way Warrant Agreements to receive a right to warrants of Old Ariel Way common stock. As a result of the Netfran Stock Exchange Agreement consummated February 2, 2005, warrants to acquire Old Ariel Way common stock were exchanged to warrants of our common stock. Mr. Dunhem, Mr. Kumar, and Ms. Kanellias each after an amendment dated March 21, 2005 to their respective year 2004 Old Ariel Way Warrant Agreements and after the warrant exchange received warrants to purchase 1,150,000 shares of our common stock at an exercise price of $0.010 per share (the “Warrant Shares”) to vest as follows: (i) 60,000 Warrant Shares shall vest monthly each month after February 2, 2005 during the term of an agreement or immediately if their involvement with our Company is terminated without cause or for good reason or due to a change in control, sale of a majority of our common stock or substantially all of the assets of the Company or merger of the Company into or with another company (unless such company is less than fifty percent (50%) of the size (measured by market value) of the Company) or reverse merger with another company; and (ii) 430,000 Warrant Shares will vest immediately upon the Company achieving a $20 million market cap for ten (10) consecutive trading days and a price per share of not less than $0.50. As of August 7, 2006 Mr. Kumar, and Ms. Kanellias are no longer with the Company.

Option/SAR Grants in Last Fiscal Year
(Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
Arne Dunhem (1)	1,150,000	N/A	$0.01	3/20/15
Anand Kumar (1)	1,150,000	N/A	$0.01	3/20/15
Voula Kanellias (1)	1,150,000	N/A	$0.01	3/20/15

(1)	The vesting provisions of each of the above listed options or warrants are provided above.

Aggregated Option Exercises In Last Fiscal Year And Fiscal
Year-End Option Values

The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options and warrants as of the fiscal year ended September 30, 2005 by our executive officers listed in the Summary Compensation Table above.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2005 (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at September 30, 2005 (1) Exercisable/Unexercisable
Arne Dunhem	0	$0	480,000 /670,000	$12,000 / $16,750
Anand Kumar	0	$0	480,000 /670,000	$12,000 / $16,750
Voula Kanellias	0	$0	480,000 /670,000	$12,000 / $16,750

(1)
The value of unexercised in-the-money options at fiscal year end is calculated using the last sale price of $0.025 per share as of September 30, 2005, the last trading day of fiscal year 2005 as reported on the OTC Bulletin Board, less the applicable exercise price.

Compensation Of Directors

We have an arrangement pursuant to which our independent Directors are compensated for services provided as Directors. In addition to an individual grant of warrants to purchase shares of our common stock in connection with the Director’s agreement to serve on our Board of Directors, we also compensate the independent Directors for each Board meeting attended with $500 in cash. The Board will review compensation arrangements for subsequent years.

On August 22, 2005, in connection with his agreement to serve on our Board of Directors, we granted Mr. Leif T. Carlsson a warrant to purchase 1,600,000 shares of our common stock, at an exercise price of $0.025 per share. This Warrant shall vest as follows: (i)  533,333 Warrant Shares shall vest and has vested, on August 22, 2005; and (ii) 44,444 Warrant Shares shall vest monthly each of the first Twenty Four (24) months during Mr. Carlsson’s engagement as a Director on the Company’s Board of Directors or immediately if Mr. Carlsson’s engagement as a Director is terminated without cause or for good reason or due to a change in control, sale of a majority of the common stock or substantially all of the assets of the Company or merger of the Company into or with another company (unless such company is less than fifty percent (50%) of the size (measured by market value) of the Company) or reverse merger with another company. When Mr. Carlsson in September, 2004, joined the Board of Directors of Old Ariel Way, he was granted 180,000 options to purchase shares of Old Ariel Way common stock, which vested on October 11, 2004 and had an exercise price of $0.125 per share. These options were on February 2, 2005 converted to an aggregate of 310,097 options to purchase shares of our common stock at an exercice price of $0.073.

2003 Stock Incentive Plan

On February 11, 2003, the Board of Directors approved the Netfran Development Corp. 2003 Stock Incentive Plan under which employees, officers, non-employee directors and consultants are eligible to receive grants of stock options, thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain, and reward such individuals. We have authorized a total of 600,000 shares of common stock under the 2003 Stock Incentive Plan with a total of 275,000 shares of common stock remaining under the plan for future issuance. The Board of Directors administers the 2003 Stock Incentive Plan. Subject to the provisions of the 2003 Stock Incentive Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto. However, no option shall be exercisable more than ten years after the date of grant. Options shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee at grant.

We did not grant any options under the 2003 Stock Incentive Plan during the fiscal year ended September 30, 2005.

Indemnification

As permitted by the provisions of the General Corporation Law of the State of Florida, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of us, if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests. Any such person may be indemnified against expenses, including attorneys’ fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, we maintain liability insurance on behalf of our officers, directors, employees and agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Employment Agreements

Ariel Way does currently not have any employment agreements with any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

As of August 7, 2006, other than the directors and executive officers, Market Central, Inc. and Cornell Capital Partners, LP, as identified in the table below, to our knowledge no person owned beneficially more than five percent (5%) of our common stock.

Directors and Executive Officers

The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table above, beneficial owners of 5% or more of our common stock and by all directors and executive officers as a group as of August 7, 2006. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of August 7, 2006 we had 38,386,943 shares of common stock outstanding.

		Shares to be
		Beneficially	Percent
Name and Address	Title of Class	Owned (1)	of Class(1)
Elliot Krasnow (2) c/o Netvertise, Inc. 2801 N.E. 208th Terrace, 2nd Floor Miami, FL 33180	Common Shares	1,270,340	3.3%
Arne Dunhem (3) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and warrants)	14,359,159	35.9%
Anand Kumar (4) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	5,533,374	13.3%
Voula Kanellias (5) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	2,348,585	7.5%
Leif T. Carlsson (6) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Options and Warrants)	1,332,314	3.4%
Magdy Battikha 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	3,463,826	8.7%
Aziz Bennani 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	2,228,585	5.7%

Market Central, Inc. (7) 1650A Gum Branch Road Jacksonville, NC 28540	Common (Shares)	3,352,400	8.8%
Loral Skynet Network Services, Inc. 500 Hills Drive P.O. Box 701 8 Bedminster, NJ 07921	Common (Shares and Warrants)	3,300,000	8.0%
Cornell Capital Partners, LP (8) 101 Hudson Street Suite 3700 Jersey City, NJ 07302	Common (Shares and Warrants)	3,318,876	8.7%
Officers and Directors as a Group (2 Persons)		15,513,697	36.5%

*	Less than 1%.
(1)
Applicable percentage of ownership is based on 38,386,943 shares of common stock outstanding as of August 7, 2006, together with applicable options, warrants and convertible securities for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days from August 7, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Elliot Krasnow resigned as our Chief Executive Officer on February 2, 2005.
(3)
Represents 6,369,560 shares held directly by Arne Dunhem, our Chairman and CEO, warrants issued to Mr. Dunhem through August 7, 2006, and 6,369,560 shares held by the Dunhem Family Partnership, of which Mr. Dunhem, our Chairman and CEO is a General Partner and who with his wife Eva Dunhem jointly and equally make all investment decisions of The Dunhem Family Partnership. This information does not include any shares that may be issued to Mr. Dunhem as compensation for his providing a personal guarantee of the financing necessary to effect the stock exchange transaction on February 2, 2005 since the nature and amount of such compensation has not been determined. We expect any such compensation will be non-cash consideration.

(4)	Anand Kumar was until November 2005 our Executive Vice President.
(5)	Voula Kanellias was until April 2006 our Chief Financial Officer
(6)
Leif T. Carlsson is an independent member of our Board of Directors. The shares beneficially owned consist of 310,097 options that have vested and are immediately exercisable and a total of 1,022,217 warrants that are exercisable within 60 days from August 7, 2006.

(7)	Doyal Bryant, the President and CEO of Market Central, Inc. makes all investment decisions on behalf of Market Central, Inc.
(8)
All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period from year 2000 though February 1, 2005, we derived our revenue primarily from the sale of the Netspace franchises and from royalties paid by the franchise holders. The Netspace franchise system was developed by Netvertise, Inc. Netvertise was, during the period from year 2000 though February 1, 2005, owned by substantially the same shareholders as the Company. Netvertise expected to profit from the sale of products and services to the franchise owners who used the Netspace system and consumers who used Netspace products and services. We did not compensate Netvertise for the right to sell the Netspace franchise, and prior to October 20, 2001 there was no written agreement between the two companies. Effective October 20, 2001, we and Netvertise entered into a written agreement whereas Netvertise provided products and services to our franchisees. The services consisted of website development, website hosting, maintenance support and upgrading, graphic design, copy writing, training, e-publishing and on-line file back up, sharing and storage. The agreement also stipulated that Netvertise provided its personnel, office space, facilities, and support services as requested by us. The cost of these services was to be reimbursed to Netvertise on a monthly basis. This agreement was terminated on February 2, 2005.

During the period from year 2000 though February 1, 2005, we reimbursed Netvertise for the costs it incurred in providing services and facilities to us pursuant to the agreement. For personnel which were shared between us and Netvertise, a reasonable allocation was made by management of us and Netvertise, to include Messrs. Krasnow and Steinberg, president and chief financial officer, respectively of both firms, based upon the relative time spent by such shared employees working on Netvertise matters or our matters. We paid Netvertise $2,800 per month for use of office facilities, including rent, utilities, office furnishings and supplies and the expense of a shared receptionist and office manager which we believed was a fair allocation of such expenses. Messrs. Krasnow and Steinberg also allocated other shared expenses incurred by Netvertise on our behalf, such as insurance by estimating the cost of such items used by us. We paid directly and not through Netvertise its direct non-shared expenses such as advertising, travel, training and non-shared personnel.

Under the terms of the Share Exchange Agreement dated January 20, 2005 for our acquisition of Old Ariel Way, on February 2, 2005, each share of Old Ariel Way common stock outstanding immediately prior to February 2, 2005 was converted into 1.6762 shares of our common stock. Our outstanding common stock was not affected by the acquisition. As a result of the acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the former stockholders of Old Ariel Way, under the Share Exchange Agreement, each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common shares equal to the number of Old Ariel Way common shares underlying the option or warrant immediately prior to February 2, 2005 multiplied by 1.6762 and the exercise price of each option or warrant we issued will equal the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to February 2, 2005 divided by 1.6762.

In connection with our acquisition of Old Ariel Way, on February 2, 2005, Old Ariel Way and Elliot Krasnow, who was our Chief Executive Officer until the February 2, 2005, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of our common stock to Old Ariel Way for $300,000. Old Ariel Way intends to retire the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the acquisition, Old Ariel Way borrowed $400,000 from Cornell Capital, one of the stockholders of Old Ariel Way (and now a stockholder of us). On February 28, 3006, the loan plus $52,000 of outstanding and accrued interest was converted into an aggregate of 95,958 shares of our Series A Preferred Shares. Cornell Capital is not a controlling stockholder of us, and we believe the terms of the loan were at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way prior to February 2, 2005 and our Chief Executive Officer after February 2, 2005, provided a personal guarantee of payment to Cornell Capital. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital, 2,000,000 shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005. These shares were redeemed by Old Ariel Way on August 10, 2005 for a redemption price of $2,074,301 including dividend and the preferred stock was returned to Old Ariel Way’s treasury.

Arne Dunhem, our Chairman and Chief Executive Officer, advanced during the period January 1, 2005 through August 3, 2005 an aggregate of $42,250 to cover the payment of certain expenses for us. On September 26, 2005, we issued to Mr. Dunhem a convertible debenture in the principal sum of $42,250 with interest at the annual rate of 5% on the unpaid principal of the debenture which is due on September 25, 2006. Interest on the outstanding principal balance shall be due and payable monthly, in arrears, commencing on September 25, 2006 and shall continue on the first day of each calendar month thereafter that any amounts under the debenture are due and payable. Principal shall be due and payable in 6 equal installments of $7,041.74 each. The installments of principal shall be due and payable commencing on October 1, 2006 and subsequent installments shall be due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full. The debenture shall be convertible into shares of our Common Stock at the option of Mr. Dunhem, in whole or in part at any time and from time to time, after issuance. The conversion price in effect on any conversion date shall be equal to $0.30, which may be adjusted pursuant to the other terms of the debenture.

On May 17, 2005 Eva Dunhem, the wife of Arne Dunhem, our Chairman and Chief Executive Officer, advanced as a short-term loan an aggregate of $70,000 to us. On September 26, 2005, we issued to Mrs. Dunhem a promissory note in the principal sum of $70,000 together with interest at the annual rate of 12% on the unpaid principal of the note on or before the 12th month anniversary of the funding date which is May 17, 2006. This loan is currently in default and no payments have been made with the entire amount still outstanding. In addition, we also issued to Mrs. Dunhem a warrant to purchase 200,000 shares of our common stock for a period of 3 years at an exercise price of $0.03 which was the price as of the issuance of the warrant. The warrant shares shall have “piggy-back” and demand registration rights.

We granted warrants to purchase our common stock to one of our directors prior to his appointment to our Board of Directors in connection with his service on our board. The terms of this grant is described in the section “Compensation Of Directors”

We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.

DESCRIPTION OF SECURITIES

Common Stock

We were incorporated in February 2000 in the State of Florida under the name Netfran Development Corp. with a total of 50,000,000 authorized common shares. On April 28, 2005 we increased the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares, consisting of 245,000,000 shares of common stock and 5,000,000 shares of preferred stock, with all of the preferred stock to be “blank check” preferred stock.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

We do not currently anticipate paying any cash dividends on our common stock. In the event of a liquidation, dissolution or winding up of our Company, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the stockholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of our Company (see preferred stock below). Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

As of August 7, 2006 there were a total of 38,386,943 shares of our common stock issued and outstanding.

Preferred Stock

We may issue our authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Florida. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of our Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

The Company has 5,000,000 shares of preferred stock authorized, at $0.001 par value per share, of which 160 shares of Series A Convertible Preferred Stock were outstanding as of March 31, 2006 and none as of March 31, 2005.

The Company filed on March 6, 2006 with the Florida Secretary of State a Certificate of Designation providing the terms and conditions of the authorization of 165 shares of Ariel Way Series A Convertible Preferred Stock (“Series A Preferred Shares”).

The Holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $10,031.04  per share of Series A Preferred Shares (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Shares held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.

The Series A Preferred Shares shall have registration rights pursuant to a certain Investor’s Registration Rights Agreement dated the February 28, 2006.

In lieu of payment on the Maturity Date as outlined herein the Holders of Series A Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights, at any time and from time to time at their sole discretion, as follow (the "Conversion Rights"):

(a)    Each share of Series A Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company’s transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by the Conversion Price. The Conversion Price shall be equal to, the lesser of at the option of the Buyers either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP.

(b)    At the Option of the Holders, if there are outstanding Series A Preferred Shares on February 28, 2008, each share of Series A Preferred Stock shall convert into shares of Common Stock at the Conversion Price then in effect on February 28, 2008.

(c)    Each share of Series A Preferred Shares automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

The Conversion Price of the Series A Preferred Shares as described above shall be adjusted from time to time pursuant to the terms and conditions of the Ariel Way Series A Convertible Preferred Stock.

On February 28, 2006, the Company pursuant to an Investment Agreement by and between Ariel Way, Inc. and Cornell Capital and Montgomery Equity (individually referred to as “Cornell Capital” and “Montgomery Equity” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers an aggregate of one hundred sixty (160) Series A Preferred Shares for a consideration consisting solely of the surrender of certain Prior Securities. Cornell Capital has previously purchased from the Company the following securities: (i) a 12% promissory note dated February 2, 2005 in the original principal amount of $400,000 plus $52,000 of outstanding and accrued interest for a total amount due of $452,000 and (ii) 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of $500,000 plus $10,556 of outstanding and accrued interest for a total amount due of $510,556 (collectively referred to as the “Cornell Prior Securities”) for an aggregate of 96 Series A Preferred Shares. Montgomery Equity has previously purchased from the Company a 12% promissory note dated July 28, 2005 in the original principal amount of $600,000 plus $42,410 amount of outstanding and accrued interest for a total amount due of $642,410.96 for an aggregate of 64 Series A Preferred Shares. All Prior Securities with Cornell Capital and Montgomery Equity as defined above and including the debenture payable above, at an aggregate total amount of $ 1,604,966 have been cancelled on February 28, 2006 as a result of the sale of the Series A Preferred Shares to the Buyers.

As of August 7, 2006 there were 160 shares of Series A Preferred Shares issued and outstanding.

Options and Warrants

As of August 7, 2006, there were options to purchase 310,097 shares of our common stock outstanding and warrants to purchase 12,604,440 shares of our common stock outstanding.

Transfer Agent and Registrar.

Florida Atlantic Stock Transfer is the transfer agent and registrar for our common stock. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

EXPERTS

The financial statements for each of the years in the period ended September 30, 2005 and 2004 included in this Prospectus have been included in reliance on the report of Bagell, Josephs & Company, L.L.C. (“Bagell”) being our independent accountant, given on the authority of said firm as experts in auditing and accounting. Effective March 2, 2005, our Board of Directors dismissed our initial independent auditors, McClain & Company, L.C. (“McClain”) and engaged the services of Bagell, Josephs & Company, L.L.C, as its new independent auditors. Bagell audited our financial statements for the fiscal year ended September 30, 2004 in addition to the fiscal year ended September 30, 2005.

Prior to our acquisition of Old Ariel Way on February 2, 2005 and the change of accounting financial information from formerly Netfran Development Corp. to the financial information for Old Ariel Way and the change of the fiscal year from December 31 to September 30, there were no disagreements between us and McClain on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McClain’s satisfaction, would have caused McClain to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.

LEGAL MATTERS

Kelley Drye & Warren LLP, Vienna, Virginia, will pass upon the validity of the shares of our common stock.

AVAILABLE INFORMATION

For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the Public Reference Roo m maintained by the Securities and Exchange Commission at 100 F Street, NE , Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Room.   The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

ARIEL WAY, INC. AND SUBSIDIARIES
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

Condensed Consolidated Financial Statements:

Balance Sheet as of March 31, 2006 (Unaudited)	F-2

Statements of Operations for the Six Months and Three Months	F-3
Ended March 31, 2006 (Unaudited)

Statements of Cash Flow for the Six Months and Three Months	F-4
Ended March 31, 2005 (Unaudited)

Notes to Condensed Consolidated Financial Statements	F-5
(Unaudited)

F-1

ARIEL WAY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2006
(UNAUDITED)

ASSETS
March 31, 2006
(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$96,709
Account receivable, net of allowance for doubtful accounts	546,313
Prepaid expenses and other current assets	141,459
Total current assets	784,481

PROPERTY AND EQUIPMENT - NET	194,927

Total other assets	—
TOTAL ASSETS	$979,408

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,508,923
Deferred revenue	507,869
Total current liabilities	3,016,792
Total liabilities	$3,016,792
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
(Different series may be established)	-
Series A Convertible Preferred Stock, $1.00 par value; 165 shares authorized; 160 shares issued and outstanding,	160
Common stock, $0.001 par value; 245,000,000 shares authorized;
38,386,943 shares issued and outstanding	38,386
Additional paid-in capital	2,217,855
Deficit	(4,293,785)
Total stockholders' equity	(2,037,384)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$979,408

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

ARIEL WAY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS AND THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)

	SIX MONTHS ENDED		THREE MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005
REVENUES	$1,350,929	$—	$744,854	—
COST OF REVENUES	1,439,883	—	857,168	—
GROSS MARGIN	(88,954)	—	(112,314)	—
OPERATING EXPENSES
Professional fees	384,913	510,799	222,203	234,799
Salaries	347,192	62,500	174,141	—
Software maintenance	—	8,334	—	8,334
Bank service charges and other	1,842	7,883	1,317	6,583
Travel and entertainment	64,091	42,930	48,259	11,719
Marketing	17,415	24,755	11,432	24,755
Insurance	24,713	11,028	16,534	3,924
Payroll taxes and expenses	42,389	6,153	23,299	—
Telephone	15,005	12,499	8,002	7,822
Office equipment	1,668	2,744	(8,795)	—
Depreciation and Amortization	69,369	3,382	27,428	2,533
Foreign currency loss	66	—	66	—
Office supplies	3,397	2,957	1,018	1,125
Rent	80,487	8,600	36,380	6,450
Miscellaneous	25,389	2,796	12,892	1,350
Automobile	130	1.041	—	—
Dues and subscriptions	145	3,596	—	3,397
Postage and delivery	3,503	649	1,500	88
Printing	4,085	478	2,390	—
Bad debt expenses	78,445	—	78,445	—
Loss on conditional guarantee	303,328	—	303,328	—
Other	3,206	180	1,652	—
Total Operating Expenses	1,470,780	713,304	961,493	312,879

NET INCOME (LOSS) BEFORE OTHER EXPENSE	(1,559,734)	(713,304)	(1,073,807)	(312,879

OTHER (INCOME) EXPENSE
Interest income	1,842	—	1,698	—
Interest expense	(55,014)	(90,687)	(48,578)	(40,000
Minority interest	(88,264)	—	(198,322)	—
Settlement expense	—	—	3,000	—
Other expense	—	(904)	—	(723
Impairment of goodwill	(100,000)	(300,000)	(100,000)	(300,000
Total Other Expense	(241,436)	(391,591)	(342,202)	(340,723

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,801,170)	(1,104,895)	(1,416,009)	(653,602
Provision for income taxes	—	—	—	—
NET INCOME (LOSS) PER APPLICABLE TO COMMON SHARES	$(1,801,170)	$(1,104,895)	$(1,416,009)	$(653,602

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$(0.05)	$(0.04)	$(0.04)	$(0.02

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	38,380,421	25,732,322	38,386,943	31,735,141

The accompanying notes are an integral part of these condensed consolidated financial statements.
F-3

  ARIEL WAY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
FOR THE SIX MONTHS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	SIX MONTHS ENDED
	March 31,	March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,801,170)	$(1,104,895)

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Issuance of stock for services	—	199,736
Loss on foreign currency transactions	—	(5,591)
Depreciation and amortization	63,369	2,532
Minority interest	88,264	—
Goodwill impairment	100,000	—
Changes in assets and liabilities:
(Increase) in accounts receivable	(231,158)	(1,275)
Decrease (increase) in prepaid expenses	61,810	3,834
(Increase) in deposits	—	(100,000)
Increase in accounts payable and accrued expenses	1,223,510	73,657
Increase in deferred revenue	507,869	—
Total adjustments	1,813,664	172,893
Net cash provided by (used in) operating activities	12,494	(932,002)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(53,646)	(24,050)
Net cash (used in) investing activities	(53,646)	(24,050)

CASH FLOWS FROM FINANCING ACTIVITIES
(Advances) to related party	15,221	—
Proceeds from promissory note	—	33,234
Proceeds from convertible debenture	—	900,000
Net cash provided by financing activities	15,221	933,234

INCREASE IN CASH AND CASH EQUIVALENTS	(25,931)	(22,818)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	122,640	29,546
CASH AND CASH EQUIVALENTS - END OF PERIOD	$96,709	$6,728

Cash paid during the period for:
Interest paid	$—	$90,000
Income taxes paid	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Common stock issued for services	$—	$199,736
Conversion of Notes payable and Convertible debentures to Preferred stock	$1,500,000	$—
Conversion of accrued interest to Preferred stock	$104,967	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4

 ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION

Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”) was initially named Netfran Development Corp., and was incorporated in the State of Florida in January 2000 as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered service mark "NETSPACE".

In 2001, the Company filed with the SEC a registration statement relating to the distribution of 3,340,088 shares of the Company’s common stock to holders of record of Netvertise, Inc., a Florida corporation, common stock as of the close of business on July 18, 2001 (the "record date"). The registration statement was declared effective on October 31, 2002. The shares were distributed on the basis of one of the Company’s shares for every share of Netvertise, Inc. held on the record date. The shares of Netvertise being distributed represented 99% of the Company’s total outstanding shares and Netvertise owned none of the Company’s shares of common stock after the distribution. The Company’s common stock began trading on the Over-The-Counter market on February 10, 2003, and was quoted on the NASD Electronic Bulletin Board and initiated trading under the symbol “NFDV”.

On February 2, 2005 the Company acquired Ariel Way, Inc., a Delaware corporation, (“Old Ariel Way”) in exchange for the issuance by the Company of 33,289,434 shares of the Company’s common stock to the former stockholders of Old Ariel Way. The acquisition was made pursuant to a Share Exchange Agreement dated January 20, 2005, between Netfran, Old Ariel Way and the shareholders of Old Ariel Way common stock. Under the terms of the Share Exchange Agreement, each share of Old Ariel Way common stock outstanding immediately prior to the Effective Date was converted into 1.6762 shares of the Company’s common stock. The Company’s outstanding common stock was not affected by the transaction besides the issuance of stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of the Company’s common stock equal to the number of Old Ariel Way common stock underlying the option or warrant immediately prior to the Effective Date multiplied by 1.6762 and the exercise price of each option or warrant issued by us equaled the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to the Effective Date divided by 1.6762.

As a result of the share exchange transaction consummated on February 2, 2005, the Company’s financial statements are based on Old Ariel Way’s operation, which became the Company’s and the business the Company formerly conducted under the name Netfran Development Corp. ceased. The Company’s fiscal year also changed as a result of the share exchange transaction from December 31 to September 30. Old Ariel Way was formed on February 10, 2004, (“the inception”), and financial statements are available from this date.
F-5

 ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 1-                ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On February 2, 2005, following the Effective Date of the share exchange transaction and the Company’s acquisition of Old Ariel Way, the Company ceased to conduct the Internet franchise business conducted prior to the Effective Date in order to concentrate solely on the development of its highly secure global communications business.

On February 2, 2005, in connection with the acquisition and pursuant to the Share Exchange Agreement dated January 20, 2005, all of the Company’s executive officers resigned and the executive officers of Old Ariel Way immediately prior to the Effective Date became the Company’s new executive officers.

On February 19, 2005 the Company completed the acquisition of 60% majority ownership in dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”) with offices in Washington, D.C. and United Kingdom. dbsXmedia provides satellite-based services for Business Television (BTV), digital signage, training and multimedia. The Company purchased from dbsXmedia 1,500 shares of its common stock, par value $0.001 per share. After this transaction dbsXmedia had 2,500 shares of common stock outstanding out of which the Company owns 60% and Zygot, LLC, which is owned by the management of dbsXmedia, became the minority 40% shareholder. dbsXmedia continues to operate under its existing name.

On April 21, 2005, dbsXmedia completed a transaction pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC, pursuant to which dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for $400,000 in cash, 300,000 shares of the Company’s common stock, and dbsXmedia’s assumption of ongoing contracts for infrastructure support from Loral Skynet.

On April 28, 2005, the Company increased the total number of authorized shares of the Company’s capital stock from 50,000,000 shares, consisting solely of the Company’s common stock, to a total of 250,000,000 shares of the Company’s capital stock, consisting of 245,000,000 shares of the Company’s common stock and 5,000,000 shares of the Company’s preferred stock, with all of the preferred stock to be “blank check” preferred stock

On May 26, 2005, the Company changed the Company’s name from Netfran Development Corp. to Ariel Way, Inc. and the Company changed the Company’s trading symbol from “NFDV” to the new symbol “AWYI”.

On March 6, 2006, the Company filed with the Florida Secretary of State a Certificate of Designation providing the terms and conditions of the authorization of 165 shares of Ariel Way Series A Convertible Preferred Stock (“Series A Preferred Shares”).

As of March 31, 2006, the Company has three business operating segments, which are operated and managed as strategic business units. The three business operating segments are: Multimedia Services; Technologies; and Corporate.
F-6

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation. In accordance with the requirements of Statement of Financial Accounting Standard (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company has provided certain financial information relating to the operating results and assets of its industry segments (see Note 12) based on the manner in which management disaggregates the Company in making internal operating decisions.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

These financial statements are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, and it is suggested that these financial statements be read in conjunction with the financial statements, and notes thereto, included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005. In the opinion of management, the comparative financial statements for the periods presented herein include all adjustments that are normal and recurring, and that are necessary for a fair presentation of results for the interim periods. The results of operations for the six months and the three months ended March 31, 2006 are not necessarily indicative of the results that will be achieved for the fiscal year ending September 30, 2006.
F-7

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassification

Certain amounts in the March 31, 2005 financial statements were reclassified to conform to the March 31, 2006 presentation. The reclassification in the March 31, 2005 financial statements resulted in no changes to the accumulated deficits.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company may in the future maintain cash and cash equivalents with a financial institution that exceeds the limit of insurability under the Federal Deposit Insurance Corporation. However, due to management’s belief in the financial strength of CitiBank, that is our current main bank and financial institution, management does not believe the risk of keeping deposits in excess of federal deposit limits at CitiBank to be a material risk.

Revenue Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered.

The Company, in addition to its Business Television services, from time to time receives miscellaneous revenues.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Goodwill and Other Intangible Assets

In June 2001, the FASB issued Statement No. 142, “ Goodwill and Other Intangible Assets ”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The impairment of goodwill for the quarter period ended March 31, 2006 was $100,000.

Income Taxes

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Use of Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
F-8

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost and depreciated using straight-line and accelerated methods over the following estimated useful lives of the assets:

Computer equipment               3 - 5 years
Automobile                               3 - 5 years
Equipment                                 5 - 7 years

Differences between the straight-line method of depreciation and the tax-accelerated method of depreciation are immaterial. Repairs and maintenance costs are expensed, while additions and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board revised SFAS No. 123. The revision, referred to as SFAS 123R, was entitled “Share-Based Payment”. This revised pronouncement replaces SFAS 123 and supersedes APB No. 25, and its scope encompasses a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.

SFAS 123R requires that the compensation cost relating to share-based payment transactions be recorded in financial statements. For each transaction, compensation cost is to be measured based on the fair value of the equity or liability instrument issued. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition of compensation expense. In accordance with a recently-issued Securities and Exchange Commission rule, small business registrants will be allowed to implement SFAS No. 123R as of the beginning of the first annual period that begins after December 15, 2005. The Company currently expects that it will adopt SFAS No. 123R for the fiscal quarter ending December 31, 2006 since our fiscal year ends September 30, 2006. However, the Company recognizes that SFAS No. 123R states that early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The permitted transition methods include either retrospective or prospective adoption. Under the retrospective method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of SFAS No. 123R, while the retrospective methods would record compensation expense for all unvested stock options beginning with the first period presented. The Company is evaluating the requirements of SFAS No. 123R and expects that its adoption will have a material adverse impact on the Company’s consolidated financial position and consolidated results of operations including an increase in compensation expense for equity instruments issued to employees. The Company has not yet determined the method of adoption or the effect of adopting SFAS No. 123R, and the Company has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures that have been provided in accordance with SFAS No. 123.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
F-9

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections , which replaces APB Opinion No. 20, Accounting Changes , and FASB Statement No.3, Reporting Accounting Changes in Interim Financial Statements . This statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting a change in accounting principle. The statement will also apply to changes in accounting principle required by an accounting.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Marketing and Advertising Costs

The Company expenses the costs associated with marketing and advertising as incurred. Marketing, advertising and promotional expenses were approximately $11,432 and $24,755 for the quarterly period ended March 31, 2006 and 2005, respectively.

Fixed Assets

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs associated with normal maintenance, repair, and refurbishment of equipment are charged to expense as incurred. The capitalized cost of equipment under capital leases is amortized over the lesser of the lease term or the asset’s estimated useful life, and is included in depreciation and amortization expense in the consolidated statements of operations.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Accounts receivable are generally due within 30 days and collected within 60 days while collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers. As of March 31, 2006, the consolidated balance sheet indicates a total accounts receivable net of allowance for doubtful accounts of $395,838 for the US operation of dbsXmedia and $150,474 for the UK operation of dbsXmedia at a total of $546,313. The Company has made an allowances of $78,445 for the doubtful accounts as of March 31, 2006. Management of the Company will attempt to collect the receivables to the fullest extent.

Deferred Revenue

The Company’s balance sheet as of March 31, 2006 includes deferred revenue at $507,869. This relates to a pre-payment a customer for services to be performed in 2006. The customer was invoiced in December and the pre-payment was paid on January 10, 2006. The invoice was recorded as deferred revenue and will be recognized monthly as earned.
F-10

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

Accounts Payable

The major individual largest expense is the billing from Loral Skynet for satellite services at $150,000 per month, or $450,000 per quarter. Note 11, Subsequent Events, discloses in detail that on April 21, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated 21 April 2005 between dbsXmedia. Inc. and Loral Skynet Network Services, Inc. stating that dbsXmedia was currently in arrears with regard to payment for services rendered pursuant to the Agreement with Loral Skynet in the amount of $540,112. Furthermore, o n May 1, 2006, dbsXmedia received a second letter from Loral Skynet stating: that r eference was made to that certain Notice of Default Letter, dated 21 April 2006, sent by Loral Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e.   failure to pay amounts due for services rendered pursuant to the Agreement). Further, dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, the letter served as a written notice of termination of the Agreement and that such termination shall be effective at 12 Noon, Eastern Standard Time, 15 May 2006. This termination was actually effected by Loral Skynet on May 15, 2006.

As of March 31, 2006, the Company has recorded in accounts payable debt to Loral Skynet approximately $1,197,000. Ariel Way has a conditional guarantee referenced above of $1,500,000 as of April 21, 2006, when it was reduced from $3,000,000. As a result of the default notice to dbsXmedia from Loral Skynet dated April 21, 2006, the Company has recorded a loss as a result of the conditional guarantee in the amount of approximately $303,000 for the quarter ended March 31, 2006.

Deferred Financing Fees

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell
Capital. This agreement was terminated on July 20, 2005 and the Company entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. These shares were issued as payment for financing fees to Cornell Capital for issuing the 2004 Standby Equity Distribution Agreement and was valued at $1,128,600 . The 2005 Standby Equity Distribution Agreement runs for a period of 24 months. The 2004 Standby Equity Distribution Agreement was terminated and the financing fee was written off against Additional Paid-In Capital. The 2005 Standby Equity Distribution Agreement was terminated on February 28, 2006, as part of an Investment Agreement with Cornell Capital.

Note 4, Debenture Payable, discloses that the Company on February 28, 2006 entered into an Investment Agreement that converted certain Prior Securities at a total amount of $ 1,604,966 into 160 shares of Series A Preferred Shares.

Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations. The Company provides the disclosure required by Statement of Financial Accounting Standard No. 123, “ Share Based Payment ” (“SFAS 123 (R)”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 (R ) and have adopted the enhanced disclosure provisions of Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of SFAS No. 123” (“SFAS No.148”).

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “ Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.
F-11

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company’s stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31,	March 31,
	2006	2005

Net loss	$(1,416,009)	$(653,602)
Weighted-average common shares
Outstanding (Basic)	38,386,943	31,735,141
Weighted-average common stock
Equivalents
Stock options	—	—
Warrants	—	—
Weighted-average common shares
Outstanding (Diluted)	38,380,421	31,735,141

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2006 and 2005 because inclusion would have been antidilutive.

Currency Risk and Foreign Currency Translation

The Company transacts business in currencies other than the U.S. Dollar, primarily the British Sterling Pound. All currency transactions are undertaken in the spot foreign exchange market and the Company does not use currency forward contracts, currency options, currency borrowings interest rate swaps or any other derivative hedging strategy at this point in time.

NOTE 3-   EQUIPMENT

Property and equipment at March 31, 2006 and 2005 is as follows:	March 31,	March 31,
	2006	2005
Equipment	$193,182	$15,986
Computers	13,505	10,910
Furniture	17,181	10,503
Less: accumulated depreciation	(28,941)	(7,207)
Net equipment	$194,927	$30,192

Depreciation expense for the quarterly period ended March 31, 2006 and 2005 was $11,046 and $2,533, respectively.
F-12

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

NOTE 4-     DEBENTURE PAYABLE

On September 30, 2004, Old Ariel Way entered into a Securities Purchase Agreement and issued a convertible debenture to Cornell Capital in the original principal amount of $500,000. The convertible debenture was amended on July 21, 2005 and was terminated on February 28, 2006. The convertible debenture accrued interest at a rate of 5% per year and was due and payable on September 29, 2006 and was secured by the Company’s stock. At our option, we had the right to redeem a portion or all outstanding convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture was convertible at the holder’s option any time up to maturity at the fixed conversion price (the “Conversion Price”) in effect on any Conversion Date to be equal to Thirty Cents ($0.30), which may be adjusted pursuant to the other terms of the convertible debenture. Except after an event of default, as set forth in the convertible debenture, the holder was not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of our outstanding shares of common stock.

On February 28, 2006, the Company pursuant to an Investment Agreement by and between Ariel Way, Inc. and Cornell Capital and Montgomery Equity (individually referred to as “Cornell Capital” and “Montgomery Equity” and collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers one hundred sixty (160) Series A Preferred Shares for a consideration consisting solely of the surrender of certain Prior Securities. Cornell Capital had previously purchased from the Company the following securities: (i) a 12% promissory note dated February 2, 2005 in the original principal amount of $400,000 plus $52,000 of outstanding and accrued interest for a total amount due of $452,000 and (ii) 5% Secured Convertible Debenture originally dated September 30, 2004 and amended and restated on July 21, 2005 in the original principal amount of $500,000 plus $10,556 of outstanding and accrued interest for a total amount due of $510,556 (collectively referred to as the “Cornell Prior Securities”). Montgomery Equity had previously purchased from the Company a 12% promissory note dated July 28, 2005 in the original principal amount of $600,000 plus $42,410.96 amount of outstanding and accrued interest for a total amount due of $642,410.96. All Prior Securities with Cornell Capital and Montgomery Equity as defined above and including the debenture payable above, at an aggregate total amount of $ 1,604,966 have been cancelled on February 28, 2006 as a result of the sale of the Series A Preferred Shares to the Buyers.

NOTE 5-     PROMISSORY NOTES

On February 2, 2005, the Company borrowed $400,000 from Cornell Capital Partners, L.P. whereas the Company received the $400,000, with a promise to pay to Cornell Capital Partners the principal sum of $400,000 together with interest on the unpaid principal at the rate of 12% per annum and was initially due and payable on May 31, 2005 and is secured by the Company’s stock. On February 10, 2005, Cornell Partners agreed to extend the due date for the $400,000 promissory note dated February 2, 2005 from its original due date of May 31, 2005 to a new due date of February 28, 2006. The promissory note was terminated on February 28, 2006.

On July 28, 2005, the Company borrowed $600,000 from Montgomery Equity whereas the Company received the $600,000, with a promise to pay to Montgomery Equity the principal sum of $600,000 together with interest on the unpaid principal at the rate of 12% per annum and was initially due and payable on January 28, 2006 and is secured by the Company’s stock. On February 10, 2005, Montgomery Equity agreed to extend the due date for a $600,000 promissory note dated July 28, 2005 from its original due date of January 28, 2006 to a new due date of February 28, 2006. The promissory note was terminated on February 28, 2006.

Note 4, Debenture Payable, discloses that the Company on February 28, 2006 entered into an Investment Agreement that converted certain Prior Securities, including the above promissory notes, at a total amount of $ 1,604,966 into 160 shares of Series A Preferred Shares. The convertible debenture was terminated on February 28, 2006.

NOTE 6-                 COMMITMENTS AND CONTINGENCIES

On September 30, 2004, Old Ariel Way entered into a $50 million 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and the Company entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. The 2005 Standby Equity Distribution Agreement provided, generally, that Cornell would purchase up to $50 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company’s discretion. In the year ended September 30, 2005, the Company has not drawn down any funds under the 2005 Standby Equity Distribution Agreement from Cornell Capital. The 2005 Standby Equity Distribution Agreement was terminated on February 28, 2006, as part of an Investment Agreement with Cornell Capital.
F-13

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

Note 4, Debenture Payable, discloses that the Company on February 28, 2006 entered into an Investment Agreement that converted certain Prior Securities at a total amount of $1,604,966 into Series A Preferred Shares.

On April 21, 2005, a s part of a transaction pursuant to an asset Purchase Agreement with Loral Skynet , we delivered a commitment to the benefit of dbsXmedia in the form of a Conditional Guaranty for satellite services in favor of Loral Skynet, having a total value of $3,000,000 that will reduce to $1,500,000 on April 21, 2006 and fully expire on April 21, 2007.

On April 21, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated 21 April 2005 between dbsXmedia. Inc. ("dbsXmedia”) and Loral Skynet Network Services, Inc. ("Skynet") stating that dbsXmedia is currently in arrears with regard to payment for services rendered pursuant to the Agreement with Skynet in the amount of $540,112.50 (the "Current Outstanding Debt"). dbsXmedia’s failure to pay the Current Outstanding Debt constitutes a material default under Section 3(b) of the Agreement. The letter shall serve as written notice of payment past due and notice of a material default of the Agreement. Skynet demands that dbsXmedia effect immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia fails to pay the Current Outstanding Debt within three (3) business days of the date hereof, i.e., 5:00 P.M., EDT, Wednesday, 26 April, 2006, Skynet shall have the right to terminate the Agreement upon delivery of written notice. In such event, Skynet shall avail itself of all remedies to which it is entitled, including, but not limited to, the assessment and collection of termination charges pursuant to Section 3 (Term and Termination) of the Agreement. Moreover, by delivery of the notice and any action taken in connection herewith, Skynet does not waive its rights and remedies under the Agreement and any other agreements to which dbsXmedia and Skynet are parties, including without limitation the right to collect amounts owed by dbsXmedia to Skynet in addition to the amount set forth above.

On May 1, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter from Loral Skynet stating: “ Reference is hereby made to that certain Notice of Default Letter, dated 21 April 2006 (the "Notice of Default"), sent by Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e.   failure to pay amounts due for services rendered pursuant to the Agreement). Be advised that dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, this letter hereby serves as a written notice of termination of the Agreement and that such termination shall be effective at 12 Noon, Eastern Standard Time, 15 May 2006 (the "Termination Date"). Be further advised that Skynet intends to exercise any and all rights and remedies in respect of such default and termination available to Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are hereby reserved by Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsXmedia to Skynet in addition to the amount set forth in the Notice of Default.”

On May 8, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter from Loral Skynet stating: “ Debtor is in default under that certain Security Agreement, dated as of April 21,2005 (the "Agreement"), by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, ELC, granting a security interest in, among other things, the Collateral. The outstanding balance due from Debtor to Secured Party, as of the date hereof, is $2,620,842.50 (the "Balance").

Secured Party hereby agrees to accept the Collateral in partial satisfaction of the Balance. Specifically, Secured Party shall accept the Equipment in satisfaction of $40,000 of the Balance and shall further reduce the Balance by $1 for each dollar that Secured Party recovers from your account debtors in connection with the AR. In addition, pursuant to Section 12 of the Agreement, Secured Party hereby requests that you send written notice to all account debtors and other persons obligated on any of the Customer Contracts (as defined in the Security Agreement) instructing that all future payments are to be made directly to Secured Party (to an account or financial institution named by Secured Party). If you fail to send such notices within thirty (30) days of the data hereof, the Secured Party shall prepare and send such notice on Debtor's behalf. If you have any objection to Secured Party's foregoing proposal, you must send Secured Party a signed, written statement of your objection within twenty (20) days of the date hereof. If Secured Party has not received a signed, written objection from you within the prescribed time period, you will be deemed to have consented to this proposal and will have no further right to object, and Secured Party will retain the Collateral in partial, satisfaction of the Balance, as described in this letter.
F-14

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

Finally, by delivery of this letter and any action taken in connection therewith, Secured Party does not waive any of its rights or remedies under the Agreement and other agreements to which Debtor and Secured Party are parties, including, without limitation, the right to foreclose on additional collateral to satisfy a portion of the Balance.”

The Company has and is, on behalf of dbsXmedia, in negotiations with Loral Skynet for a potential settlement between Loral Skynet, dbsXmedia and Ariel Way. No settlement has yet been reached.

The Company has commenced and is continuing a review of the financial records and operations of dbsXmedia. This review has revealed a number of activities and irregularities which are not consistent with good corporate operations and proper internal controls within dbsXmedia. The prior management and operating staff of dbsXmedia (other than two employees in Plymouth, UK) are no longer in place. Upon conclusion of the review and investigation the Company will determine the action to be taken.

On May 15, 2006, Loral Skynet terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure of the management team there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia are being vacated and operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in June, 2006. Further, in consideration of a proposed Loral Skynet settlement, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and the Company may be a party to creditors claims.

The diminished capacity by Loral Skynet for the UK operation, may have an impact on the ability to provide services to the UK customers, and result in reduced revenue for that operation. Further reduction in revenue may result in a lack of assets available in the UK to satisfy creditors’ claims, as well.

NOTE 7-              STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, at $1.00 par value per share, of which 165 shares of Series A Preferred Shares were outstanding as of March 31, 2006 and none as of March 31, 2005.

The Company filed on March 6, 2006 with the Florida Secretary of State a Certificate of Designation providing the terms and conditions of the authorization of 165 shares of Ariel Way Series A Convertible Preferred Stock (“Series A Preferred Shares”).

The Holders of Series A Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A Preferred Shares when and if declared by the Board of Directors of the Company in the amount of five (5.0%) percent per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $10,031.04   per share of Series A Preferred Shares (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Shares held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.
F-15

 ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

The Series A Preferred Shares shall have registration rights pursuant to a certain Investor’s Registration Rights Agreement dated the February 28, 2006.

In lieu of payment on the Maturity Date as outlined herein the Holders of Series A Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights, at any time and from time to time at their sole discretion, as follow (the "Conversion Rights"):

(a)    Each share of Series A Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company’s transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by the Conversion Price. The Conversion Price shall be equal to, the lesser of at the option of the Buyers either: i) Ten Cents ($0.10) or ii) ninety five percent (95%) of the lowest volume weighted average price of the Common Stock for the twenty (20) trading days immediately preceding the date of conversion, as quoted Bloomberg LP.

(b)    At the Option of the Holders, if there are outstanding Series A Preferred Shares on February 28, 2008, each share of Series A Preferred Stock shall convert into shares of Common Stock at the Conversion Price then in effect on February 28, 2008.

(c)    Each share of Series A Preferred Shares automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

The Conversion Price of the Series A Preferred Shares as described above shall be adjusted from time to time pursuant to the terms and conditions of the Ariel Way Series A Convertible Preferred Stock.

On February 28, 2006, the Company pursuant to an Investment Agreement by and between Ariel Way, Inc. and Cornell Capital and Montgomery Equity (collectively referred to as the “Buyers”), Ariel Way sold and issued to the Buyers one hundred sixty (160) Series A Preferred Shares for a consideration consisting solely of the surrender of certain Prior Securities.

Common Stock

As of March 31, 2006, the Company had 245,000,000 shares of common stock authorized at $0.001 par value per share, and 38,386,943   issued and outstanding.

There were no common stock transactions during the three-month period ending March 31, 2006.

NOTE 8-              LITIGATION AND OTHER LEGAL PROCEEDINGS

As of March 31, 2006, the Company was not party to any material legal proceedings.

NOTE 9-              INCOME TAXES

Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. The statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Because of its history of losses, the Company has not had any material federal or state income tax obligations. Due to the anticipated use of net operating loss carryforwards to offset future year income, no provision for income taxes was recorded for the three-month period ended March 31, 2006. The Company’s net operating loss carryforwards totaled ($2,490,613) at March 31, 2006, expiring through March 31, 2026. When there has been a change in an entity’s ownership, utilization of net operating loss carryforwards may be limited. Because of the changes in the ownership of prior acquisitions of the Company, the use of these acquired net operating losses will be limited and may not be available to offset future taxable income.
F-16

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

There were no provisions for income taxes for the quarterly period ended March 31, 2006.

At March 31, 2006, deferred tax assets approximated the following:

Deferred tax assets	$1,717,000
Valuation for deferred asset	(1,717,000)
Net deferred tax assets	$—

At March 31, 2006, the Company had accumulated deficits approximating ($4,293,785) , available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future period.

NOTE 10-              GOING CONCERN

The Company and its Subsidiaries’ consolidated financial statements have been prepared on the basis that it will continue as a going concern, which contemplates the realization of asset values and the satisfaction of liabilities in the normal course of business. Certain conditions indicate that the Company may be unable to continue as a going concern:

-	The Company reported net losses of ($1,416,009) and ($653,602) for the three-month period ended March 31, 2006 and 2005.

-	Net cash used by the Company's operating activities was $12,494 and ($932,002) for the six-month period ended March 31, 2006 and 2005.

-	At March 31, 2006, stockholder's equity was ($2,037,384) and included an accumulated deficit of ($4,293,785).

-	At March 31, 2006 there was working capital deficit of ($2,232,311).

-
The closing of the dbsXmedia US offices, notification to customers of the termination of services by Loral Skynet, the elimination of the revenue and costs from that operation, and the elimination of all staff at the site.

The Company does not expect positive cash flow from operations for the fiscal year 2006, and will require additional funding to cover expected negative cash flows until end fiscal year 2006.

The Company's ability to continue as a going concern is dependent upon increasing its revenues and gross profit margins to cover cost of revenues and other operating expenses, generating positive cash flows from operations, obtaining debt or equity capital to fund expected negative operating cash flows and returning the Company to profitable operations. In this connection, the Company has adopted the following operating and management plans to in order to provide positive cash flow from operations end fiscal year 2006:

-	Expand and develop its Business TV business with existing customer base and additional contract for new services.

-	Continue to develop and expand its digital signage business through targeted marketing initiatives in both the US and Europe.

-	Continue overall cost and expense control and adoption of efficient service and equipment roll-out approaches resulting in improved gross profits and reduced operating expenses.

-	Expand operation and revenue base through an aggressive acquisition program of profitable companies with operation and services with synergy to its current operation.

F-17

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

-
Develop strategic partnerships with major companies in the area of secure wireless communications supporting the Company’s strategy. This strategic initiative is believed to provide increased revenues and result in reduced operating expenses.

-	Develop strategic partnerships with major companies providing content and advertising services for the Company’s digital signage operation roll-out.

-	The Company converted its promissory notes payable and convertible debentures at an aggregate total amount of $ 1,604,966 to preferred stock on February 28, 2006.

-	Raise additional capital.

Although the results of these actions cannot be predicted with certainty, management believes that if the Company can continue to increase its revenues and gross profit margins, reduce expenses, and can obtain additional debt or equity financing to fund the negative cash flow from operations in 2006, the Company has the ability ultimately to return to profitability.

NOTE 11-              SUBSEQUENT EVENTS

On April 21, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter with a Notice of Default pursuant to Teleport Service Agreement dated 21 April 2005 between dbsXmedia. Inc. ("dbsXmedia”) and Loral Skynet Network Services, Inc. ("Skynet") stating that dbsXmedia is currently in arrears with regard to payment for services rendered pursuant to the Agreement with Skynet in the amount of $540,112.50 (the "Current Outstanding Debt"). dbsXmedia’s failure to pay the Current Outstanding Debt constitutes a material default under Section 3(b) of the Agreement. The letter shall serve as written notice of payment past due and notice of a material default of the Agreement. Skynet demands that dbsXmedia effect immediate payment of the full mount of the Current Outstanding Debt. If dbsXmedia fails to pay the Current Outstanding Debt within three (3) business days of the date hereof, i.e., 5:00 P.M., EDT, Wednesday, 26 April, 2006, Skynet shall have the right to terminate the Agreement upon delivery of written notice. In such event, Skynet shall avail itself of all remedies to which it is entitled, including, but not limited to, the assessment and collection of termination charges pursuant to Section 3 (Term and Termination) of the Agreement. Moreover, by delivery of the notice and any action taken in connection herewith, Skynet does not waive its rights and remedies under the Agreement and any other agreements to which dbsXmedia and Skynet are parties, including without limitation the right to collect amounts owed by dbsXmedia to Skynet in addition to the amount set forth above.

On May 1, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter from Loral Skynet stating: “ Reference is hereby made to that certain Notice of Default Letter, dated 21 April 2006 (the "Notice of Default"), sent by Skynet to dbsXmedia declaring a material default by dbsXrnedia under Section 3.B. of the Agreement (i.e.   failure to pay amounts due for services rendered pursuant to the Agreement). Be advised that dbsXmedia has not cured this material default within the prescribed period of time set forth in the Notice of Default. As a result, this letter hereby serves as a written notice of termination of the Agreement and that such termination shall be effective at 12 Noon, Eastern Standard Time, 15 May 2006 (the "Termination Date"). Be further advised that Skynet intends to exercise any and all rights and remedies in respect of such default and termination available to Skynet under the Agreement, at law and/or in equity, all of which rights and remedies are hereby reserved by Skynet, including, without limitation, the right to: (a) assess and collect termination charges pursuant to Section 3 (Term and Termination) of the Agreement; and (b) collect amounts owed by dbsXmedia to Skynet in addition to the amount set forth in the Notice of Default.”

On May 8, 2006, the Company’s subsidiary dbsXmedia, Inc. received a letter from Loral Skynet stating: “ Debtor is in default under that certain Security Agreement, dated as of April 21,2005 (the "Agreement"), by and among Debtor, Secured Party, CyberStar, L.P. and CyberStar, ELC, granting a security interest in, among other things, the Collateral. The outstanding balance due from Debtor to Secured Party, as of the date hereof, is $2,620,842.50 (the "Balance").

Secured Party hereby agrees to accept the Collateral in partial satisfaction of the Balance. Specifically, Secured Party shall accept the Equipment in satisfaction of $40,000 of the Balance and shall further reduce the Balance by $1 for each dollar that Secured Party recovers from your account debtors in connection with the AR. In addition, pursuant to Section 12 of the Agreement, Secured Party hereby requests that you send written notice to all account debtors and other persons obligated on any of the Customer Contracts (as defined in the Security Agreement) instructing that all future payments are to be made directly to Secured Party (to an account or financial institution named by Secured Party). If you fail to send such notices within thirty (30) days of the data hereof, the Secured Party shall prepare and send such notice on Debtor's behalf. If you have any objection to Secured Party's foregoing proposal, you must send Secured Party a signed, written statement of your objection within twenty (20) days of the date hereof. If Secured Party has not received a signed, written objection from you within the prescribed time period, you will be deemed to have consented to this proposal and will have no further right to object, and Secured Party will retain the Collateral in partial, satisfaction of the Balance, as described in this letter.
F-18

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

Finally, by delivery of this letter and any action taken in connection therewith, Secured Party does not waive any of its rights or remedies under the Agreement and other agreements to which Debtor and Secured Party are parties, including, without limitation, the right to foreclose on additional collateral to satisfy a portion of the Balance.”

The Company has and is, on behalf of dbsXmedia, in negotiations with Loral Skynet for a potential settlement between Loral Skynet, dbsXmedia and Ariel Way. No settlement has yet been reached.

The Company has commenced and is continuing a review of the financial records and operations of dbsXmedia. This review has revealed a number of activities and irregularities which are not consistent with good corporate operations and proper internal controls within dbsXmedia. The prior management and operating staff of dbsXmedia (other than two employees in Plymouth, UK) are no longer in place. Upon conclusion of the review and investigation the Company will determine the action to be taken.

On May 15, 2006, Loral Skynet terminated the satellite capacity required for dbsXmedia’s US based customers. As a result, dbsXmedia could no longer provide its US services. All affected US customers were notified of this fact in May, 2006. As a result of the departure of the management team there was no longer any basis for the US operation of dbsXmedia and the offices of dbsXmedia are being vacated and operations have been terminated. The one remaining employee was laid-off on June 16, 2006. Thus, the revenue for the US operation will cease in June 2006. Further, in consideration of the proposed Loral settlement, there will not be sufficient assets available to satisfy all debts of dbsXmedia US, and the Company may be a party to creditors claims.

The diminished capacity by Loral Skynet for the UK operation, may have an impact on the ability to provide services to the UK customers, and result in reduced revenue for that operation. Further reduction in revenue may result in a lack of assets available in the UK to satisfy creditors’ claims, as well.

NOTE 12-   SEGMENT INFORMATION

The Company’s business operating segments include multimedia services, technologies and corporate. The Company earned revenues from only one of the three business operating segments, namely the multimedia services segment, for the three months ended March 31, 2006. Results of operations and certain asset data relating to the Company’s business operating segments for the three-month period ended March 31, 2006 were as follows (unaudited):

The Three Month Period	Multimedia
Ended March 31, 2005	Services	Technologies	Corporate	Total
Revenues	$—	$—	$—	$—
Cost of revenue	—	—	—	—
Total operating expenses	—	—	(312,879)	(312,879)
Interest, net	—	—	(40,000)	(40,000)
Net income (loss)	$—	$—	$(653,602)	$(653,602)

Total assets	$—	$—	$1,197,226	$1,197,226
Fixed assets, net of accumulated depreciation	$—	$—	$30,192	$30,192

F-19

ARIEL WAY, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005
(UNAUDITED)

The Three Month Period	Multimedia
Ended March 31, 2006	Services	Technologies	Corporate	Total
Revenues	$774,854	$—	$—	$744,854
Cost of revenue	(857,168)	—	—	(857,168)
Total operating expenses	(743,681)	—	(217,811)	(961 ,493)
Interest, net	1,656	—	(50,535)	(48,578)
Net income (loss)	$(1,366,509)	$—	$(49,500)	$(1,416,009)

Total assets	$908,016	$27,891	$43,501	$979,408
Fixed assets, net of accumulated depreciation	$158,510	$25,683	$10,733	$194,927

The Company had a single external customer in the United Kingdom that represented approximately 29% of the total revenue earned by the Company’s multimedia business operating segment during the period ended March 31, 2006. In addition, three other external customers to the Company’s multimedia business operating segment were also located in the United Kingdom, although each with earned revenue of less than 8%.
F-20

ARIEL WAY, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR YEAR ENDED SEPTEMBER 30, 2005 AND
PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

ARIEL WAY, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

PAGE(S)

Report of Independent Registered Public Accounting Firm	F-1 - F-2

Consolidated Financial Statements

Balance Sheet as of September 30, 2005	F-3

Statement of Operations for the Year Ended September 30, 2005 and Period February 10, 2004 (Inception) through September 30, 2004	F-4

Statement of Stockholders’ Equity for the Year Ended September 30, 2005 and Period February 10, 2004 (Inception) through September 30, 2004	F-5

Statement of Cash Flows for the Year Ended September 30, 2005 and Period February 10, 2004 (Inception) through September 30, 2004	F-6 - F-7

Notes to Consolidated Financial Statements	F-8 - F-21

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ariel Way, Inc.
Vienna, Virginia 22182

We have audited the accompanying consolidated balance sheet of Ariel Way, Inc. and Subsidiaries as of September 30, 2005 and the related consolidated statement of operations, changes in consolidated stockholders’ (deficit), and consolidated cash flows for the year ended September 30, 2005 and the period February 10, 2004 (Inception) through September 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ariel Way, Inc. and Subsidiaries, as of September 30, 2005 and the period February 10, 2004 (Inception) through September 30, 2004 and the results of its consolidated operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in "NOTE 11 - GOING CONCERN, the Company: had substantial losses and negative cash flow from operations in 2005 and 2004, which significantly reduced stockholders' equity and resulted in substantial retained deficits and working capital deficits at September 30, 2005; and will require additional funding to cover substantial expected negative cash flows in 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in “NOTE 11 - GOING CONCERN." The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
SEC PRACTICE SECTION OF THE AICPA (SECPS)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY

As discussed in Note 12, the Company has restated its previously issued financial statements for the period February 10, 2004 (inception) through September 30, 2004 on its report dated November 29, 2004. The Company has restated its financial statements to decrease the amount of goodwill recorded for the purchase of Enfotec, Inc., in the period ended September 30, 2004. The transaction reflected the issuance of the Company’s common stock shares in exchange for the assets and liabilities of Enfotec, Inc. The financial statements have been restated as fair value of the stock price of the 1,200,000 shares issued were reduced from $0.596 per share to $0.125 per share. These transactions did not result in a change in net loss applicable to common shares for the period ended September 30, 2004, but resulted in a decrease in the net stockholders’ deficit during period to $422,727.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Bagell, Josephs& Company, LLC.
Gibbsboro, New Jersey
January 13, 2006

ARIEL WAY, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

ARIEL WAY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$122,640
Accounts receivable - net	315,155
Prepaid expenses and other current assets	58,269

Total current assets	496,064

PROPERTY AND EQUIPMENT - NET	204,650

OTHER ASSETS
Goodwill	100,000
Due from related parties	15,221
Financing fees - net	70,000
Advances	75,000

Total other assets	260,221

TOTAL ASSETS	$960,935

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,390,380
Promissory notes	1,000,000
Debenture payable	500,000

Total current liabilities	2,890,380

Total liabilities	2,890,380

MINORITY INTEREST	(88,264)

STOCKHOLDERS' DEFICIT
Preferred stock, $1 par value; 5,000,000 shares authorized;
-0- shares issued and outstanding	-
Common stock, $.001 par value; 245,000,000 shares authorized;
38,286,943 shares issued and outstanding	38,286
Additional paid-in capital	613,148
Deficit	(2,492,615)

Total stockholders' deficit	(1,841,181)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$960,935

The accompanying notes are an integral part of these consolidated financial statements.

ARIEL WAY, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

	September 30,	September 30,
	2005	2004

REVENUES	$1,052,616	$41,000

COST OF GOODS SOLD	328,497	-

GROSS PROFIT	724,119	41,000

OPERATING EXPENSES
Professional fees	453,722	131,986
Salaries	353,656	-
Software maintenance	37,503	-
Bank service charges and other	2,505	155
Travel and entertainment	101,721	1,182
Marketing	85,748	5,130
Insurance	34,474	-
Satellite expenses	795,000	-
Payroll taxes and expenses	59,005	-
Telephone	27,515	1,216
Depreciation, Amortization and Impairment	617,223	-
Office supplies	12,561	3,576
Rent	85,425	-
Miscellaneous	54,586	-
Automobile	1,041	258
Dues and subscriptions	4,566	770
Postage and delivery	9,177	-
Printing	16,207	-
Other	100,000	-
Total Operating Expenses	2,851,635	144,273

NET (LOSS) BEFORE OTHER INCOME (EXPENSE)	(2,127,516)	(103,273)

OTHER INCOME (EXPENSE)
Interest income	16,841	-
Interest expense	(60,247)	-
Other expense	(5,684)	-
Minority interest	88,264	-
Organization costs	(301,000)	-
Total Other Income (Expense)	(261,826)	-

NET (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,389,342)	(103,273)
Provision for income taxes	-	-

NET (LOSS) APPLICABLE TO COMMON SHARES	$(2,389,342)	$(103,273)

NET (LOSS) PER BASIC SHARES	$(0.07)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	35,215,785	6,639,224

ARIEL WAY, INC. AND SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) RESTATED
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

	Preferred Stock		Common Stock		Additional Paid-In		Deferred Financing
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Fees	Total

Balance, February 10, 2004	$-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founders (services)	-	-	14,200,000	14,200	51,800	-	-	66,000

Common shares issued to Chivas Capital, Inc. for cash	-	-	240,000	240	29,760	-	-	30,000

Common shares issued to Chivas Capital, Inc. for services	-	-	240,000	240	29,760	-	-	30,000

Common shares issued to Market Central, Inc. for a software license agreement and prepayment for software technology support services	-	-	2,000,000	2,000	248,000	-	-	250,000

Common shares issued to Cornell Capital for equity line of credit commitment	-	-	1,980,000	1,980	1,126,620	-	(1,128,600)	-

Common shares issued for merger with Enfotec, Inc.	-	-	1,000,000	1,000	124,000	-	-	125,000

Common shares issued for creditors of Enfotec, Inc.	-	-	200,000	200	24,800	-	-	25,000

Net loss for the period	-	-	-	-	-	(103,273)	-	(103,273)

Balance, September 30, 2004	-	-	19,860,000	$19,860	$1,634,740	$(103,273)	$(1,128,600)	$422,727

Common stock issued in reverse merger			17,428,260	17,428	(17,428)	-	-	-

Common stock issued for services			499,342	499	99,369	-	-	99,868

Common stock issued for services			499,341	499	99,368	-	-	99,867

Termination Cornell deal			-	-	(1,128,600)	-	1,128,600	-

Preferred stock issued	2,000,000	2,000,000	-	-	-	-	-	2,000,000

Redemption of preferred stock	(2,000,000)	(2,000,000)	-	-	(74,301)	-	-	(2,074,301)

Net (loss) for the period	-	-	-	-	-	(2,389,342)	-	(2,389,342)

Balance, September 30, 2005	-	-	38,286,943	$38,286	$613,148	$(2,492,615)	$-	$(1,841,181)

ARIEL WAY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND THE
PERIOD FEBRUARY 10, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

		RESTATED
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,389,342)	$(103,273)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Issuance of stock for services	199,736	96,000
Depreciation, Amortization and Impairment	617,223	-
Minority Interest	(88,264)	-

Changes in assets and liabilities:
(Increase) in accounts receivable	(315,155)	-
(Increase) in prepaid expenses	(19,870)	-
Increase in accounts payable and accrued expenses	914,418	6,819
Total adjustments	1,308,088	102,819

Net cash (used in) operating activities	(1,081,254)	(454)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of intangible asset	(100,000)	-
Acquisition of property and equipment	(208,373)	-
Acquisition of financing fees	(107,500)	-

Net cash (used in) investing activities	(415,873)	-

CASH FLOWS FROM FINANCING ACTIVITIES
(Advances)	90,221	-
Proceeds from promissory notes	1,000,000	-
Proceeds and redemption from issuance of preferred stock - net	500,000	30,000

Net cash provided by financing activities	1,590,221	30,000

INCREASE IN CASH AND CASH EQUIVALENTS	93,094	29,546

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	29,546	-

CASH AND CASH EQUIVALENTS - END OF YEAR	$122,640	$29,546

ARIEL WAY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND THE
PERIOD FEBRUARY 10, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

		RESTATED
	2005	2004

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest paid	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Net cash effect of stock acquisition of Enfotec, Inc.:
Equipment, net	-	93
Goodwill	-	8,675
Accounts payable	-	309,468

	$-	$318,236

Common stock issued for the acquisition of Enfotec, Inc.	$-	$150,000

Net effect of acquisition of dbsXmedia Inc.:
Equipment, net	-	-
Contracts	210,000	-
Goodwill	100,000	-
Accounts payable	(301,000)	-

Common stock issued for the acquisition of dbsXmedia, Inc.	$9,000	$-

Common stock issued for services	$199,736	$96,000

Common stock issued for equity line of credit commitment	$-	$1,128,600

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 1-               ORGANIZATION AND BASIS OF PRESENTATION

Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”) was initially named Netfran Development Corp., and was incorporated in the State of Florida in January 2000 as a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered service mark "NETSPACE".

In 2001, the Company filed with the SEC a registration statement relating to the distribution of 3,340,088 shares of the Company’s common stock to holders of record of Netvertise, Inc., a Florida corporation, common stock as of the close of business on July 18, 2001 (the "record date"). The registration statement was declared effective on October 31, 2002. The shares were distributed on the basis of one of the Company’s shares for every share of Netvertise, Inc. held on the record date. The shares of Netvertise being distributed represented 99% of the Company’s total outstanding shares and Netvertise owned none of the Company’s shares of common stock after the distribution. The Company’s common stock began trading on the Over-The-Counter market on February 10, 2003, and was quoted on the NASD Electronic Bulletin Board and initiated trading under the symbol “NFDV”.

On February 2, 2005 the Company acquired Ariel Way, Inc., a Delaware corporation, (“Old Ariel Way”) in exchange for the issuance by the Company of 33,289,434 shares of the Company’s common stock to the former stockholders of Old Ariel Way. The acquisition was made pursuant to a Share Exchange Agreement dated January 20, 2005, between Netfran, Old Ariel Way and the shareholders of Old Ariel Way common stock. Under the terms of the Share Exchange Agreement, each share of Old Ariel Way common stock outstanding immediately prior to the Effective Date was converted into 1.6762 shares of the Company’s common stock. The Company’s outstanding common stock was not affected by the transaction besides the issuance of stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of the Company’s common stock equal to the number of Old Ariel Way common stock underlying the option or warrant immediately prior to the Effective Date multiplied by 1.6762 and the exercise price of each option or warrant issued by us equaled the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to the Effective Date divided by 1.6762.

As a result of the share exchange transaction consummated on February 2, 2005, the Company’s financial statements are based on Old Ariel Way’s operation, which became the Company’s and the business the Company formerly conducted under the name Netfran Development Corp. ceased. The Company’s fiscal year also changed as a result of the share exchange transaction from December 31 to September 30. Old Ariel Way was formed on February 10, 2004, (“the inception”), and financial statements are available from this date.

In connection with the share exchange transaction on February 2, 2005, Old Ariel Way and Elliot Krasnow, who was the Company’s Chief Executive Officer until the Effective Time, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of the Company’s common stock to Old Ariel Way for $300,000. Old Ariel Way retired the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the acquisition, Old Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P., one of the stockholders of Old Ariel Way (and now one of the Company’s stockholder). The loan bears interest at the rate of 12% per annum and was due and payable on May 31, 2005. The Company is now in default unless the Company can renegotiate the terms of the loan for an extension with Cornell Capital. Cornell Capital is not a controlling stockholder of the Company, and the Company believes the terms of the loan are at least as favorable to the Company as could be obtained from an unrelated third party. In order to induce Cornell Capital to make the loan to Old Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Old Ariel Way

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 1-               ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

before the Effective Time and the Company’s Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital. The Company expects to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on the Company’s behalf, but the terms of any such compensation have not yet been agreed to. The Company’s Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but the Company does not expect that any compensation to him will be paid in cash.

On February 2, 2005, following the Effective Date of the share exchange transaction and the Company’s acquisition of Old Ariel Way, the Company ceased to conduct the Internet franchise business conducted prior to the Effective Date in order to concentrate solely on the development of its highly secure global communications business.

On February 2, 2005, in connection with the acquisition and pursuant to the Share Exchange Agreement dated January 20, 2005, all of the Company’s executive officers resigned and the executive officers of Old Ariel Way immediately prior to the Effective Date became the Company’s new executive officers.

On February 19, 2005 the Company completed the acquisition of dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”) with offices in Washington, D.C. and United Kingdom. dbsXmedia provides satellite-based services for Business Television (BTV), digital signage, training and multimedia. The Company purchased from dbsXmedia 1,500 shares of its common stock, par value $0.001 per share. After this transaction dbsXmedia had 2,500 shares of common stock outstanding out of which the Company owns 60% and Zygot, LLC, which is owned by the management of dbsXmedia, became the minority 40% shareholder. dbsXmedia continues to operate under its existing name.

On April 21, 2005 dbsXmedia completed a transaction pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC, pursuant to which dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for $400,000 in cash, 300,000 shares of the Company’s common stock, and dbsXmedia’s assumption of ongoing contracts for infrastructure support from Loral Skynet. The ownership transition will leave unchanged the services for current customers, under an agreement that maintains the existing teleport and satellite infrastructure provided by Loral Skynet. dbsXmedia made and will make cash purchase price payment to Loral Skynet in three installments as follows: (i) $250,000 at the closing of the transaction, (ii) $75,000 on the first anniversary of the closing of the transaction; and (iii) $75,000 on the second anniversary of the Closing of the transaction. The $250,000 cash at closing was allocated from prepaid revenue transferred to dbsXmedia from Loral Skynet as part of the business acquired. As part of the transaction, the Company delivered a commitment to the benefit of dbsXMedia in the form of a Conditional Guaranty in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, having a total value of $3,000,000.

On April 28, 2005, the Company increased the total number of authorized shares of the Company’s capital stock from 50,000,000 shares, consisting solely of the Company’s common stock, to a total of 250,000,000 shares of the Company’s capital stock, consisting of 245,000,000 shares of the Company’s common stock and 5,000,000 shares of the Company’s preferred stock, with all of the preferred stock to be “blank check” preferred stock

On May 26, 2005 the Company changed the Company’s name from Netfran Development Corp. to Ariel Way, Inc. and the Company changed the Company’s trading symbol from “NFDV” to the new symbol “AWYI”.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 1-               ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

History of Old Ariel Way

Old Ariel Way was formed in the State of Delaware as a Limited Liability Corporation on February 10, 2004 and focused on providing executive management and merger and acquisition services within the area of highly secure global communications services for government customers and global telecommunications operators and corporate enterprises. On September 23, 2004, Old Ariel Way converted from a limited liability company to a Delaware corporation and changed its name to “Ariel Way, Inc.”

On September 27, 2004, Old Ariel Way closed a transaction with the publicly traded Delaware corporation Market Central, Inc. “OTCBB:MKTE”, and issued to Market Central 2,000,000 shares of Old Ariel Way common stock pursuant to the terms of a Stock Purchase Agreement dated September 24, 2004. The purchase consideration had an aggregate value of $250,000, consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000.

On September 30, 2004, Old Ariel Way entered into an Agreement and Plan of Merger with Enfotec, Inc., a private Delaware company, pursuant to which a newly formed, wholly-owned subsidiary of Old Ariel Way merged into Enfotec. The merger was consummated on September 30, 2004. As a result of the merger, Enfotec became a wholly-owned subsidiary of Old Ariel Way. On September 30, 2004, Old Ariel Way issued 1,000,000 shares of its common stock to the holders of Enfotec’s common stock, with an additional 1,000,000 shares of Old Ariel Way’s common stock held in reserve for issuance to the Enfotec stockholders if Enfotec met certain revenue milestones as of July 15, 2005. On September 30, 2004 Old Ariel Way also issued to certain creditors of Enfotec, Inc. 200,000 shares of Old Ariel Way’s common stock pursuant to the terms of a settlement of certain liabilities of Enfotec.

On April 19, 2005 Old Ariel Way designated 2,000,000 shares of Old Ariel Way preferred stock as “Series A Redeemable Preferred Stock”. Each issued and outstanding share of Old Ariel Way Series A Redeemable Preferred Stock accrues a dividend from the original issue date equal to twelve percent (12%) of the original purchase price (which was $1.00 per share, as adjusted upon any stock split, reverse stock split, combination or recapitalization affecting the shares of Series A Redeemable Preferred Stock) per annum, which shall be payable when, as and if declared by the Old Ariel Way Board of Directors. Old Ariel Way shall not pay or declare any dividends on the Common Stock of Old Ariel Way unless the full accrued and unpaid dividends on the Series A Redeemable Preferred Stock described in this paragraph have been paid.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, all of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000. The equity provided by the sale of the Series A Preferred Stock enabled us to satisfy a closing condition of a transaction to acquire the Loral Skynet Business TV client base. The preferred stock was redeemed on August 26, 2005, and the Company returned the $2,000,000 to Cornell Capital Partners, LP.

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution that exceeds the limit of insurability under the Federal Deposit Insurance Corporation. However, due to management’s belief in the financial strength of Bank of America, management does not believe the risk of keeping deposits in excess of federal deposit limits at Bank of America to be a material risk.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

Restricted Cash

The Company was during the reporting period required to maintain restricted cash for the performance of obligations under certain service agreements. On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, (“Cornell Capital”), 2,000,000 Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000. The cash proceeds provided by the sale of the Series A Preferred Stock that became restricted cash, enabled us to satisfy a closing condition of a transaction to acquire the Loral Skynet Business TV client base. Cornell Capital redeemed the 2,000,000 Series A Redeemable Preferred Stock on August 26, 2005.

Revenue Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered.

The Company, in addition to its Business Television services, from time to time receives miscellaneous revenues. During the years ended September 30, 2005 and 2004, the Company generated $55,300 and $0 in miscellaneous revenues, respectively.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Goodwill and Other Intangible Assets
In June 2001, the FASB issued Statement No. 142, “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company impaired $509,468 for the year ended September 30, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Income Taxes

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Use of Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain amounts in the September 30, 2004 financial statements were reclassified to conform to the September 30, 2005 presentation. The reclassifications in the September 30, 2004 financial statements resulted in no changes to the accumulated deficits.

Property and Equipment

Property and equipment are stated at cost and depreciated using straight-line and accelerated methods over the following estimated useful lives of the assets:

Computer equipment	3 - 5 years
Automobile	3 - 5 years
Equipment	5 - 7 years

Differences between the straight-line method of depreciation and the tax-accelerated method of depreciation are immaterial.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R ), Share-Based Payment, which supersedes APB Opinion 25, Accounting for Stock Issued to Employees, and replaces FASB Statement 123, Accounting for Stock-Based Compensation. to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The adoption of this standard will not have impact on the Company’s financial condition or results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No.3, Reporting Accounting Changes in Interim Financial Statements. This statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting a change in accounting principle. The statement will also apply to changes in accounting principle required by an accounting.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $85,748 and $0 for the years ended September 30, 2005 and 2004, respectively.

Fixed Assets

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs associated with normal maintenance, repair, and refurbishment of equipment are charged to expense as incurred. The capitalized cost of equipment under capital leases is amortized over the lesser of the lease term or the asset’s estimated useful life, and is included in depreciation and amortization expense in the consolidated statements of operations.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable (Continued)

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers. The Company has not made any allowances for the doubtful accounts as there are no material aged receivables as of September 30, 2005. Management of the Company feels the receivables are fully collectible.

Deferred Financing Fees

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and the Company entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. These shares were issued as payment for financing fees to Cornell Capital for issuing the 2004 Standby Equity Distribution Agreement and was valued at $1,128,600. The 2005 Standby Equity Distribution Agreement runs for a period of 24 months. The prior agreement was terminated and the financing fee was written off against Additional Paid-In Capital.

Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations. The Company provides the disclosure required by Statement of Financial Accounting Standard No. 123(R ), “Share Based Payment” (“SFAS 123 (R )”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 (R ) and have adopted the enhanced disclosure provisions of Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of SFAS No. 123” (“SFAS No.148”).

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted.

The Company measures compensation expense for its non-employee stock-based compensation under the FASB Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments   that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	2005	2004

Net loss	$(2,389,342)	$(103,273)

Weighted-average common shares
Outstanding (Basic)	35,215,785	6,639,224

Weighted-average common stock
Equivalents
Stock options	—	—
Warrants	—	—

Weighted-average common shares
Outstanding (Diluted)	35,215,785	6,639,224

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for September 30, 2005 and 2004 because inclusion would have been antidilutive. In addition, there were no outstanding options or warrants at September 30, 2005 and 2004, respectively.

Currency Risk and Foreign Currency Translation

The Company transacts business in currencies other than the U.S. Dollar, primarily the British Sterling Pound and the Euro Dollar. All currency transactions are undertaken in the spot foreign exchange market and the Company does not use currency forward contracts, currency options, currency borrowings interest rate swaps or any other derivative hedging strategy at this point in time.

NOTE 3-    EQUIPMENT

Property and equipment at September 30, 2005 and 2004 is as follows:
	2005	2004
Equipment	$187,407	$8,675
Computers	12,460	—
Furniture	17,181	—
Less: accumulated depreciation	(12,398)	—
Net equipment	$204,650	$8,675

Depreciation expense for the years ended September 30, 2005 and 2004 was $12,398 and $0, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 4-  DEBENTURE PAYABLE

Ariel Way, Inc. on September 30, 2004, issued a secured debenture to Cornell Capital Partners, L.P., whereas Ariel Way, Inc. would receive $500,000, with a promise to pay to Cornell Capital Partners the principal sum of $500,000 together with interest on the unpaid principal of this debenture at the rate of 5% per year from the date of the debenture until paid. The secured debenture is due on September 29, 2006 and is secured by the Company’s stock.

NOTE 5-  PROMISSORY NOTES

Ariel Way, Inc on February 2, 2005, borrowed an additional $400,000 from Cornell Capital Partners, L.P. whereas Ariel Way received the $400,000, with a promise to pay to Cornell Capital Partners the principal sum of $400,000 together with interest on the unpaid principal at the rate of 12% per annum and is due and payable on May 31, 2005 and is secured by the Company’s stock. The Company is currently in default with this loan.

Ariel Way, Inc on July 28, 2005, borrowed an additional $600,000 from Cornell Capital Partners, L.P. whereas Ariel Way received the $600,000, with a promise to pay to Cornell Capital Partners the principal sum of $600,000 together with interest on the unpaid principal at the rate of 12% per annum and is due and payable on May 31, 2006 and is secured by the Company’s stock.

NOTE 6-                 STANDBY EQUITY DISTRIBUTION AGREEMENT

On September 30, 2004, Old Ariel Way entered into a $50 million 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and the Company entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. The 2005 Standby Equity Distribution Agreement provides, generally, that Cornell will purchase up to $50 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company’s discretion. Cornell will purchase the shares at a 4% discount to the prevailing market price of the common stock.

There are certain conditions applicable to the Company’s ability to draw down on the 2005 Standby Equity Distribution Agreement including the filing and effectiveness of a registration statement covering the resale of all shares of common stock that may be issued to Cornell under the 2005 Standby Equity Distribution Agreement and the Company’s adherence with certain covenants. The registration statement has not yet become effective.

In the year ended September 30, 2005, the Company has not drawn down any funds under the 2005 Standby Equity Distribution Agreement from Cornell Capital.

NOTE 7-              STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, at $1.00 par value per share, of which none of the shares of preferred stock is outstanding as of September 30, 2005 and 2004.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, two million (2,000,000) shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel Way on April 19, 2005 with the Delaware Secretary of State on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005. These shares were redeemed by Old Ariel Way on August 10, 2005 for a redemption price of $2,074,301 including dividend and the preferred stock was returned to the Company’s treasury. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

Common Stock

As of September 30, 2005, the Company had 245,000,000 shares of common stock authorized at $0.001 par value per share, and 38,286,943 issued and outstanding.

The following describes the common stock transactions for the year ended September 30, 2005.

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital Partners, LLP. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005.

On September 30, 2004, Old Ariel Way issued to the stockholders of Enfotec 1,000,000 shares of Old Ariel Way’s common stock pursuant to the terms of a share exchange under which Old Ariel Way acquired Enfotec. In addition, on September 30, 2004, Old Ariel Way also issued to certain stockholders and creditors of Enfotec. 200,000 shares of Old Ariel Way common stock, valued at a fair value of $25,000, based on a price of $0.125 per share, pursuant to the terms of a settlement of certain liabilities of Enfotec.

On February 2, 2005, under the terms of the Share Exchange Agreement, by and among us, Old Ariel Way and the holders of Old Ariel Way common stock, dated as of January 20, 2005, each share of Old Ariel Way common stock outstanding immediately prior to February 2, 2005 was converted into 1.6762 shares of our common stock. Our then outstanding common stock was not affected by the acquisition. As a result of the acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the former stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common shares equal to the number of Old Ariel Way common shares underlying the option or warrant immediately prior to February 2, 2005 multiplied by 1.6762 and the exercise price of each option or warrant we issued equals the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to February 2, 2005 divided by 1.6762.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 7-              STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

On February 2, 2005, in connection with the Acquisition, Old Ariel Way, Inc. and Netfran Development Corp., entered into a Stock Purchase and Sale Agreement pursuant to which Netfran Development Corp. sold 300,000 shares of its common stock to Old Ariel Way, Inc., for $300,000. Old Ariel Way will retire the shares it acquired from Netfran Development Corp. As of June 30, 2005 these 300,000 shares are still issued and outstanding.

On February 2, 2005, after we acquired Old Ariel Way, we issued 499,341 shares of our common stock to Joel Bernstein, Esq., for providing legal services in connection with the acquisition transaction and we issued 499,342 shares of common stock to Mr. Michael Jordan for advisory services in connection with the acquisition transaction.

On April 28, 2005, pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P. and CyberStar, LLC, dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for cash and shares of common stock and the assumption of ongoing contracts for infrastructure support from Loral Skynet. As part of the transaction, we issued to Loral Skynet a total of 300,000 shares of common stock. The value per share at the time the transaction was $0.35 per share.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital Partners, LP, two million (2,000,000) shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel

Way on April 19, 2005 with the Delaware Secretary of State on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

NOTE 8-              PATENTS

As of September 30, 2005, the Company had filed disclosure documents with the US Patent Office on two technologies, Chain Packet Processing and Pattern Signature Recognition. These technologies are at the core of our Enfotec products. These are the enabling technologies that, we believe, allow us to perform at speeds better than proprietary platforms offered by our competitors while having an open system architecture at our core.

Enfotec filed Disclosure Documents with the US Patent Office for protection of:

-	Chained Packet Processing, “CPP”, with Patent Office Disclosure Document No. 528391; and

-	Packet Signature Recognition, “PSR” technologies, with Patent Office Disclosure Document No. 528389

We intend to actively pursue through research and development additional advanced intellectual properties in the area of global highly secure telecommunications and associated technologies and we intend to apply for protection of all intellectual properties with the US Patent Office. As of September 30, 2005, the Company has not been granted approval of any patents.

NOTE 9-              LITIGATION/ LEGAL PROCEEDINGS

As of September 30, 2005, the Company was not party to any material legal proceedings.

NOTE 10-              PROVISION FOR INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting will either be taxable or deductible when the assets or liabilities are recovered or settled. The difference between the basis of assets and liabilities for financial and income tax reporting are not material therefore, the provision for income taxes from operations consist of income taxes currently payable.

There were no provisions for income taxes for the period ended September 30, 2005.

At September 30, 2005, deferred tax assets approximated the following:

Deferred tax assets	$997,046
Valuation for deferred asset	(997,046)
Net deferred tax assets	$—

At September 30, 2005, the Company had accumulated deficits approximating $2,492,615, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future period.

NOTE 11-              GOING CONCERN

The Company and its Subsidiaries’ consolidated financial statements have been prepared on the basis that it will continue as a going concern, which contemplates the realization of asset values and the satisfaction of liabilities in the normal course of business. Certain conditions indicate that the Company may be unable to continue as a going concern:

-	The Company reported net losses of $2,389,342 and $103,273 for the year and period ended September 30, 2005 and 2004.

-	Net cash used by the Company's operating activities was $1,081,254 and $454 for the years ended September 30, 2005 and 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

-	At September 30, 2005, stockholder's equity was $(1,841,181) and included an accumulated deficit of ($2,492,615).

-	At September 30, 2005 there was working capital deficit of $2,394,316.

-	The Company had gross profit margins of $724,119 and $41,000 for the years ended September 30, 2005 and 2004.

The Company expects positive cash flow from operations end fiscal year 2006, however, the Company will require additional funding to cover expected negative cash flows until end fiscal year 2006.

The Company's ability to continue as a going concern is dependent upon increasing its revenues and gross profit margins to cover cost of revenues and other operating expenses, generating positive cash flows from operations, obtaining debt or equity capital to fund expected negative operating cash flows and returning the Company to profitable operations. In this connection, the Company has adopted the following operating and management plans to in order to provide positive cash flow from operations end fiscal year 2006:

-	Expand and develop its Business TV business with existing customer base and additional contract for new services.

-	Continue to develop and expand its digital signage business through targeted marketing initiatives in both the US and Europe.

-	Continue overall cost and expense control and adoption of efficient service and equipment roll-out approaches resulting in improved gross profits and reduced operating expenses.

-	Expand operation and revenue base through an aggressive acquisition program of profitable companies with operation and services with synergy to its current operation.

-
Develop strategic partnerships with major companies in the area of secure wireless communications supporting the Company’s strategy. This strategic initiative is believed to provide increased revenues and result in reduced operating expenses.

-	Develop strategic partnerships with major companies providing content and advertising services for the Company’s digital signage operation roll-out.

-	Negotiate with creditors including Cornell Capital in order to convert current debt to equity to significantly improve the Company’s working capital deficit.

-	Raise additional capital.

Although the results of these actions cannot be predicted with certainty, management believes that if the Company can continue to increase its revenues and gross profit margins, reduce expenses, and can obtain additional debt or equity financing to fund the negative cash flow from operations in 2006, the Company has the ability ultimately to return to profitability.

NOTE 12- RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its previously issued financial statements for the period February 10, 2004 (inception) through September 30, 2004 on its report dated November 29, 2004. The Company has restated its financial statements to decrease the amount of goodwill recorded for the purchase of Enfotec, Inc., in the period ended September 30, 2004. The transaction reflected the issuance of the Company’s common stock shares in exchange for the assets and liabilities of Enfotec, Inc. The financial statements have been restated as fair value of the stock price of the 1,200,000 shares issued was reduced from $0.596 per share to $0.125 per share. These transactions did not result in a change in net loss applicable to common shares for the period ended September 30, 2004, but resulted in a decrease in the net stockholders’ deficit during period to $422,727.

NOTE 13-              SUBSEQUENT EVENTS

On October 13, 2005, the Company announced the appointment of Victor Halpert to the Company’s board of directors. Mr. Halpert is the Managing Member of Halpert Capital, LLC and has a number of years experience in finance, investments, and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD FEBRUARY 10, 2004 (INCEPTION)
THROUGH SEPTEMBER 30, 2004

equity research from firms to include Salomon Smith Barney, Robertson Stephens and Israel Equity Research & Management in Chicago.  Mr. Halpert is on the board of directors of Top Image Systems (NASDAQ-TISA), Unity Wireless (NASDAQ-UTYW) and Israel Technology Acquisition (NASDAQ-ISLT). Mr. Halpert has a bachelor’s of science degree in Accounting from State University of New York, College at New Paltz, NY, a Master of Science in Accounting from the University of Illinois at Chicago, Graduate Business School and an MBA from the University of Chicago Graduate Business School.

On October 20, 2005, the Company announced the appointment of William Stapleton to the Company’s advisory board. Mr. Stapleton is the president and managing director of the Stapleton Group, Inc., a management consulting firm with emphasis on the start-up and restructuring of high-performance telecommunications companies. He has performed executive management duties for 11 mid-sized companies since 1995 and assisted Goldman Sachs, Citicorp, MCI WorldCom, Siemens and others with capital restructuring, asset recovery services and interim management assignments. He was a director at AT&T, responsible for leading and executing marketing and sales efforts to assist various AT&T business segments to achieve growth and profitability. Stapleton has served on the board of directors of SCii Telecom, SA, Lasergate Systems, Inc., and GVN Technologies. He holds a degree in business from Syracuse University and completed academic fellowships at MIT, Cambridge Institute of Technology, the University of Pennsylvania, Wharton School of Business Management and the Menniger Institute for Personal Behavior Studies.

On October 26, 2005 the Company announced that the Company’s subsidiary dbsXmedia, Inc. had opened a new European headquarters in Plymouth, UK. The move finalizes dbsXmedia's integration of the business and systems acquired from Loral Space and Communications to support dbsXmedia’s European business television division.

On January 12, 2006 the Company announced that its subsidiary, dbsXmedia, Inc., has signed a new multi-year contract with Avnet, Inc. to provide business television network infrastructure and technology to allow migration to IP services over time.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Ariel Way, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

_________________________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐ except the common stock offered by this prospectus;

☐ in any jurisdiction in which the offer or solicitation is not authorized;

☐ in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

☐ to any person to whom it is unlawful to make the offer or solicitation; or

☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

☐ there have been no changes in the affairs of Ariel Way, Inc. after the date of this prospectus; or

☐ the information contained in this prospectus is correct after the date of this prospectus.
PROSPECTUS 199,570,307 Shares of Common Stock ARIEL WAY, INC. August 7, 2006

_________________________

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

Information Not Required In Prospectus

Item 24. Indemnification Of Directors And Officers

Indemnification

Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$9,000
Printing and Engraving Expenses	$3,000
Accounting Fees and Expenses	$22,000
Legal Fees and Expenses	$40,000
Blue Sky Qualification Fees and Expenses	$5,000
Miscellaneous	$6,000
TOTAL	$85,000

Item 26. Recent Sales Of Unregistered Securities

Recent Sales of Unregistered Securities

The following provides information concerning all sales of our securities within the last three years that were not registered under the Securities Act of 1933:

On January 2003, we issued 33,738 shares of our common stock as payment for legal services rendered to us during 2002. The value per share at the time legal services were rendered was $0.24 per share. These shares were deemed issuable as of December 31, 2002. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On February 11, 2003, pursuant to our 2003 Stock Incentive Plan, we granted to three executives and directors shares of restricted common stock. Each participant signed a restricted stock award agreement in connection with such grant. The awarded shares contain a restrictive legend restricting transfer without registration under the Securities Act of 1933 or an exemption there from. Each such participant is an accredited investor under Regulation D. The grantees were: Elliot Krasnow 200,000 shares; Robert S. Steinberg 100,000 shares; and Dellray Lefevere 25,000 shares. The value per share at the time the services were rendered was $0.25 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On July 22, 2003, we signed a letter agreement with Stategica Management LLC of Miami, Florida to provide advisory services designed to generate at least $10 million of value over a three-year period ending in 2006. The value was to be in the form of funding, acquisition transactions or other business transactions identified by Strategica. In connection with the agreement, we issued 668,018 shares of common stock to Strategica. Since there could be no assurance of any level of value we may receive from such engagement, we retained the option to repurchase such shares to the extent that $10 million of value, as defined in the agreement, was not provided by Strategica during the term of the engagement. The value per share at the time the services were rendered was assumed to be $0.25 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On August 19, 2004, we terminated our advisory agreement with Strategica Management LLC, as reported on Form 8-K filed with the Commission on August 26, 2004. The 668,018 shares of common stock issued to Strategica Management LLC were returned to the transfer agent for cancellation.

On February 2, 2005, under the terms of the Share Exchange Agreement, by and among us, Old Ariel Way and the holders of Old Ariel Way common stock, dated as of January 20, 2005, each share of Old Ariel Way common stock outstanding immediately prior to February 2, 2005 was converted into 1.6762 shares of our common stock. Our then outstanding common stock was not affected by the acquisition. As a result of the acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Old Ariel Way. In addition to the common stock issued to the former stockholders of Old Ariel Way, under the Share Exchange Agreement each outstanding option or warrant to purchase Old Ariel Way common stock was converted into an option to purchase the number of shares of our common shares equal to the number of Old Ariel Way common shares underlying the option or warrant immediately prior to February 2, 2005 multiplied by 1.6762 and the exercise price of each option or warrant we issued equals the exercise price of the corresponding Old Ariel Way option or warrant in effect immediately prior to February 2, 2005 divided by 1.6762. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On February 2, 2005, after we acquired Old Ariel Way, we issued 499,341 shares of our common stock to Joel Bernstein, Esq., for providing legal services in connection with the acquisition transaction and we issued 499,342 shares of common stock to Mr. Michael Jordan for advisory services in connection with the acquisition transaction. The value per share at the time the shares were issued was $0.30 per share which was the closing price as of February 2, 2005.

On April 28, 2005, pursuant to an asset Purchase Agreement with Loral Skynet Network Services, Inc., CyberStar L.P. and CyberStar, LLC, dbsXmedia purchased Loral Skynet’s Business Television product line and assumed the management and further development of Loral Skynet’s traditional business television services (BTV). Under the terms of the transaction, dbsXmedia acquired Loral Skynet’s BTV client base in exchange for cash and shares of common stock and the assumption of ongoing contracts for infrastructure support from Loral Skynet. As part of the transaction, we issued to Loral Skynet a total of 300,000 shares of common stock. The value per share at the time the transaction was $0.35 per share. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On October 12, 2005, we issued 100,000 shares of our common stock to MarketLink Technologies, L.L.C. pursuant to a settlement agreement between our Company and MarketLink Technologies, L.L.C. related to Enfotec, Inc. liabilities dated September 9, 2005. The value per share at the time the shares were issued was $0.03 per share which was the closing price as of October 12, 2005.

On December 31, 2005, the Company negotiated a settlement agreement that includes that the Company must issue a warrant at 3,000,000 shares of the Company’s common stock to Loral Skynet at a warrant exercise price of $0.05 per share. The Company intends to treat this as an interest charge at $150,000 upon the consummation of the settlement agreement. On July 25, 2006, a settlement and general release had been reached with Loral Skynet effective upon payment to Loral Skynet of the Settlement Payment. The closing of the settlement and general release is required to occur no later than August 15, 2006, unless otherwise agreed upon by the parties. As of the date of this filing the settlement and release had not been financially satisfied, and may not be satisfied unless outside funding is received.

On September 23, 2004, Old Ariel Way issued an aggregate of 14,680,000 shares of its common stock in connection with a conversion to a corporation from a predecessor limited liability company, Ariel Way, LLC, as follows: 7,600,000 shares to The Dunhem Family Partnership, 2,800,000 shares to Anand Kumar, 1,100,000 shares to Magdy Battikha, 900,000 shares to Aziz Bennani, 900,000 shares to Voula Kanellias, 480,000 shares to Chivas Capital, Inc., 400,000 shares to J. David Morris, 300,000 shares to Michael H. Jordan, and 200,000 shares to Steven Toro. All of the shareholders had acquired their limited liability company interests from Ariel Way, LLC at various dates from the forming of Ariel Way, LLC on February 10, 2004. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 27, 2004, Old Ariel Way issued to Market Central, Inc., 2,000,000 shares of Old Ariel Way’s common stock pursuant to the terms of a Stock Purchase Agreement for a purchase consideration in an aggregate value of $250,000, consisting of the rights to certain software technology with a value of $200,000 and development/support services consideration rendered by Market Central’s senior executives with a value of $50,000. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 30, 2004, Old Ariel Way entered into a 2004 Standby Equity Distribution Agreement with Cornell Capital. This agreement was terminated on July 20, 2005 and we entered into a new 2005 Standby Equity Distribution Agreement with Cornell Capital on July 21, 2005. In connection with the 2004 Standby Equity Distribution Agreement, Cornell Capital received a commitment fee in the form of 1,980,000 shares of Old Ariel Way common stock that were converted into an aggregate of 3,318,876 shares of our common stock as a result of our acquisition of Old Ariel Way on February 2, 2005. The issuance of the shares was valued at $1,128,600, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 30, 2004, Old Ariel Way issued to the stockholders of Enfotec 1,000,000 shares of Old Ariel Way’s common stock pursuant to the terms of a share exchange under which Old Ariel Way acquired Enfotec. In addition, on September 30, 2004, Old Ariel Way also issued to certain stockholders and creditors of Enfotec. 200,000 shares of Old Ariel Way common stock, valued at a fair value of $114,000, based on a price of $0.57 per share, pursuant to the terms of a settlement of certain liabilities of Enfotec. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On April 21, 2005, Old Ariel Way sold and issued to Cornell Capital, 2,000,000 shares of the Series A Redeemable Preferred Stock of Old Ariel Way, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel Way on April 19, 2005 with the Delaware Secretary of State on the terms and conditions set forth in a Stock Purchase Agreement by and between Ariel Way, Inc. and Cornell Capital Partners, LP, dated April 19, 2005. These shares were redeemed by Old Ariel Way on August 10, 2005 for a redemption price of $2,074,301 including dividend and the preferred stock was returned to Old Ariel Way’s treasury. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act. Each such issuance was made pursuant to individual contracts, which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about us to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

Item 27. Exhibits And Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Exhibit
No.	Description	Location
2.1	Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of December 29, 2004.	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 8, 2005 (File No. 0-50051)

2.2	Amendment to Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of January 20, 2005.	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on February 8, 2005 (File No. 0-50051)

2.3	Stock Purchase Agreement among Ariel Way, Inc. and dbsXmedia, Inc., dated February 25, 2005.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on February 28, 2005 (File No. 0-50051)

2.4	Asset Purchase Agreement by and among dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and Netfran Development Corp. dated February 18, 2005.	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.5	Amendment No. One to Asset Purchase Agreement by and among dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and Netfran Development Corp., dated April 13, 2005	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.6	Security Agreement between dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC dated February 18, 2005	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.7	Teleport Service Agreement by and between dbsXmedia, Inc., and Loral Skynet Network Services, Inc., dated February 18, 2005	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.8
Guaranty Agreement by Netfran Development Corp. in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, dated February 18, 2005
Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed on April 28, 2005 (File No. 0-50051)

2.9	Stockholders Agreement by and among dbsXmedia, Inc., Netfran Development Corp., and Zygot, LLC, dated February 21, 2005	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on February 28, 2005 (File No. 0-50051)

2.10	Stock Purchase Agreement between Ariel Way, Inc. and Market Central, Inc., dated September 24, 2004	Filed herewith

2.11	Agreement and Plan of Merger between Ariel Way, Inc. and Enfotec, Inc., dated September 30, 2004	Incorporated by reference to Exhibit 2.5 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

2.12	Settlement Agreement by and among dbsXmedia Inc., Ariel Way, Inc., Loral Skynet Network Services, Inc., Loral Cyberstar L.L.C., and CyberStar LLC, dated July 25, 2006.	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2006 (File No. 0-50051)

3.1	Articles of Incorporation, dated January 24, 2000, of Registrant	Incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form SB-2 (file no. 333-102894) filed on July 26, 2001 (File No. 0-50051)

3.2	By-laws of Registrant, dated January 24, 2000.	Incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form SB-2 (file no. 333-102894) filed on July 26, 2001. (File No. 0-50051)

3.3	Articles of Amendments to Articles of Incorporation, dated April 28, 2005, of the Registrant	Incorporated by reference to Exhibit A to the Company's Schedule 14C Information Statement filed on April 28, 2005.

3.4	Certificate of Conversion of Ariel Way, LLC, dated September 23, 2004.	Filed herewith

3.5	Certificate of Incorporation of Ariel Way, Inc. (DE), dated September 23, 2004.	Filed herewith

3.6	Certificate of Designations of Series A Redeemable Preferred Stock, dated April 19, 2005	Filed herewith

3.7	By-Laws of Ariel Way, Inc. (DE), dated September 23, 2004	Filed herewith

5.1	Legal Opinion of Kelley Drye & Warren LLP	To be filed by amendment

10.1	Investment Agreement by and between Cornell Capital Partners, LP, Montgomery Equity Partners, Ltd., and Ariel Way, Inc., dated February 28, 2006.	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 (File No. 0-50051)

10.2	Registration Rights Agreement by and between Cornell Capital Partners, LP, Montgomery Equity Partners, Ltd., and Ariel Way, Inc., dated February 28, 2006.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 (File No. 0-50051)

10.3	Irrevocable Transfer Agent Instructions by and between Ariel Way, Inc., and Florida Atlantic Stock Transfer, Inc. dated February 28, 2006.	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 (File No. 0-50051)

10.4	Ariel Way, Inc. Certificate of Designation, as filed with Florida Secretary of State - Series A Convertible Preferred Stock, dated February 28, 2006.	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 (File No. 0-50051)

10.5	Independent Contractor Consulting Agreement between Securities Counseling and Management, Inc. and Ariel Way, Inc. dated August 16, 2004	Incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K(File No. 0-50051)B filed on April 15, 2005

10.6	Warrant Agreement between Ariel Way, Inc. and Arne Dunhem dated August 1, 2004 and Amendment No. 1 to Warrant Agreement between Arne Dunhem and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.7	Warrant Agreement between Ariel Way, Inc. and Anand Kumar dated August 10, 2004 and Amendment No. 1 to Warrant Agreement between Anand Kumar and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.8
Warrant Agreement between Ariel Way, Inc. and Voula Kanellias dated August 10, 2004 and Amendment No. 1 to Warrant Agreement between Voula Kanellias and Netfran Development Corp., dated March 21, 2005.
Incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.9	Warrant Agreement between Ariel Way, Inc. and Magdy Battikha dated November 1, 2004 and Amendment No. 1 to Warrant Agreement between Magdy Battikha and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.10	Warrant Agreement between Ariel Way, Inc. and Aziz Bennani dated November 1, 2004 and Amendment No. 1 to Warrant Agreement between Aziz Bennani and Netfran Development Corp., dated March 21, 2005.	Incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB filed on April 15, 2005 (File No. 0-50051)

10.11	Independent Contractor Services Fee Agreement between Michael Jordan and Netfran Development Corp., dated December 28, 2004	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed on February 28, 2004 (File No. 0-50051)

10.12	Legal Services Fee Agreement between Joel Bernstein, Esq. and Netfran Development Corp., dated December 28, 2004	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed on February 28, 2004 (File No. 0-50051)

10.13	Warrant Agreement between Ariel Way, Inc. and Oberon Securities, LLC dated May 28, 2005.	Filed herewith

21.1	List of Subsidiaries	Filed herewith

23.1	Consent of Kelley Drye & Warren LLP.	Contained in Exhibit 5.1.

23.2	Consent of Bagell, Josephs & Company, L.L.C.	Filed herewith

24.1	Powers of Attorney	Included on signature page

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Vienna, Virginia.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Name: Arne Dunhem
Title: President and Chief Executive Officer
Date: August 7, 2006

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arne Dunhem his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Arne Dunhem	President and Chief Executive Officer,	August 7, 2006
Arne Dunhem	Chairman of the Board (Principal Executive Officer) and
Acting Chief Financial Officer (Acting Financial and
Principal Accounting Officer)

/s/ Leif T. Carlsson	Director	August 7, 2006
Leif T. Carlsson